As filed with the Securities and Exchange Commission on June 29, 2021

    Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RENAVOTIO, INC.
(Exact name of Registrant as specified in its charter)

Nevada	8742	9909275424
Incorporation	(Primary Standard Industrial	(I.R.S. Employer
or organization)	Classification Code Number)	Identification Number)

Incorp Services, Inc.

3773 Howard Hughes Parkway, Suite 500S

Las Vegas, Nevada 89169

800 246-2677

(Name, address, telephone number of agent for service)

601 South Boulder

Suite 600

Tulsa, Oklahoma 74119

(888) 928-1312

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Communication Copies to

Frederick M. Lehrer, P.A.

Frederick M. Lehrer, Esq.

Attorney and Counselor at Law

2108 Emil Jahna Road

Clermont, Florida 34711

flehrer@securitiesattorney1.com

(561) 706-7646

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” herein for a discussion of information that should be considered in connection with an investment in our securities.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	18,727,407	(1)(2)	$0.078	(3)	$1,460,737	$159.36

__________

1)

Represents shares offered to Selling Stockholder, GHS Investments, LLC (“GHS”). Includes an indeterminable number of additional shares of Common Stock, pursuant to Rule 416 under the Securities Act that may be issued to prevent dilution from stock splits, stock dividends or similar transaction that could affect the shares to be offered by Selling Stockholder.

2)	Consists of 18,727,407 Common Stock Shares that we may issue to GHS pursuant to Company directed drawdowns pursuant to the terms and conditions of the June 18, 2021 Equity Financing Agreement with GHS.

3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and is based upon the closing price of $0.078 per share of the Registrant’s Common Stock on the OTCQB on June 25, 2021.

The Registrant hereby may amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed without notice. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither the Registrant nor the Selling Stockholder are soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON JUNE 29, 2021

Renavotio, Inc.

18,727,407 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 18,727,407 shares of our Common Stock Shares, par value $0.001 per share (the “Common Stock”) to be issued to GHS Investments LLC, a Nevada Limited Liability Company (“GHS”) (the “Selling Stockholder”) pursuant to Company directed drawdowns under the Equity Purchase Agreement with GHS, which we are required to register herein.

The 18,727,407 Common Stock Shares,  which may be sold pursuant to this Prospectus, would constitute an aggregate 13.33% of the Company’s issued and outstanding shares as of June 29, 2021, assuming that we sell all 18,727,407 shares to the Selling Stockholder.

GHS is a Selling Stockholder and is deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Act”) and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents, if any, and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or equivalent expenses and expenses of legal counsel applicable to the sale of the shares.

Our Common Stock is subject to quotation the OTCQB Market under the symbol “RIII”. On June 28, 2021, the last reported sales price for our Common Stock was $0.0759 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock. We will not receive proceeds from the sale of shares of our Common Stock in the open market or negotiated prices by GHS. However, we will receive cash proceeds from GHS pursuant to Put Notices we solely determine to issue to GHS followed by GHS’ Purchase Notices to us. The Selling Stockholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We provide more information about how the Selling Stockholder may sell its shares of common stock in the section titled “Plan of Distribution”. We will pay for all expenses of this Offering, except that the Selling Stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of legal counsel applicable to the sale of the shares.

The prices at which the Selling Stockholder may sell the shares of Common Stock in this Offering will be determined by the prevailing market prices for the shares of Common Stock or in negotiated transactions.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 10 where we describe specific risks associated with an investment in these securities before you make your investment decision.

Prior to his Offering, there has been a limited market for our securities. While our common stock is quoted on OTC Markets, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

This Offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of when the time of delivery of this prospectus or the sale of any Common Stock occurs.

The date of this Prospectus is June 29, 2021.

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RENAVOTIO, INC.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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Financial Statements

Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The Selling Stockholder may not sell the securities listed in this Prospectus until the Registration Statement filed with the Securities and Exchange Commission is effective. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about us and our Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31, 2021 and our fiscal years ended December 31, 2020 and December 31, 2019 are included in this prospectus, in addition to which our interim unaudited financial statements for the period ending March 31, 2021 are also included. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue.  These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements” at page 9 of this Prospectus .

Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us” refers to Renavotio, Inc. (previously known as Success Entertainment Group International, Inc.), GHS Investments, LLC is referred to herein as “GHS” or the “Selling Stockholder” or “Selling Stockholder GHS”.

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This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus.

We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

Overview

On April 3, 2020, as a result of our acquiring Renavotio Infratech, Inc. through a Securities Exchange Agreement, we adopted a new business plan provided by our subsidiary, Renavotio Infratech, Inc. and its subsidiary, Utility Management Corp. and our Subsidiaries Utility Management & Construction, LLC and Cross-Bo Construction, LLC, consisting of:

•	Medical Infrastructure, including Personal Protection Equipment, Gowns, Mask, Gloves, Marketing and Production.
•	Utility Management. Water plant and Environmental monitoring.
•	Underground Infrastructure installation including Fiber optic, 5G, water and sewer installations and construction.

Corporate History

We were incorporated in the State of Nevada on January 30, 2013 under the name Altimo Group Corp. Our complete corporate history is located beginning at page 45.

Name Change and Symbol Change

On September 25, 2020, with a Market Effective Date of September 28, 2020, FINRA approved our name change from Success Entertainment Group International, Inc. to Renavotio, Inc., and our OTCQB ticker symbol change to “RIII.” We changed our corporate name with the State of Nevada to Renavotio, meaning “reborn” in Latin, to better illustrate our current business operations, most significantly our infrastructure services

Wholly Owned Subsidiaries

Our wholly owned subsidiaries are:

•	Renavotio Infratech, Inc., a Delaware corporation.
•	Utility Management Corp, a Delaware corporation.
•	Utility Management & Construction, LLC and Cross-Bo Construction, LLC, both Oklahoma Limited Liability Companies.

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Summary of Risk Factors

This Offering, which provides for the registration of Shares by GHS, as the Selling Stockholder and the subsequent public resale of such shares, involves substantial risk. Our ability to execute our business strategy is also subject to certain risks. The risks described under the heading “Risk Factors” included elsewhere in this Prospectus may cause us not to realize the full benefits of our business plan and strategy or may cause us to be unable to successfully execute all or part of our strategy. Some of the most significant challenges and risks are:

•	Our operations and financial performance could be negatively impacted if we fail to develop our business and acquisitions and expand as we anticipate.
•	We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders
•

We may be unable to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.

•	GHS’ sales of our Common Stock may cause material dilution to our existing stockholders.
•	An investment in our shares is highly speculative.
•	Our stock price may decline because GHS will pay less than the then-prevailing market price of our common stock.
•	We may not have access to the $10,000,000 full amount of the Equity Financing Agreement dated June 18, 2021 with GHS Investments (“EFA”),
•	We have a limited operating history in our new business of Infrastructure Services.
•	We have a history of operating losses and if we fail to obtain adequate financing or develop profitable operations, you may lose your entire investment in or Common Stock Shares.
•	We may adversely be impacted due to the outbreak of the coronavirus, COVID-19, and the subsequent distribution of vaccinations and the impact of variants to COVID-19, that could adversely affect domestic and foreign economies and the financial prospects of our products and services.

Before you invest in our Common Stock, you should carefully consider all the information in this Prospectus, including matters set forth under the heading “Risk Factors.”

Where You Can Find Us

Our principal executive office and mailing address and phone number are: 601 South Boulder Ave., Suite 600, Tulsa, Oklahoma 74119; telephone Number (888) 928-1312.

Our Filing Status as a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

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•	A requirement to have only two years of audited financial statements and only two years of related MD&A;
•

Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”);

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and
•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Act”) for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as we are an emerging growth company, regardless of whether we remain a smaller reporting company.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies.”

SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data is derived from our condensed financial statements for the periods ended March 31, 2021 and December 31, 2020.

	March 31,	December 31,
	2021	2020
	(Unaudited)	(Audited)
Assets
Current assets
Cash	$419,405	$113,798
Accounts receivable, net of allowance	122,420	130,301
Inventory	232,344	232,344
Prepaid expenses	3,466,668	-
Other receivables, related party	253,772	147,553
Other current assets	2,165	2,165
Total current assets	4,496,774	626,161

Property and equipment, net of accumulated depreciation	327,078	486,096
Goodwill	3,553,698	3,553,698

Total assets	$8,377,550	$4,665,955

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$1,388,226	$75,586
Accrued expenses	74,090	71,695
Other payables	1,696,500	-
Convertible notes payable, net of discount	427,372	500,189
Notes payable, current portion, net of discount	548,384	724,910
Advances payable	275,000	-
Total current liabilities	4,409,572	1,372,380

Notes payable, net of current portion	3,087,318	2,603,467

Total liabilities	7,496,890	3,975,847

Commitments and contingencies (Note 7)

Stockholders’ equity (deficit)
Preferred stock, Series A, $0.00001 par value, 20,000,000 shares authorized, 20,000,000 issued and outstanding, respectively	200	200
Preferred stock, Series C, $0.00001 par value, 11,442,857 shares authorized, 11,442,857 issued and outstanding, respectively	114	114
Common stock, $0.001 par value, 500,000,000 shares authorized, 130,170,804 and 120,200,005 issued and outstanding, respectively	130,171	120,200
Additional paid-in capital	3,827,052	3,330,221
Accumulated deficit	(3,076,877)	(2,760,627)
Accumulated other comprehensive income (loss)	-	-

Total stockholders’ equity (deficit)	880,660	690,108

Total liabilities and stockholders’ equity (deficit)	$8,377,550	$4,665,955

See Notes to Financial Statements

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RENAVOTIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended
	March 31,
	2021	2020
	(Unaudited)	(Unaudited)

Revenues	$370,636	$-
Cost of revenues	224,986	-
Gross profit	145,650	-

Operating expenses
General and administrative	511,012	99,274
Depreciation	159,018	-
Total operating expenses	670,030	99,274

Loss from operations	(524,380)	(99,274)

Other income and (expense)
Interest expense	(95,837)	-
Other income	353,967	-
Other expense	(50,000)	-
Total other income (expense)	208,130	-

Net loss	$(316,250)	$(99,274)

Other comprehensive income (loss)
Foreign currency translation adjustment	-	891

Comprehensive loss	$(316,250)	$(98,383)

Loss per share	$-	$-

Weighted average shares outstanding - basic	125,871,414	75,135,000

See Notes to Financial Statements

Special Note Regarding Forward-Looking Statements

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should not invest in our securities if you cannot afford to lose your entire investment. In deciding whether you should invest in our securities, you should carefully consider the following information together with all of the other information contained in this Current Report. Any of the following risk factors can cause our business, prospects, financial condition or results of operations to suffer and you to lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

If we are unable to manage our anticipated growth effectively, our business could be adversely affected.

A significant expansion of our operations with the addition of our operating subsidiaries, and new personnel will be required in all areas of our operations in order to implement our acquisitions in the business of infrastructure services and sales of personal protection equipment. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. For us to continue to manage such growth, we must put in place legal and accounting systems, and implement human resource management and other tools. There is no assurance that we will be able to successfully manage this anticipated rapid growth. A failure to manage our growth effectively could materially and adversely affect our results of operations.

We have a limited operating history and are subject to the risks encountered by early-stage companies.

Because our new business has a limited operating history within our operations, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets.

We have had negative cash flows from operations since inception; we will require significant additional financing, the availability of which cannot be assured, and if our company is unable to obtain such financing, our business may fail.

To date, we have had negative cash flows from operations and have depended on sales of our equity securities and debt financing to meet our cash requirements. We may continue to have negative cash flows. We have estimated that we will require approximately $2,000,000 to fully carry out our business plan for the next twelve months. There is no assurance that actual cash requirements will not exceed our estimates. We will require additional financing to finance working capital and pay for operating expenses and capital requirements until we achieve a positive cash flow.

Our ability to generate positive cash flow will be dependent upon our ability to generate sufficient revenues from our new business plan and raise significant additional financing. If we are unable to obtain such financing, we will not be able to fully develop our business. Specifically, we will need to raise additional funds to:

•	support our planned growth and carry out our business plan
•	hire top quality personnel for all areas of our business; and
•	address competing technological and market developments

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We be unable to obtain additional equity or debt financing on acceptable terms as required. Even if financing is available, it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements. Any additional equity financing may involve substantial dilution to our then existing shareholders. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results and compete effectively. More importantly, if we are unable to raise further financing when required, we may be forced to scale down our operations and our ability to generate revenues may be negatively affected.

We expect to incur substantial expenses to meet our reporting obligations as a public company.

We estimate that it will cost approximately $150,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company, funds that would otherwise be spent for our business operations. Our public reporting costs may increase over time, which will increase our expenses and may decrease our potential profitability.

We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders; we may be unable to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.

We expect to incur additional costs associated with operating as a public company and to require substantial additional funding to continue to pursue our business and our expansion plans. We may also encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we expect that we will need to obtain substantial additional funding in order to continue our operations. To date, we have financed our operations entirely through equity investments by related parties and other investors and the incurrence of debt. We expect to continue to do so in the foreseeable future. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it will result in dilution to our existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we will likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce, or eliminate development of new programs or future marketing efforts. Any of these events could significantly harm our business, financial condition, and prospects.

Our officers and director may be subject to conflicts of interest

Our officers and directors provide their services on a non-exclusive, part-time basis, and may therefore become subject to conflicts of interest resulting from their other activities.

Billy Robinson, our Chief Executive Officer/Chief Financial Officer, devotes his working time also to other business endeavors, which include serving as Chairman of UAV Corp, an Aerospace communications, Airship, and drone business. Potential conflicts may arise between our CEO’s responsibilities to us and those to UAV Corp, including how much time he devotes to our affairs, as well as what business opportunities may be presented to him, which may arise in a conflict of interest between his interests in UAV Corp and our interests. Billy Robinson controls 50.11% of our outstanding voting shares through his ownership of 16,950,000 Preferred Class A Shares. Robert Mackey, our Chief Operating Officer/Director is also the President of Utility Management and Construction, LLC and Cross Bo Construction, LLC, which companies are our wholly owned subsidiaries. Dr. Robert Mackey owns 5.7% of our fully diluted outstanding shares. Accordingly, there are potential and actual conflicts of interests between and among our Chief Operating Officer’s interests and our interests.

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Currently, we have no policy in place to address such conflicts of interest. As a result, our business and results of operations could be materially adversely affected if our officers favor the interests of their interests in other corporations they control over our interests.

A terrorism attack, other geopolitical crisis, or widespread outbreak of an illness or other health issue, such as the current Coronavirus outbreak, could negatively impact our operations.

Our operations are susceptible to global events, including acts or threats of war or terrorism, international conflicts, political instability, and natural disasters. The occurrence of any of these events could have an adverse effect on our business results and financial condition.

We are susceptible to a widespread outbreak of an illness or other health issue, such as the recent Coronavirus (also referred to herein as “Covid 19”) outbreak first reported in Wuhan, Hubei Province, China in December 2019, resulting in millions of confirmed cases identified around the world and in countries in which we conduct business, including the United States. The outbreak has caused governments to implement quarantines, implement significant restrictions on travel, closed schools, and workplaces, and implement work restrictions, all of which can impair normal business operations. Globally air travel has been significantly interrupted as has air freight, ocean freight, and even truck deliveries.

As a result of pandemic outbreaks, businesses have been shut down, supply chains have been interrupted, slowed, or rendered inoperable, and individuals can become ill, quarantined, or otherwise unable to work and/or travel due to health reasons or governmental restrictions. Governmental mandates have required forced shutdowns of our facilities for extended or indefinite periods and, if there is a “fourth” wave of COVID-19, may occur again. In addition, these widespread outbreaks of illness could adversely affect our workforce resulting in serious health issues and absenteeism. Pandemic outbreaks and slow recovery could also interfere with general commercial activity related to our supply chain and customer base, which could have an adverse effect on our financial condition and operational results. See additional risk factors regarding COVID-19 below.

Our operations are substantially dependent upon key personnel.

Our performance is substantially dependent on the continued services and performance of William (“Billy”) Robinson, our Chief Executive Officer/Chief Financial Officer, our Chief Operating Officer, Dr. Robert Mackey and our Chief Compliance Officer, Brian Kistler. The loss of services of any of our executive officers or other key employees could have a material adverse effect on our business, financial condition, and results of operations. In addition, any future expansion of our business will depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled managerial, marketing, customer service and manufacturing personnel, and our inability to do so could have a material adverse effect on our business, financial condition and results of operations.

Cybersecurity incidents could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation and results of operations.

Global cybersecurity threats can range from uncoordinated individual attempts to gain unauthorized access to our information technology (“IT”) systems to sophisticated and targeted measures known as advanced persistent threats. While we employ comprehensive measures to prevent, detect, address and mitigate these threats (including access controls, data encryption, vulnerability assessments, management training, continuous monitoring of our IT networks and systems and maintenance of backup and protective systems), cybersecurity incidents, depending on their nature and scope, could potentially result in the misappropriation, destruction, corruption or unavailability of critical data and confidential or proprietary information (our own or that of third parties) and the disruption of business operations. While no cybersecurity attack to date has had a material impact on our financial condition, results of operations or liquidity, the threat remains and the potential consequences of a material cybersecurity incident include reputational damage, litigation with third parties, diminution in the value of our investment in research, development and engineering, and increased cybersecurity protection and remediation costs, which in turn could adversely affect our competitiveness and results of operations.

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We have made and expect to continue to make acquisitions as a primary component of our new business plan and growth strategy; we may be unable to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or we may be unable to successfully integrate acquisitions, which could disrupt our operations and adversely impact our business and operating results.

A primary component of our growth strategy has been to acquire complementary businesses to develop our new business plan of infrastructure services. We intend to continue to pursue acquisitions of complementary technologies, products, and businesses as a primary component of our growth strategy to enhance our infrastructure services and expand our customer base and provide access to new markets and increase benefits of scale. Acquisitions involve certain known and unknown risks that could cause our actual growth or operating results to differ from our expectations. For example:

•	we may be unable to identify suitable acquisition candidates or to consummate acquisitions on acceptable terms
•	we may pursue international acquisitions, which inherently pose more risks than domestic acquisitions
•	we compete with others to acquire complementary products, technologies, and businesses, which may result in decreased availability of, or increased price for, suitable acquisition candidates
•	we may be unable to obtain the necessary financing, on favorable terms or at all, to finance any or all of our potential acquisitions
•	we may ultimately fail to consummate an acquisition; and
•	acquired technologies, products or businesses may not perform as we expect, and we may fail to realize anticipated revenue and profits.

In addition, our acquisition strategy may divert management’s attention away from our existing business, resulting in the loss of key customers or employees, and expose us to unanticipated problems or legal liabilities, including responsibility as a successor for undisclosed or contingent liabilities of acquired businesses or assets.

If we fail to conduct due diligence on our potential targets effectively, we may, for example, not identify problems at target companies or fail to recognize incompatibilities or other obstacles to successful integration. Our inability to successfully integrate future acquisitions could impede us from realizing all of the benefits of those acquisitions and could severely weaken our business operations. The integration process may disrupt our business and, if new technologies, products, or businesses are not implemented effectively, may preclude the realization of the full benefits expected by us and could harm our results of operations. In addition, the overall integration of new technologies, products or businesses may result in unanticipated problems, expenses, liabilities, and competitive responses. The difficulties integrating an acquisition include, among other things:

•	issues in integrating the target company’s technologies, products, or businesses with ours
•	incompatibility of marketing and administration methods
•	maintaining employee morale and retaining key employees
•	integrating the cultures of both companies
•	preserving important strategic customer relationships
•	consolidating corporate and administrative infrastructures and eliminating duplicative operations; and
•	coordinating and integrating geographically separate organizations

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In addition, even if the operations of an acquisition are integrated successfully, we may not realize the full benefits of the acquisition, including the synergies, cost savings or growth opportunities that we expect. These benefits may not be achieved within the anticipated time frame, or at all.

Further, acquisitions may cause us to:

•	issue common stock that would dilute our current stockholders’ ownership percentage
•	use a substantial portion of our cash resources
•	increase our interest expense, leverage, and debt service requirements if we incur additional debt to pay for an acquisition
•

assume liabilities for which we do not have indemnification from the former owners; further, indemnification obligations may be subject to dispute or concerns regarding the creditworthiness of the former owners

•	record goodwill and non-amortizable intangible assets that are subject to impairment testing and potential impairment charges
•	experience volatility in earnings due to changes in contingent consideration related to acquisition earn-out liability estimates
•	incur amortization expenses related to certain intangible assets
•	lose existing or potential contracts as a result of conflict of interest issues
•	become subject to adverse tax consequences or deferred compensation charges
•	incur large and immediate write-offs; or
•	become subject to litigation

Our by-laws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our by-laws contain provisions with respect to the indemnification of our officers and directors against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection with any action, suit or proceeding to which they were made parties by reason of his or her being or having been one of our directors or officers. In the event that any of our officers or directors incurs any expenses, liability or loss resulting from any such action, suit or proceeding, we will be responsible for such expenses, liabilities, or losses, which could have a material adverse effect on our business and financial condition. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our financial statements may not be comparable to those of other companies.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates, and our stockholders and potential investors may have difficulty in analyzing our operating results if comparing us to such companies.

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Our Chief Executive Officer has the ability to control corporate and stockholder matters, providing him with the ability to control or influence stockholder decisions.

Our Chief Executive Officer, William Robinson, owns 19,650,000 Preferred A Shares, which shares may be converted into 120,801,101 Common Shares, which would represent 50.11 % of our Voting Common Stock Shares outstanding. Our Chief Executive Officer’s ability to convert his Preferred A Shares into a majority of our Common Stock Shares outstanding gives him the control over a majority of our outstanding voting power, enabling him to control corporate and stockholder matters, including funding employee equity incentive programs, electing directors, and determining the outcome of all matters submitted to a vote of our stockholders. Our Series A Preferred Stock also has preferential treatment in the event of liquidation.

Preferred B Shares issued for cash, if converted into Common Shares, will cause material dilution to Common Stock held by our shareholders.

We have authorized 1,000,000 Convertible Series B Preferred Stock at $1.00 a share that can be converted at the holder’s option into 23 restricted common shares for every Series B share held. As of June 29, 2021, we currently have the following Series B shares outstanding:

•	Tysadco Partners, LLC 240,000 shares
•	GHS Investments, LLC 75,000 shares
•	New Opportunity Business Solutions, Inc. 43,480 shares

Preferred C Shares issued pursuant to Advisory Agreements, if converted into Common Shares, will cause material dilution to Common Stock held by our shareholders.

We have Advisory Agreements with Kevin Harrington and Joe Abrams, which provide for the issuance of an aggregate of 11,442,857 Preferred C Shares. The 11,442,857 Preferred C Shares are convertible at any time at the holder’s option into Common Stock Shares at a valuation of $0.07 per share. Should the 11,442,857 or any material amount thereof be converted into Common Stock Shares, there will be material dilution to the shareholder interests of our shareholders.

Our 10% Cumulative Convertible Series D Preferred Stock (the “Preferred D Shares”) have certain preferential liquidation features and conversion features that, if converted into Common Shares, will cause material dilution to Common Stock held by our shareholders.

We have authorized 5,000,000 10% Cumulative Convertible Series D Preferred Stock that (a) have preferential treatment in the event of liquidation over all other equity securities except for Series A shares, and (b) have both dividends payable in shares of Common stock and an optional right (as well as a mandatory conversion provision) to convert to common stock based on a formula consisting of factors such as the amount invested into the Series D Preferred Stock and the market price at the time of conversion. In the event of such a conversion, Should some or all of the Preferred D Shares be converted into Common Stock Shares, there will be material dilution to the shareholder interests of our shareholders (See 10% Cumulative Convertible Series D Preferred Stock at page 43)

We do not have an independent board of directors which could create a conflict of interests and pose a risk from a corporate governance perspective.

Our Board of Directors consists mostly of current executive officers and consultants, which means that we do not have any outside or independent directors. The lack of independent directors:

•	May prevent the Board from being independent from management in its judgments and decisions and its ability to pursue the Board responsibilities without undue influence.
•	May present us from providing a check on management, which can limit management taking unnecessary risks.
•	Create potential for conflicts between management and the diligent independent decision-making process of the Board.
•	Present the risk that our executive officers on the Board may have influence over their personal compensation and benefits levels that may not be commensurate with our financial performance.
•	Deprive us of the benefits of various viewpoints and experience when confronting challenges that we face.

Because officers serve on our Board of Directors, it will be difficult for the Board to fulfill its traditional role as overseeing management.

Because we do not have a nominating or compensation committee, shareholders will have to rely on the entire board of directors, no members of which are independent, to perform these functions.

We do not have a nominating or compensation committee, or any such committee comprised of independent directors. The board of directors performs these functions. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our election not to opt out of the JOBS Act extended accounting transition period may not make our financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the application date for private companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. As of present, there are no new or revised accounting standards that have been issued by the PCAOB or the SEC applicable to us for which we have adopted the application date for private companies.

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The JOBS Act will also allow us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC. The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Registrant meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•

be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

•

be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

•

be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

•

be exempt from any rules that may be adopted by the Public Registrant Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We intend to take advantage of some or all the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. We have elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Registrant’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Registrant. As a result, investor confidence and the market price of our common stock may be adversely affected.

We may have difficulty obtaining officer and director coverage or obtaining such coverage on favorable terms or financially be unable to obtain any such coverage, which may make it difficult for our attracting and retaining qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage or financially be unable to obtain such coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

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We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be harmed, and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.

We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

These and other new or changed laws, rules, regulations, and standards are, or will be, subject to varying interpretations in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Further, compliance with new and existing laws, rules, regulations and standards may make it more difficult and expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Members of our board of directors and our principal executive officer and principal financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. We continually evaluate and monitor regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

COVID-19 RELATED RISKS

The outbreak of the coronavirus may negatively impact sourcing and manufacturing of the products that we sell as well as consumer spending, which could adversely affect our business, results of operations and financial condition.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and could adversely affect our business, results of operations and financial condition.

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The outbreak of the COVID-19 may adversely affect our supply chain.

The worldwide outbreak of corona virus could adversely affect our business, results of operations and financial condition. The coronavirus outbreak may materially impact sourcing and manufacturing of our personal protection equipment products that are manufactured in other countries and materials for our products that are sourced in other countries by overseas manufacturers and in other affected regions. Travel within and into other overseas countries may be restricted, which may impact our manufacturers’ ability to obtain necessary materials and inhibit travel of manufacturers and material suppliers. Additionally, there are potential factory closures, inability to obtain materials, disruptions in the supply chain and potential disruption of transportation of goods produced other countries adversely impacted by the coronavirus outbreak, or threat or perceived threat of such outbreak. As a result, we may be unable to obtain adequate inventory from sources from these regions, which could adversely affect our business, results of operations and financial condition.

The outbreak of the COVID-19 may adversely affect our customers.

Further, such risks as described above could also adversely affect our customers’ financial condition, resulting in reduced spending for the merchandise we sell. Risks related to an epidemic, pandemic, or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners. The ultimate extent of the impact of any epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. These and other potential impacts of an epidemic, pandemic, or other health crisis, such as COVID-19, could therefore materially and adversely affect our business, financial condition, and results of operations.

The COVID-19 Pandemic poses threats to manufacturing capacity and temporary disruption of operations.

Some customers, distributors, and end users alike, are stockpiling product and placing orders to assure a continued supply of garments and personal protective equipment through the duration of the COVID-19 Pandemic. The ability of our industry to ramp up production to meet demand, and how long the pandemic lasts, will have a direct impact on the amount of inventory remaining in distribution channels once the pandemic subsides. This factor, coupled with the possibility of economic recession, could have a deleterious impact on sales for a significant period that could negatively impact our revenues and our third-party manufacturing efficiencies. Our ability to increase market penetration is predicated upon our continued ability to sub-manufacturer at a sufficient capacity, however, there can be no guarantees that our manufacturing will not be negatively impacted by the pandemic or government responses to it. Additionally, there is a risk that government responses to thwart the spread of the virus, in the form of local or regional quarantine or shelter-in-place orders, could require temporary curtailment of manufacturing operations of our manufacturers, or prevent the export of our products from the country of origin. In such cases, our inability to deliver product would negatively impact sales.

The global impact of COVID-19 and actions taken to reduce its spread continues to rapidly evolve and we will continue to monitor the situation and the effects on our business and operations closely. We do not yet know the full extent of potential impacts on our business or operations or on the global economy as a whole, particularly if the COVID-19 pandemic continues and persists for an extended period of time. The length of time it may take for global vaccine distribution and more normal economic and operating conditions to resume remains uncertain and the economic recovery period could continue for a prolonged period even after the health risks of the pandemic subside.  Given the uncertainty, we cannot reasonably estimate the impact on our future results of operations, cash flows or financial condition. To the extent the ongoing COVID-19 pandemic adversely affects our business and results of operations, it may also have the effect of heightening many of the other risks and uncertainties described in this “Risk Factors” section of this prospectus.

RISKS RELATED TO OUR SALES OF PERSONAL PROTECTION EQUIPMENT

Because we do not own our own manufacturing facilities to manufacture personal protective equipment, we are at a competitive disadvantage and subject to other risks.

Other distributors of personal protective equipment have a competitive advantage over us because they operate their own manufacturing facilities, which provides them with a sustainable strategic advantage. This permits such distributors the ability to rapidly scale up production to meet emergency demand, shift production between locations to take advantage of new trade agreements or avoid complications that may arise from trade disputes. By comparison, because we do not have our own manufacturing facilities, we lack the ability to respond as quickly to emergency situations because contractor agreements typically require forecast lead-times.

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Due to the vaccination rate in the US and the new no-mask policy for those that have been fully vaccinated, the demand for personal protection equipment may decrease.

We may experience a material decrease in demand for our PPE products and a corresponding decrease in our revenues due to increased vaccination rates and the no-mask policy in the US.

Our results of operations pertaining to sales of personal protection equipment could be negatively affected by potential fluctuations in foreign currency exchange rates.

Our third-party manufacturing or suppliers of personal protection equipment require payment to be made in US dollars or foreign currencies. Any decrease in the value of the US dollar in relation to foreign currencies could increase the cost of the services provided to us pursuant to existing and future contracts. There can be no assurance that we will be able to increase product prices to offset any such cost increases, and any failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We are also exposed to foreign currency exchange rate risks as a result of our sales to customers in foreign countries. Our sales in these countries are usually denominated in the local currency. If the value of the US dollar increases relative to these local currencies, and we are unable to raise our prices proportionally, then our profit margins could decrease because of the exchange rate change. We are exposed to changes in foreign currency exchange rates as a result of our purchases and sales in other countries. To manage the volatility relating to foreign currency exchange rates, we seek to limit, to the extent possible, our non-US dollar denominated purchases and sales.

We face competition from other companies in the personal protection equipment business, a number of which have substantially greater resources than we do.

We face significant competition in sales of personal protection equipment. With sales of personal protection equipment, our competitors, such as DuPont, Honeywell, Ansell, Kimberly Clark, and others have substantially greater financial, marketing and sales resources than we do. In addition, we believe that the barriers to entry in the disposable and reusable garments and gloves markets are relatively low.

Technological change could negatively affect sales of our products and our performance.

The rapid development of fabric technology continually affects the state of personal protection equipment and may directly impact the performance of our personal protection products. We cannot assure you that we will successfully maintain or improve the effectiveness of our existing products that we obtain from third parties, nor can we assure you that we will successfully identify new opportunities or continue to have the needed financial resources to develop new fabric or apparel manufacturing techniques from third parties in a timely or cost-effective manner. In addition, products manufactured by others may render our products obsolete or noncompetitive. If any of these events occur, our business, prospects, financial condition, and operating results will be materially and adversely affected.

We are subject to risk as a result of international sub manufacturing agreements

Because most of our personal protection products are manufactured at our facilities located in China, Vietnam, Malaysia, South Korea, and Turkey, our operations are subject to risks inherent in doing business internationally, including adverse effects on our operations from corruption, war, international terrorism, civil disturbances, political instability, government activities such as border taxes and renegotiation of treaties, deprivation of contract and property rights and currency valuation changes. In addition, periods of international unrest may impede our ability to manufacture goods in other countries and could have a material adverse effect on our business and results of operations.

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We may be subject to product liability claims, and insurance coverage could be inadequate or unavailable to cover these claims.

Our personal protection products are used for protection from viruses and bacteria and failure to use our products for their intended purposes, in addition to which the failure to use our products properly or the malfunction of our products could result in injury or death of the user. In such cases, we may be subject to product liability claims arising from the design, manufacture, or sale of our products. If these claims are decided against us, and we are found to be liable, we may be required to pay substantial damages. We cannot assure you that our insurance coverage would be sufficient to cover the payment of any potential claim. In addition, we cannot assure you that this or any other insurance coverage will continue to be available or, if available, that we will be able to obtain it at a reasonable cost. Any material uninsured loss could have a material adverse effect on our financial condition, results of operations and cash flows.

RISKS RELATED TO OUR INFRASTRUCTURE SERVICES

We face competition from other companies in the infrastructure business, a number of which have substantially greater resources than we do.

With respect to our infrastructure services, our competitors have greater financial, marketing, operational, and sales resources than we do and such competition could have a material adverse effect on our net sales and results of operations.

Our infrastructure business is subject to various regulatory, development, operational and market risks that may affect our financial results.

Our ability to successfully execute our infrastructure projects is subject to various regulatory, development, operational, litigation and market risks, including:

•

the ability to obtain necessary approvals and permits from governments and regulatory agencies on a timely basis and on acceptable terms and to maintain those issued approvals and permits and satisfy the terms and conditions imposed therein

•	potential changes in federal, state, provincial and local statutes, and regulations, including environmental
•	requirements, that may prevent a project from proceeding or increase the anticipated cost of the project
•	impediments on our ability to acquire or renew rights-of-way or land rights on a timely basis and on acceptable terms
•	opposition to our projects and operations by third parties, including interest groups
•	the availability of skilled labor, equipment, and materials to complete projects
•

the ability to construct projects within anticipated costs, including the risk of cost overruns resulting from inflation or increased costs of equipment, materials or labor, contractor, or supplier non-performance

•	weather, geologic conditions or other factors beyond our control, that may be material
•	general economic factors that affect the demand for our projects
•	the ability to raise financing for these projects; and
•	the impact and success of current infrastructure legislation now being considered by Congress.

Climate related risks are integrated into multiple of our larger risk categories that encompass operational, financial and stakeholder consequences. This is done because of the interconnected economic, social, and environmental nature of climate impacts requires a comprehensive review within the context of other risks that impact us.

Erosion of stakeholder trust or confidence or changes in our reputation with stakeholders, interest groups, political leadership, the media or other entities could influence actions or decisions about us and our industry and have negative impacts on our business, operations or financial results.

Our infrastructure related operations, projects and growth opportunities require us to have strong relationships with key stakeholders including local communities, Indigenous communities, and other groups directly impacted by our activities, as well as governments and government agencies. Inadequately managing expectations and issues important to stakeholders, including those related to environment and climate change, could affect stakeholder trust and confidence and our reputation.

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There could be negative impacts on our business, operations, or financial results due to erosion of stakeholder trust or confidence or changes in our reputation with stakeholders, interest groups (including non-governmental organizations), political leadership, the media, or other entities. Public and stakeholder opinion may be influenced by certain media and others’ negative portrayal of the industry in which we operate as well as their opposition to our projects and ongoing operations. Potential impacts of an erosion of stakeholder trust or confidence or negative public opinion may include loss of business, loss of ability to secure growth opportunities, delays in project execution, increased regulatory oversight, negative impact in obtaining necessary approvals and permits from governments and regulatory agencies on a timely basis and on acceptable terms, any one or a combination of which will negatively impact our results of operations.

Our infrastructure operations may be regulated and failure to secure regulatory approval for our proposed projects, or loss of required approvals for our existing operations, could have a negative impact on our business, financial condition or results of operations.

The nature and degree of regulation and legislation affecting infrastructure services in the United States has experienced significant growth. We may be unable to obtain or maintain all required regulatory approvals for our infrastructure projects. If there is a delay in obtaining any required regulatory approvals, if we fail to obtain or comply with them, or if laws or regulations change or are administered in a more stringent manner, the operations of facilities or the development of new facilities could be prevented, delayed or become subject to additional costs.

Our infrastructure operations are subject to numerous environmental laws and regulations, compliance with which may require significant capital expenditures, increase our cost of operations, and affect or limit our business plans, or expose us to environmental liabilities.

We are subject to environmental laws and regulations affecting many aspects of our present and future operations, including air emissions, water quality, wastewater discharges, solid waste, and hazardous waste. Failure to comply with environmental laws and regulations and failure to secure permits necessary for our operations may result in the imposition of fines, penalties and injunctive measures affecting our operating assets. In addition, changes in environmental laws and regulations or the enactment of new environmental laws or regulations, could result in a material increase in our cost of compliance with such laws and regulations. We may be unable to obtain or maintain all required environmental regulatory approvals and permits for our operating assets or development projects. If there is a delay in obtaining any required environmental regulatory approvals or permits, if we fail to obtain or comply with them, or if environmental laws or regulations change or are administered in a more stringent manner, the operations of facilities or the development of new facilities could be prevented, delayed or become subject to additional costs. We expect that costs we incur to comply with environmental regulations in the future may have a significant effect on our earnings and cash flows.

Our infrastructure operations are subject to operational regulation and other requirements, including compliance with easements and other land tenure documents, and failure to comply with applicable regulations and other requirements could have a negative impact on our business, financial condition or results of operations.

Operational risks relate to compliance with applicable operational rules and regulations mandated by governments, applicable regulatory authorities, or other requirements that may be found in easements or other agreements that provide a legal basis for our operations, breaches of which could result in fines, penalties, awards of damages, operating restrictions (including shutdown of lines) and an overall increase in operating and compliance costs. Scrutiny over the integrity of our assets and operations has the potential to increase operating costs or limit future projects. Potential regulatory changes and legal challenges could have an impact on our future earnings from existing operations and the cost related to new projects. Regulators’ future actions may differ from current expectations, or future legislative changes may impact the regulatory environments in which we operate. While we seek to mitigate operational regulation risk by active monitoring and consulting on potential regulatory requirement changes with the respective regulators directly, or through industry associations, and by developing response plans to regulatory changes or enforcement actions, such mitigation efforts may be ineffective or insufficient.

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Our infrastructure business requires the retention and recruitment of a skilled workforce, and difficulties recruiting and retaining our workforce could result in a failure to implement our business plans.

Our infrastructure operations and management require the retention and recruitment of a skilled workforce, including engineers, technical personnel, and other professionals. We and our affiliates compete with other companies in the infrastructure industry for this skilled workforce. If we are unable to retain current employees and/or recruit new employees of comparable knowledge and experience, our business could be negatively impacted. In addition, we could experience increased allocated costs to retain and recruit these professionals.

Our insurance coverage may be insufficient to cover our losses in the event of an accident, natural disaster, or other hazardous event.

Our operations are subject to many hazards inherent in our industry. Our assets may experience physical damage as a result of an accident or natural disaster. These hazards can also cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage, and suspension of operations. If our insurance coverage is not adequate to cover claims for the foregoing hazards, our results of operations will be materially and negatively impacted.

We may be subject to financial losses, penalties, and other liabilities if we fail to maintain safe work sites, equipment, or facilities regarding our infrastructure operations.

Our safety record with regard to our infrastructure services are critical to our reputation. We maintain health and safety standards to protect our employees, customers, vendors, and the public. Our business sites, including construction and maintenance sites, often put our employees and others in close proximity with large pieces of equipment, moving vehicles, pressurized water, chemicals, and other regulated materials. On many sites we are responsible for safety and, accordingly, must implement safety procedures. If we fail to implement such procedures or if the procedures, we implement are ineffective or are not followed by our employees or others, our employees and others may be injured or die. Unsafe work sites also have the potential to increase our operating costs. Any of the foregoing could result in financial losses, which could have a material adverse impact on our business, financial condition, and results of operations.

Legislation or other changes in U.S. tax law could adversely affect our business and financial condition.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect us or holders of our common stock. In recent years, many changes have been made to applicable tax laws and changes are likely to continue to occur in the future.

For example, the Tax Cuts and Jobs Act, or the TCJA, was enacted in 2017 and made significant changes to corporate taxation, including the reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, the limitation of the tax deduction for net interest expense to 30% of adjusted taxable income (except for certain small businesses), the limitation of the deduction for net operating losses from taxable years beginning after December 31, 2017 to 80% of current year taxable income and the elimination of net operating loss carrybacks generated in taxable years ending after December 31, 2017 (though any such net operating losses may be carried forward indefinitely) and the modification or repeal of many business deductions and credits. In addition, on March 27, 2020,  the “Coronavirus Aid, Relief, and Economic Security Act” or the CARES Act, which included certain changes in tax law intended to stimulate the U.S. economy in light of the COVID-19 public health emergency, including temporary beneficial changes to the treatment of net operating losses, interest deductibility limitations and payroll tax matters. In addition, new legislation enacted by the current administration, called the “American Rescue Plan” , included economic stimulus provisions, State and local recovery funds, capital project funds, and other financial incentives that may have an impact on our business, financial condition, and results of operations, although it is too soon to quantify the effect.

It cannot be predicted whether, when, in what form or with what effective dates new tax laws may be enacted, or regulations and rulings may be enacted, promulgated or issued under existing or new tax laws, which could result in an increase in our or our shareholders’ tax liability or require changes in the manner in which we operate in order to minimize or mitigate any adverse effects of changes in tax law or in the interpretation thereof.

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RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

We are presently authorized to issue up to 500,000,000 shares of common stock with a par value of $0.001.The issuance of such shares will likely result in a reduction of the book value and market price of the original outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control, in which case we would have to modify their existing limit on authorized shares, which they may do in the future.

Our common stock is quoted on the OTC Markets quotation system which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Markets electronic quotation system, which is a significantly more limited trading market than the NYSE MKT or The NASDAQ Stock Market. The quotation of our shares on the OTC Markets may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There is limited liquidity on the OTC Markets quotation system which may result in stock price volatility and inaccurate quote information.

When fewer shares of a security are being traded on the OTC Markets, volatility of prices may increase, and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one’s orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

We expect the market price of our common stock to fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or ourselves. In addition, the OTC Markets is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

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Our common stock is extremely thinly traded, so you may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Currently, our common stock is quoted in the OTC Markets electronic quotation system and future trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTC Markets stocks and certain major brokerage firms restrict their brokers from recommending OTC Markets stocks because they are considered speculative, volatile and thinly traded. The OTC market is an inter-dealer market much less regulated than the major exchanges and our common stock is subject to abuses, volatility and shorting. Thus, there is currently not a broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because we do not intend to pay dividends, stockholders will benefit from an investment in our common stock only if it appreciates in value.

We have never declared or paid any cash dividends on common stock. For the foreseeable future, it is expected that earnings, if any, generated from our operations will be used to finance the growth of our business, and that no dividends will be paid to holders of our common stock. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of our Common Stock.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications required by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

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Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of Common Stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock may be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results
•	announcements of developments by us or our competitors
•	changes in the industries in which we operate
•	regulatory actions regarding our products
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, or capital commitments
•	adoption of new accounting standards affecting the industries in which we operate
•	additions or departures of key personnel
•	introduction of new products by us or our competitors
•	sales of our Common Stock or other securities in the open market; and
•	other events or factors, many of which are beyond our control

The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market. Shareholders may experience wide fluctuations in the market price of our securities. These fluctuations may have a negative effect on the market price of our securities and may prevent a shareholder from obtaining a market price equal to the purchase price such shareholder paid when the shareholder attempts to sell our securities in the open market. In these situations, the shareholder may be required either to sell our securities at a market price, which is lower than the purchase price the shareholder paid, or to hold our securities for a longer period than planned. An inactive or low trading market may also impair our ability to raise capital by selling shares of capital stock. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. Any of the risks described above could adversely affect our sales and profitability and the price of our Common Stock.

Dilution of our shares will likely be adversely affected by sales of our common stock pursuant to our agreement with the Selling Stockholders.

Sales of an aggregate of 18,727,407 shares of our Common Stock being registered herein on behalf of GHS,  and the subsequent resale of those shares will have a material dilutive effect upon our shares and will likely have a depressive effect on the market price of our Common Stock.

An investment in our shares is highly speculative.

The shares of our common stock are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the risk factors contained herein relating to our business and prospects. If any of the risks presented herein actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

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Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities will be in the over-the-counter market, which is commonly referred to as the OTCQB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also must be made about the risks of investing in penny stocks in public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of Selling Stockholder or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, probably, will be subject to such penny stock rules for the foreseeable future and our shareholders will likely find it difficult to sell their securities.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

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Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Any substantial sales of our Common Stock pursuant to Rule 144 may have a material adverse effect on the market price of our Common Stock.

If we fail to maintain effective internal controls over financial reporting, the price of our Common Stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Our annual and quarterly results may fluctuate, which may cause substantial fluctuations in our Common Stock price.

Our annual and quarterly operating results may in the future fluctuate significantly depending on factors including the timing of purchase orders, new product releases by us and other companies, gain or loss of significant customers, price discounting of our product, the timing of expenditures, product delivery requirements and economic conditions. Revenues related to our product are required to be recognized upon satisfaction of all applicable revenue recognition criteria. The recognition of revenues from our product is dependent on several factors, including, but not limited to, the terms of any license agreement and the timing of implementation of our products by our customers.

Any unfavorable change in these or other factors could have a material adverse effect on our operating results for a particular quarter or year, which may cause downward pressure on our Common stock price. We expect quarterly and annual fluctuations to continue for the foreseeable future.

The Nevada Revised Statute contains provisions that could discourage, delay, or prevent a change in control of our company, prevent attempts to replace or remove current management and reduce the market price of our stock.

We are subject to the anti-takeover provisions of the NRS. Depending on the number of residents in the state of Nevada who own our shares, we could be subject to the provisions of Sections 78.378 et seq. of the Nevada Revised Statutes which, unless otherwise provided in the Company’s articles of incorporation or by-laws, restricts the ability of an acquiring person to obtain a controlling interest of 20% or more of our voting shares. Our articles of incorporation and by-laws do not contain any provision which would currently keep the change of control restrictions of Section 78.378 from applying to us.

We are subject to the provisions of Sections 78.411 et seq. of the Nevada Revised Statutes. In general, this statute prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the combination or the transaction by which the person became an interested stockholder is approved by the corporation’s board of directors before the person becomes an interested stockholder. After the expiration of the three-year period, the corporation may engage in a combination with an interested stockholder under certain circumstances, including if the combination is approved by the board of directors and/or stockholders in a prescribed manner, or if specified requirements are met regarding consideration. The term “combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 10% or more of the corporation’s voting stock. A Nevada corporation may “opt out” from the application of Section 78.411 et seq. through a provision in its articles of incorporation or by-laws. We have not “opted out” from the application of this section.

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Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks can be negatively affected from patterns of fraud and abuse.

Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Our Bylaws and Articles of Incorporation exculpates our officers and directors from certain liability to us or our stockholders.

Our Articles of Incorporation contain a provision that no director or officer will be personally liable to us or our stockholders for damages regarding breaches of fiduciary duty. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. Additionally, these provisions and resultant costs may also discourage our bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers, even though such actions, if successful, might otherwise benefit our company and shareholders. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable

RISKS RELATED TO THE EQUITY FINANCING AGREEMENT LINE WITH GHS

GHS’ sales of our Shares into the open market may cause material decreases in our stock price.

The 18,727,407 shares of our common stock that are being registered herein and may be sold into the market by GHS could cause our stock price to decline.

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Funding from the Equity Financing Agreement “EFA”) with GHS may be limited or insufficient to fund our operations or to implement our strategy.

Under our EFA with GHS, upon effectiveness of the registration statement of which this prospectus is a part, and subject to other conditions, we may direct GHS to purchase up to 18,727,407 shares of our common stock over a 36-month period. At an assumed [hypothetical] purchase price of $0.0624 (equal to 80% of the Closing Price on June 25, 2021, and assuming the sale by us to GHS of all of the 18,727,407 shares, or approximately 13.33% of our issued and outstanding common stock being registered hereunder pursuant to draw downs under the EFA, we would receive approximately $1,169,590 in gross proceeds less 5% commission to World Equity Group of $58,479, which is $8,772,931 less than the $10,000,000 we would receive from the maximum financing of $10,000,000, in addition to which other factors may negatively affect the amount of proceeds we receive, including our share price, discount to market, and other factors relating to our common stock.

There can be no assurance that we will be able to receive all or any of the total commitment from GHS because the EFA contains certain limitations, restrictions, requirements, conditions and other provisions that could limit our ability to cause GHS to buy common stock from us. For instance, we are prohibited from issuing a Draw Down Notice if the amount requested in such Draw Down Notice exceeds the Maximum Draw Down Amount, or the sale of Shares pursuant to the Draw Down Notice would cause us to sell or GHS to purchase an aggregate number of shares of the Company’s common stock which would result in beneficial ownership by GHS of more than 4.99%of our common stock (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder). Moreover, there are limitations with respect to the frequency with which we may provide Draw Down Notices to GHS under the EFA. Also, as discussed above, there must be an effective registration statement covering the resale of any Shares to be issued pursuant to any draw down under the EFA, and the registration statement of which this prospectus is a part, which covers the resale of 18,727,407 Shares that may be issuable pursuant to draw downs under the EFA. These registration statements may be subject to review and comment by the staff of the Commission and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured.

The extent to which we rely on GHS as a source of funding will depend on a number of factors, including the amount of working capital needed, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from GHS were to prove unavailable or prohibitively dilutive, we would need to secure another source of funding. Even if we sell all 18,727,407 shares of common stock under the Purchase Agreement with GHS, we will still need additional capital to fully implement our current business, operating plans, and development plans.

The sale or issuance of our common stock to GHS at a discount may cause substantial dilution and the resale of the shares of common stock by GHS into the public market, or the perception that such sales may occur, could cause the price of our common stock to fall.

Under the Equity Financing Agreement dated June 18, 2020 with GHS Investments (“EFA”), upon effectiveness of the registration statement of which this prospectus is a part, and subject to other conditions, we may direct GHS to purchase up to $10,000,000 of our shares of common stock over a 36-month period. We are registering an aggregate of 18,727,407 on behalf of GHS pursuant to the Registration Rights Agreement, representing shares which have been and may be issuable to GHS under the EFA. Notwithstanding GHS’s beneficial ownership limitation set forth in the EFA, if all of the 18,727,407 shares offered under this prospectus were issued and outstanding as of June 29, 2021 such shares would represent approximately 13.33% of the total number of shares of our common stock outstanding on a non-dilutive basis and 82% of the total number of outstanding shares of our common stock held by non-affiliates (not including any Preferred Shares that may be converted into Common Shares), in each case as of June 29, 2021. The number of shares ultimately offered for sale by GHS under this prospectus is dependent upon a number of factors, including the number of Shares we ultimately issue and sell to GHS under the EFA. Because the actual Equity Purchase price for the Shares that we may sell to GHS will fluctuate based on the market price of our common stock during the term of the EFA, we are not able to determine at this time the exact number of shares of our common stock that we will issue under the EFA and, therefore, the exact number of shares we will ultimately register for resale under the Securities Act.

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Specifically, because the per share Equity Purchase price for the Shares subject to a Draw Down Notice will be equal to a 20% discount to certain trading prices of our common stock as set forth in the EFA, GHS will pay less than the then-prevailing market price for our common stock, and the actual Equity Purchase price for the Shares that we may sell to GHS will fluctuate based on the VWAPs and closing prices of our common stock during the term of the EFA.As a result of this discount, GHS may have a financial incentive to sell our common stock immediately to realize the profit equal to the difference between the Equity Purchase price and the market price. If GHS sells the common stock, the market price of our common stock could decrease. If the market price of our common stock decreases, GHS may have a further incentive to sell the common stock that it holds. These sales may have a further impact on the market price of our common stock.

Moreover, there is an inverse relationship between the market price of our common stock and the number of shares of our common stock that may be sold pursuant to the EFA. That is, the lower the market price, the more shares of our common stock that may be sold under the EFA. Accordingly, if the market price of our common stock decreases (whether such decrease is due to sales by GHS in the market or otherwise) and, in turn, the Equity Purchase price of our common stock sold to GHS under the EFA decreases, this could allow GHS to receive greater numbers of shares of our common stock pursuant to draw downs under the EFA. Although the number of shares of our common stock that our existing stockholders own will not decrease, the common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such sales to GHS. Depending on market liquidity at the time, the sale of a substantial number of shares of our common stock to GHS at a discount to the then-prevailing market price for our common stock under the EFA, and the resale of such shares by GHS into the public market, or the perception that such sales may occur, could cause the trading price of our common stock to decline, result in substantial dilution to existing stockholders and make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

For a tabular disclosure of the number of securities and percentage ownership to be issued assuming we sell all the securities on the registration statement and assuming sales to GHS at various discounts to our current market price, please see “EFA with GHS “ on page 34 of this prospectus.

We may use the net proceeds from sales of our common stock to GHS pursuant to the EFA in ways with which you may disagree.

We intend to use the net proceeds from sales of our common stock to GHS pursuant to the EFA for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from sales of common stock to GHS pursuant to the EFA. Accordingly, we will have significant discretion in the use of the net proceeds of sales of common stock to GHS pursuant to the EFA. It is possible that we may allocate the proceeds differently than investors in this offering desire or that we will fail to maximize our return on these proceeds. We may, subsequent to this offering, modify our intended use of the proceeds from sales of common stock to GHS pursuant to the EFA to pursue strategic opportunities that may arise, such as potential acquisition opportunities. You will be relying on the judgment of our management with regard to the use of the net proceeds from the sales of common stock to GHS pursuant to the EFA, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Any failure to apply the proceeds from sales of common stock to GHS pursuant to the EFA effectively could have a material adverse effect on our business and cause a decline in the market price of our common stock.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form S-1 and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form S-1 and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar, meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form S-1, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form S-1, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form S-1 or any documents incorporated by reference herein speaks only as of the date of this Form S-1 or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Although the forward-looking statements in this Prospectus are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Form S-1 or otherwise make public statements updating our forward-looking statements.

Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

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SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE OR SHOULD THE UNDERLYING ASSUMPTIONS OF OUR BUSINESS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

USE OF PROCEEDS

We will not receive any proceeds from the disposition and/or resale of the shares of common stock by the Selling Stockholder or their transferees. We will, however, receive cash proceeds from Put Notices we issue to GHS, which we intend to use for debt reduction, acquisitions, and working capital.

DETERMINATION OF OFFERING PRICE

In determining the public offering price of the shares, we considered several factors including the following:

•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structures.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

Not applicable. The Shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of GHS pursuant to Put Notices we issue to GHS.

SELLING STOCKHOLDER GHS INVESTMENTS

Selling Stockholder GHS may offer and sell 18,727,407 Shares of our Common Stock to be purchased by GHS pursuant to the Equity Financing Agreement dated June 18, 2021 with GHS Investments (the “EFA”), registered for resale herein, and would represent 13.33% of our issued and outstanding shares as of June 29, 2021.

Pursuant to the June 18, 2021 EFA between us and GHS, we shall promptly after we become aware of an event or fact that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the making of any changes in the registration statement.

The Selling Stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

GHS will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by the Selling Stockholder may be deemed to be underwriting commissions.

We cannot give an estimate as to the number of shares of common stock that will actually be held by the Selling Stockholder upon termination of this offering, because the Selling Stockholder may offer some or all of the common stock being registered on their individual behalf under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

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The manner in which the Selling Stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of the Selling Stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholders’ account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholders after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of the date as of which the information is provided, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 140,470,804 shares of our common stock outstanding as of June 29, 2021.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no Selling Stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

Name of Selling Stockholder	Shares Owned Before Offering	Shares Being Offered Number Shares	Owned After Offering
GHS Investments LLC	0	18,727,407	0

Notes:

__________

1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

2)

Because the Selling Stockholder may offer and sell all or only some portion of the 18,727,407 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that the selling stockholder will hold upon termination of the offering. The column titled “Number of Shares Owned After Offering” assumes that the Selling Stockholder will sell all of their Shares.

3)	Mark Grober exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by GHS.

4)	Consists of up 18,727,407 shares of common stock to be sold by GHS pursuant to the EFA.

5)

GHS was a Selling Stockholder under a similar agreement, with 9,796,647 shares registered in an effective registration statement on October 9, 2020. We drew down 9,796,647 shares of which GHS has sold all shares into the market.

6)

GHS also owns 75,000 Class B Preferred Stock Shares, each Class B Preferred Share of which may be converted by GHS into 23 restricted common stock shares, or an aggregate of 1,750,000 restricted common stock shares based on GHS’ ownership of 75,000 Class B Preferred Stock Shares.

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THE OFFERING

Summary of the Offering

Shares currently outstanding:	140,470,804

Shares being offered:	18,727,407 shares of common stock that we may issue to GHS pursuant to draw downs under the Equity Financing Agreement dated June 18, 2021 with GHS Investments

Offering Price per share:

The Selling Stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

Use of Proceeds:

We will not receive any proceeds from the sale of the shares of our common stock by the Selling Stockholder. However, we will receive proceeds from receive cash proceeds from Put Notices we issue to GHS pertaining to the shares being registered on behalf of Selling Stockholder, GHS.

OTC Markets Symbol:	OTCQB:RIII

Risk Factors:	See “Risk Factors” beginning on page 12 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Equity Financing Agreement (“EFA”) with GHS

On June 18, 2021, we entered into the EFA with GHS.

GHS (also referred to herein and in the EFA as the “Investor”) may receive our shares through our issuance of a “Put” to GHS, which means that we are entitled to request equity investments by GHS for our issuance of Common Stock to GHS with an aggregate Purchase Price equal to the value of the Put. The decision to exercise any Put is solely in our discretion. The Purchase Price is subject to a price per share calculation based on the Market Price, which is defined as the lowest daily volume weighted average price (“VWAP”) of the Common Stock during the Pricing Period, which is defined as the 10 consecutive Trading Days preceding the Put Notice Date.

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We may issue a Put to GHS pursuant to a “Put Notice”, which is a written notice by us to the Investor with the Put Amount that we intend to sell to the Investor with the current number of Shares to be issued and that are outstanding on such date. The “Put Notice Date” means the Trading Day on which the Investor receives a Put Notice. “Put Amount” is defined as the total dollar amount that we request pursuant to an applicable Put, the timing and amounts of each Put, which is at our sole discretion. The maximum dollar amount of each Put cannot exceed 250% of the average daily trading volume for the Common Stock during the 10 consecutive trading days preceding the Put Notice Date. No Put will be made in an amount equaling less than $10,000 or greater than $500,000.The Purchase Price of the Put shall be 80% of the Market Price during the Open Period, which term is defined as the period beginning on and including the Trading Day immediately following the SEC declaring the S-1 Registration Statement effective and ending on the termination of the EFA. During the Open Period, we may, in our sole discretion, deliver a Put Notice to GHS stating the dollar amount of shares we intend to sell to GHS on a designated closing date. During the Open Period, we are not entitled to submit a Put Notice until after the previous closing of the Put with respect to the subject Put notice having been completed. Although we are not required to sell shares under the EFA, the EFA gives us the option by issuing Put Notices to GHS to sell up to an aggregate of $10,000,000 worth of our common stock to GHS (referred to in EFA as the “Commitment Amount”), in increments, during the Open Period.

We are not entitled to deliver a Put Notice and GHS is not obligated to purchase the Shares unless each of the following conditions are satisfied: (a) the Registration Statement has been declared effective and remains effective and available for the resale of all the Registrable Securities at all times until the Closing; (b) at all times during the period, beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock is required to be listed or quoted for trading on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) consecutive Trading Days during the Open Period; (c) we have not been notified of any pending or threatened proceeding or other action to suspend the trading of our Common Stock; (d) we have complied with our obligations and we are not otherwise in breach of or in default of the EFA or the Registration Rights Agreement or any other agreement executed between the parties, which has not been cured prior to delivery of the Put Notice; (e) no injunction has been issued and remains in force, or action commenced by a governmental authority, which has not been stayed or abandoned, thereby prohibiting the purchase or the issuance of the Securities will not violate any requirements of the Principal Market. If any of the events in (a) – (e)above occurs during the Pricing Period, the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

Pursuant to the EFA, the Investor shall not be entitled to purchase that number of Shares, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Exchange Act), by GHS, would exceed 4.99% of the number of shares of Common Stock outstanding on the Closing Date, as determined in accordance with Rule 13d-1(j) of the Exchange Act.

There is no assurance the market price of our common stock will increase in the future. Dependent upon the share price, the number of common shares that remain issuable may be insufficient, to allow us to access the full amount contemplated under the EFA. If the bid/ask spread remains the same, we be unable to place puts for the full commitment under the EFA. Based on the closing trading price of our common stock on June 25, 2021, $0.0759, the registration statement covers the offer and possible sale of 18,727,407 shares to GHS.

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We represent and warrant in the EFA to the Selling Stockholder that:

a)	Our Board of Directors duly and validly authorized the EFA (and related Transaction Documents and securities issuances) provided for in the EFA.
b)

Except as disclosed in our SEC filings: (i) no shares of our capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by us; (ii) there are no outstanding debt securities; (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock or any of our Subsidiaries, or contracts, commitments, understandings or arrangements by which the we or any of our Subsidiaries is or may become bound to issue additional shares or options, warrants, scrip, rights to subscribe to, calls or commitments convertible into, any shares; (v) there are no outstanding securities or any of our Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which we or any of our Subsidiaries is or may become bound to redeem our securities or any of our Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; (vii) we do not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (viii) there is no dispute as to the classification of any shares of the Company’s capital stock.

c)	The Securities (to be registered) will be validly issued, fully paid for and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.
d)

In the event we cannot register a sufficient number of Shares for issuance, we will use our best efforts to authorize and reserve for issuance the number of Shares that are required for us to perform our contractual obligations.

e)

The EFA, Registration Rights Agreement and other Transaction Documents and consummation of the transactions will not (i) result in a violation of our Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock, or the By-laws; or (ii) conflict with, or constitute a material default of, any material agreement or give to others any rights of termination, amendment, acceleration of any material agreements, contracts, indenture, mortgage, indebtedness, or instrument to which we or our subsidiaries are a party or result in a violation of any law, rule, regulation, order, judgment or decree, securities laws and regulations.

f)	We are current in our SEC reporting obligations.
g)	We do not intend to change our business operations in any material way.
h)

Except as set forth in our SEC filings, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of our executive officers, threatened against or affecting us, our Common Stock or any of our Subsidiaries or any of our Subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

i)

Except as set forth in our SEC filings, no event, liability, development or circumstance has occurred or exists, or to our knowledge is contemplated to occur, with respect to us or our Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by us under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale of our Common Stock.

j)

Neither we or any of our Subsidiaries are subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation has or is expected in the future to have a Material Adverse Effect neither we or any of our subsidiaries are a party to any contract or agreement which in the judgment of our officers has or is expected to have a Material Adverse Effect

k)

Except as set forth in our the SEC filings filed at least ten (10) days prior to the date hereof and except or arm’s length transactions pursuant to which we make payments in the ordinary course of business upon terms no less favorable than we could obtain from disinterested third parties, none of our officers, directors, or employees is presently a party to any transaction with us or any of our Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to our knowledge, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, such that disclosure would be required in the SEC Documents..

l)

We shall not pursue a similar equity financing transaction as envisioned hereunder with any other party unless and until good faith negotiations have terminated between GSH and us or until such time as the Registration Statement has been declared effective by the SEC.

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Further, we are subject to the following covenants pursuant to the EFA:

a)

Until one of the following occurs, we will file all required SEC reports and will not terminate our reporting status, or take an action or fail to take any action, which would terminate our status as an SEC reporting company: (i) this Agreement terminates pursuant to Section VIII of the EFA and GHS has the right to sell all of the Securities without restrictions pursuant to Rule 144, or (ii) the date on which GHS has sold all the Securities and this Agreement has been terminated pursuant to the EFA.

b)

We will use the proceeds from the sale of the Put Shares for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes our Board of Directors, in good faith, deem to be in our best interest.

c)

We will take all action necessary to at all times have authorized and reserved the amount of Shares included in the registration statement. In the event we determine that we do not have a sufficient number of authorized shares to reserve and keep available for issuance, we will use all commercially reasonable efforts to increase the number of authorized shares by seeking shareholder approval for the authorization of such additional shares.

d)

We will not, and shall cause each of our Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two (2) years, shareholders who beneficially own 5% or more of the Common Stock, or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest, except for (i) customary employment arrangements and benefit programs on reasonable terms, (ii) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a disinterested third party other than such Related Party, or (iii) any agreement, transaction, commitment or arrangement which is approved by a majority of our disinterested directors

e)

We will promptly notify GHS upon the occurrence of any of the following events : (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or notice of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;(v) our reasonable determination that a post-effective amendment or supplement to the Registration Statement would be appropriate, and we will promptly make available to GHS  any such supplement or amendment to the related prospectus; and (vi) we will deliver instructions to our transfer agent to issue the Shares to GHS . and transactions contemplated herein.

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This Agreement may be terminated upon any of the following events: (a) the Selling Stockholder has purchased an aggregate of Ten Million Dollars ($10,000,000); or (b) 36 months from the date of the EFA.

Further, the EFA requires that we use our reasonable best efforts to have the registration statement be effective no more than 120 days following the date the initial registration statement was filed.

GHS and its affiliates are prohibited from engaging in any short sales during the period commencing on the Execution Date (June 18, 2021) and continuing through the termination of the EFA.

As we draw down on the Equity Line pursuant to the EFA, we anticipate our shares of our common stock will be sold into the market by GHS. The sale of these shares could cause our stock price to decline. If our stock price declines and we issue more puts, more shares will come into the market, which could cause a further decline in our stock price. We determine when and whether to issue a put to GHS, so we will know both the stock price used as the reference point, and the number of shares issuable to GHS upon such exercise. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the EFA. We have no obligation to utilize the full amount available under the EFA and all determinations regarding the execution of a put provision remains solely in our discretion.

Neither the EFA nor any of our rights or GHS’s rights thereunder may be assigned to any other person.

There is no guarantee that we will be able to meet the foregoing conditions or any of the other conditions in the EFA or that we will be able to draw down any portion of the Total Commitment available under the EFA with GHS.

The obligations of GHS under the EFA to purchase shares of our common stock may not be transferred to any other party, and none of the terms or conditions contained in the EFA may now be amended or waived by the parties.

The EFA also provides for indemnification of GHS and its affiliates in the event that GHS incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations and warranties under the EFA or the other related transaction documents or any action instituted against GHS or its affiliates due to the transactions contemplated by the EFA or other transaction documents, subject to certain limitations. The Registration Rights Agreement indemnifies us up $25,000 in the aggregate in losses, claims, damages liabilities, judgements, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement, incurred in investigating, preparing or defending any action, claim, suit inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative, or other regulatory agency, body or the SEC, to which the Company may become based upon any material violation by GHS of the Securities Act, the Exchange Act, state securities laws relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement in the aggregate amount of up to a maximum of $25,000.

The sale of the Shares to GHS under the EFA are exempt from registration under the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of and Regulation D under the Securities Act.

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Registration Rights Agreement (“RRA”) with GHS

We have a June 18, 2021 Registration Rights Agreement with GHS. We are required to use our best efforts to file the RRA within 30 calendar days of the Execution of the RRA and to register for resale all the Registrable Securities which would be issuable on the date preceding the filing of the Registration Statement based on the closing bid price of our common stock on such date. We are required to use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC within more than 90 days after we file the Registration Statement and to respond to SEC comments within 10 business days from receipt of comments from the SEC. We will l keep the Registration Statement effective until the earlier to occur of the date on which: (A) the Selling Stockholder shall have sold all Registrable Securities; or (b) GHS has no right to acquire any additional shares under the EFA. If we are informed by the SEC that all of the unregistered Registrable Securities cannot be registered for resale on a single Registration Statement, we agree to file amendments to the Registration Statement covering the maximum number of Registrable Securities permitted to be registered by the SEC to register for resale as a secondary offering. Should we become aware of happening of an event that constitutes an untrue statement of a material fact or omission in the Registration Statement, we are required to notify the Selling Stockholder in writing regarding such event and promptly prepare an amendment to the Registration Statement. Further, we are required to use all commercially reasonable efforts to maintain our designation and quotation on our Principal Market, the OTC Markets’ OTCQB. We are required to pay all legal expenses, other than underwriting discounts and commissions other than set forth in the EFA. The RRA provides for mutual indemnification of the Parties. Further, we are required to make and keep adequate current information available and timely file all SEC reports.

Illustrative Tables

The number of shares of our common stock ultimately offered for resale by GHS is dependent upon a number of factors, including the extent to which we ultimately issue and sell to GHS under the EFA. The following table sets forth the total number of Shares that would be issued at varying purchase prices for us to receive the entire $10,000,000 in gross proceeds under the EFA (without accounting for certain fees and expenses):

Assumed Average Purchase Price(1)	Total Number of Shares to be Issued if Full Purchase	Percentage of Currently Outstanding Shares (1)	Proceeds from the Sale of Shares to GHS Under the EFA
$0.0156	641,025,641	456%	10,000,000
$0.0312	320,512,820	228%	10,000,000
$0.0468	213,675,213	152%	10,000,000
$0.078	138,205,128	98%	10,000,000
$0.093	107,526,881	76%	10,000,000

_____________

1.

The denominator is based on 140,470,804 shares outstanding as of June 25, 2021 is based on the commitment to purchase the Shares pursuant to the EFA. The numerator is based on the number of Shares issuable to GHS under the EFA at the corresponding assumed average purchase price set forth in the adjacent column.

2.	Assumed average purchase price of $0.0156 is equal to 80% of 25% of the June 25, 2021 closing sales price of our common stock of $0.078.
3.	Assumed average purchase price of $0.312 is equal to 80% of 50% of the June 25, 2021 closing sales price of our common stock of $0.078
4.	Assumed average purchase price $0.0468 is equal to 80% of 75% of the June 25, 2021 closing sale price of our common stock of $0.078.
5.	Assumed average purchase price of $0.078 is equal to 80% of 125% of the June 25, 2021 closing sale price of our common stock of $0.078.
6.	Assumed average purchase price of $0.093 is equal to 80% of 150% of the June 25, 2021 closing sale price of our common stock of $0.078.

The following table sets forth the amount of proceeds we would receive from GHS from the sale of Shares under the EFA that are registered in this offering at varying purchase prices (without accounting for certain fees and expenses):

Assumed Average Purchase Price	Number of Registered Shares to be Issued	Percentage of Currently Outstanding Shares (1)	Proceeds from the Sale of Shares to GHS Under the EFA
$0.0156	18,727,407	4.99%	$187,274
$0.0313	18,727,407	4.99%	$586,167
$0.0468	18,727,407	4.99%	$876,442
$0.078	18,727,407	4.99%	$1,460,737
$0.093	18,727,407	4.99%	$1,741,648

______________

1.

The denominator is based on 140,470,804 shares outstanding as of June 25, 2021 is based on the commitment to purchase the Shares pursuant to the EFA. The numerator is based on the number of Shares issuable to GHS under the EFA at the corresponding assumed average purchase price set forth in the adjacent column.

2.	Assumed average purchase price of $0.0156 is equal to 80% of 25% of the June 25, 2021 closing sales price of our common stock of $0.078.
3.	Assumed average purchase price of $0.312 is equal to 80 % of 50% of the June 25, 2021 closing sales price of our common stock of $0.078
4.	Assumed average purchase price $0.0468 is equal to 80 % of 75% of the June 25, 2021 closing sale price of our common stock of $0.078.
5.	Assumed average purchase price of $0.078 is equal to 80% of 125% of the June 25, 2021 closing sale price of our common stock of $0.078.
6.	Assumed average purchase price of $0.093 is equal to 80% of 150% of the June 25, 2021 closing sale price of our common stock of $0.078.

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PLAN OF DISTRIBUTION

The Selling Stockholder, GHS, may, from time to time, sell any or all of its shares of our common stock on otcmarkets.com or any other stock exchange, market or trading facility on which the shares of our common stock are traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchases;
•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	Privately negotiated transactions;
•	Broker-dealers may agree with the Selling Stockholder to see a specified number of such shares at a stipulated price per share; or
•	A combination of any such methods of sale.

Additionally, broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commissions in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440. Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above and pursuant to the one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed, disclosing:

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•	the name of any such broker-dealers;
•	the number of shares involved;
•	the price at which such shares are to be sold;
•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;
•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and
•	other facts material to the transaction.

GHS has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

There can be no assurance that the Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholder is an underwriter within the meaning of the Securities Act of 1933, as amended (“Securities Act”) and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. Any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. GHS has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act.

Discounts, concessions, commissions, and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The Selling Stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act. We will not receive any proceeds from the resale of any of the shares of our common stock by the Selling Security Holder. We will, however, receive cash proceeds from GHS pursuant to Put Notices issued to us by GHS our demand to GHS.

We have entered into agreements with GHS to keep this prospectus effective until each: (i) has sold all of the common shares purchased by it and (ii) has no further right to acquire any additional shares of common stock under the agreements.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (“Exchange Act”) any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholders.

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We have agreed to pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and legal and accounting fees; provided, however, GHS will pay all selling commissions, concessions and discounts, and other amounts payable to underwriters, dealers or agents, if any, as well as transfer taxes and certain other expenses associated with the sale of the shares of common stock. We have agreed to indemnify GHS and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. GHS has agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by GHS specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

At any time, a particular offer of the shares of common stock is made by the selling stockholder, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the Commission to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock Rights

Each share of Common Stock shall have one (1) vote per share for all purposes. Our Common Stock does not provide preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our Common Stockholders are not entitled to cumulative voting for election of Board members. Each share of our Common Stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. Holders of our Common Stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors.

Holders of our Common Stock Shares

Common Stock

We are authorized to issue 500,000,000 shares of common stock, par value $0.001, of which 140,470,804 shares are issued and outstanding as of June 29, 2021.

Preferred Stock

We are authorized to issue Preferred A Shares, Preferred B Shares, Preferred C Shares and Preferred D shares, the rights, and preferences of which are described below:

Preferred A

We are authorized to issue 20,000,000 Shares of Series A Preferred Stock.

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Our Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, provides that, among other things, the holders of Series A Preferred Stock shall vote together as a single class with the holders of our Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock. Each outstanding share of Series A Preferred Stock shall be entitled to a number of votes equal to 51% of the voting power attributable to all shares entitled to vote divided by the sum of (i) the number of Series A preferred Stock then issued and outstanding and (ii) the number of shares of Series A Preferred Stock converts into 51% on a pro rata basis of ownership of 51/% of the fully diluted issued and outstanding shares.

To date, we have issued 20,000,000 Preferred A Shares.

Preferred B

We are authorized to issue 1,000,000 Shares of Series B Preferred Stock is comprised of one million (1,000,000) shares, par value $.00001 per share, issuable from time to time in one or more series and consists of the following provisions:

Dividends.

a) Participating Dividends on As-Converted Basis. Holders of Series B Preferred Stock (“Holders”) shall be entitled to participate on a pari passu, pro rata as-converted-to- Common Stock basis in any and all dividends or other distributions paid by the Corporation on the Common Stock (other than dividends paid in Common Stock). The Corporation shall pay no dividends on shares of the Common Stock unless it simultaneously complies with the previous sentence.

Liquidation Preference. Upon the occurrence of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each holder of Series B Preferred Sock shall be entitled to receive the amount such holder would have received had such holder’s shares of Series B Preferred Stock, together with accrued and unpaid dividends thereon, been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation at a value of $1.00 a share.

Voting. Except as otherwise provided herein or by law and in addition to any right to vote as a separate class as provided by law, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting) the holders of outstanding shares of Series B Preferred Stock shall vote together as a single class with the holders of the Corporation’s Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock. Each outstanding share of Series B Preferred Stock shall be entitled to a number of votes equal to .00001% of the voting power attributable to all shares entitled to vote divided by the sum of (i) the number of shares of Series B Preferred Stock then issued and outstanding and (ii) the number of shares, if any, of Series B Preferred Stock then converted into Common Stock pursuant to Section 6 hereof.

Conversion.

A. Conversions at Option of Holder. Each share of Series B Preferred Stock shall be convertible, at any time and from time to time from and after the original issue date at the option of the Holder of any Series B Preferred Stock, into that number of shares of Common Stock (“Conversion Shares”) determined as follows:

B. Conversion Shares = 1 share of Preferred B = 23 shares of common stock

Original Issue Date - The date of the first issue of any shares of this Series B Preferred Stock.

To date, we have issued 333,480 Preferred B Shares.

Preferred C

We are authorized to issue 11,442,857 Shares of Series C Preferred Stock.

Our Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock, provides that, our Preferred C Holders are not entitled to any voting rights. Preferred C Holders have liquidation preferences, whereby each such holder shall be entitled to receive the amount of Preferred Shares times Seven Cents a share together with accrued and unpaid dividends into Common Stock immediately prior to such liquidation or winding up the Corporation.

Each Share of Preferred C is convertible at any time at the holder’s option into Common Stock Shares determined according to the following formula:

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Conversion Shares = Number of Issued Series C Preferred/$0.07 in Common Stock

The number of Series C Preferred will be equitably adjusted to reflect any forward or reverse splits of Series C Preferred.

We have Advisory Agreements as detailed on page 16 that provide for the issuance of a total of 11,442,857 Series C Preferred Shares, no shares of which have yet been issued.

10% Cumulative Convertible Series D Preferred Stock

Effective as of June 21, 2021, we are authorized to issue 5 Million Shares of Series D Preferred Stock. Our Certificate of Designation of Preferences, Rights and Limitations of Series D Preferred Stock contains the following material provisions:

(1) Designation and Rank. The designation of such series of the Preferred Stock shall be the 10% Cumulative Convertible Series D Preferred Stock, par value $.00001 per share (the “Series D Preferred Stock”). The maximum number of shares of Series D Preferred Stock shall be Five Million (5,000,000) shares. The Series D Preferred Stock shall rank senior to the common stock, par value $.00001 per share (the “Common Stock”), for purposes of liquidation preference, and senior to the Series B Preferred Stock, and the Series C Preferred Stock (hereinafter referred to as “Junior Stock”).

(2) Dividends. The Series D Preferred herein will carry a non-compounding annual rate of 10% Cumulative Convertible dividend payable annually, upon liquidation, or as and if declared by the Corporation’s Board of Directors (the “Board”) to the holders of the Series D Preferred Stock (the “Holder”). The dividends will be payable in shares of Common Stock at a conversion ratio of $10.00 per share, based on the per share value of the Holders’ investment into the Series D Preferred Stock as recorded on the corporate records of the Corporation (such investment may be part of the consideration underlying the purchase order with Seacrest Sales and Marketing Corporation or similar transactions). The Holders of Series D Preferred herein also shall be entitled to participate pro rata in any dividends paid on the Common Stock on an as-if-converted basis.

(3) Voting Rights. Each share of the Preferred Stock shall have voting rights only as required by law.

(4) Liquidation Preference

(a) The Holders of Series D Preferred Stock shall have preference upon liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, over all holders of Common Stock and Junior Stock. Upon the occurrence of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Holder of Series D Preferred Sock shall be entitled to receive the amount such Holder would have received had such Holder’s shares of Series D Preferred Stock, together with accrued and unpaid dividends thereon, been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation at a value of $10.00 per share.

(b) For purposes of this Section, the merger or consolidation of the Corporation with any other corporation or other entity in which the Holders of Series D Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property for equal value) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation, provided, however, in the event of the sale of all or substantially all the assets of the Corporation in which equal value is not received, liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, or a default on any financial obligation of the Corporation in excess of $1,000,000 in the aggregate shall constitute a liquidation.

(5) Conversion.

(a) Optional Conversion: The Holder of Series D Preferred Stock shall be convertible into shares of Common Stock at any time at the election of each Holder. The initial conversion rate shall be at a conversion ratio of the average closing stock price of the Common stock on the last ten (10) Trading Days, based on the per share value of the Holders’ investment into the Series D Preferred Stock as recorded on the corporate records of the Corporation (such investment may be part of the consideration underlying the purchase order with Seacrest Sales and Marketing Corporation or similar transactions) (the “Conversion Rate”). For clarification and the purpose of the federal securities laws, this conversion rate is considered a variable conversion rate. Trading Day” means a day on which the principal Trading Market is open for trading. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTC Pink Marketplace, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

(b) Mandatory Conversion. At any time on or after the second anniversary of the issuance of this Series D Preferred Stock to the Holder, the Corporation shall have the right, at its sole option, to cause the Series D Preferred Stock, in whole or, at its discretion, in part, to be automatically converted into Common Stock at the then applicable Conversion Rate. The Corporation will provide notice to all Holders of Series D Preferred Stock of the triggered automatic conversion.

As of the date of this filing, we have issued 0 Series D Preferred Stock. Management intends, but cannot provide insurances, that such Series D stock will be used for financing, payables, or a combination, if at all.

Options

There are no options outstanding.

Warrants

There are 500,000 three year $.10 Cash warrants outstanding.

Dividend Rights

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend, as follows:

1.	We would not be able to pay our debts as they become due in the usual course of business; or
2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. The Series D Preferred herein will carry a non-compounding annual rate of 10% Cumulative Convertible dividend payable annually, upon liquidation, or as and if declared by our  Board of Directors to the holders of the Series D Preferred Stock.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

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Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for a least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, our affiliates or persons selling shares on behalf of our affiliates who own shares that were acquired from us or an affiliate of ours at least six months prior to the proposed sale are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal 1,271,906 shares as of the date of this Prospectus; or
•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer, an SEC Registered transfer agent, located at 18 Lafayette Place, Woodmere, New York 11598 VStock Transfer’s telephone number is 212 828-8436 and is email is info@vstocktransfer.com.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Frederick M. Lehrer, Esquire of Frederick M. Lehrer, P. A. will pass on the validity of the Common Stock being offered pursuant to this Registration Statement. Neither Frederick M. Lehrer nor Frederick M. Lehrer has ever owned any of our securities and has no agreement to receive any shares in the future.

The audited financial statements for the years ended December 31, 2020 and December 31, 2019 included in this Prospectus and the Registration Statement have been audited by Yichien Yeh, CPA, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1 with the SEC under the Act with respect to the Common Stock offered by Selling Stockholder in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

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DESCRIPTION OF BUSINESS

Corporate History

We were incorporated in the State of Nevada on January 30, 2013 under the name Altimo Group Corp and its initial business plan was to place and operate frozen yogurt making machines.

Effective July 14, 2014, we had a change in control. In accordance with the terms and provisions of a stock purchase agreement dated May 5, 2014 (the “Stock Purchase Agreement”) by and among Marek Tomaszewski, the seller of an aggregate of 8,000,000 shares of common stock of the Company (the “Control Block Seller”), and Success Holding Group Corp. USA, a Nevada corporation (the “Control Block Purchaser”), the Control Block Purchaser purchased from the Control Block Shareholders all of the 8,000,000 shares of common stock held of record. In accordance with the terms and provisions of the Stock Purchase Agreement, the Company accepted the resignations of its sole officer and director, Marek Tomaszewski as President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer effective July 14, 2014. Simultaneously, the Board of Directors appointed the following individuals:

Steve Chen as a member of the Board of Directors and the Chief Executive Officer; and (ii) Brian Kistler as a member of the Board of Directors and the President, Secretary, Treasurer and Chief Financial Officer. Effective July 14, 2014, our Board of Directors, and majority shareholders approved an amendment to our articles of incorporation to change our name to “Success Entertainment Group International Inc.” (the “Name Change Amendment”). The Name Change Amendment was approved by our Board of Directors to better reflect the new nature of our business operations. The Name Change Amendment was filed with the Secretary of State of Nevada on August 22, 2014.

On July 15, 2014, the Board of Directors of Altimo Group Corp authorized and approved the execution of that certain general release and waiver of debt agreement (the “Release Agreement”) with Marek Tomaszekwsi, the Company’s prior President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer (the “Creditor”), pursuant to which the Creditor agreed to waive and release the debt due and owing to it in the aggregate amount of $5,100 (the “Released Debt”). In accordance with the terms and provisions of the Release Agreement, the Creditor agreed to release, acquit, covenant not to sue and specifically release and waive any claims or rights it may have under common law and statutory law relating to the Released Debt. Effective July 15, 2014, pursuant to the change in ownership described above, the focus and direction of the Company became the production and development of internet movies and training films.

On December 1, 2014, our Board of Directors of the Company authorized an amendment to its Bylaws to change the Company’s fiscal year end From March 31 to December 31.

On December 2, 2014, our Board of Directors accepted the resignation of Steve Chen as the Chief Executive Officer and appointed Chris (Chi Jui) Hong as the Chief Executive Officer and a member of the Board of Directors. Following this appointment, our Board of Directors consists of three members: (i) Steve Andrew Chen; (ii) Brian Kistler; and (iii) Chris (Chi Jui) Hong.

On November 19, 2015, we acquired 100% shares of Double Growth Investment Ltd. On December 9, 2015, we acquired 100% shares of Coronet Limited, Fortunate Yields Limited, Solution Elite Limited, Ultimate Concept Limited, Viva Leader Limited. All these subsidiaries were registered in Republic of Seychelles. We made these acquisitions for future investment purpose. In 2016, we discontinued Coronet Limited, Fortunate Yields Limited, Solution Elite Limited, Ultimate Concept Limited, Viva Leader Limited by non-payment of the annual renewal fee.

On December 14, 2017, we acquired 100% shares of Success Events (Hong Kong) Limited, a company registered in Hong Kong Special Administrative Region. Success Events (Hong Kong) Limited holds 60% shares of Shenzhen Internet Media Co., Ltd. and 100% shares of Distribution Network Inc. Shenzhen Internet Media Co., Ltd was registered in China. Distribution Network Inc. was registered in Seychelles and its main business are holding seminar in Great China Area.

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On February 28, 2018, Success Events (Hong Kong) Limited transferred 60% shares of Shenzhen Internet Media Co., Ltd. to a company in China. Shenzhen Internet Media Co., Ltd. is no longer a subsidiary of the Company.

On May 30, 2018, Success Events (Hong Kong) Limited acquired 100% shares of Success Win (Shanghai) Co., Ltd.

On February 27, 2019, SEGN Taiwan Limited was incorporated in Taiwan and we held 100% of its shares.

April 3, 2020 Securities Exchange Agreement with Renavotio Infratech and its Shareholders

(Acquisition of Renavotio Infratech)

On April 3, 2020, we executed a Securities Exchange Agreement (the “Exchange Agreement”) with Renavotio Infratech, Inc., a Delaware corporation (“Renavotio Infratech”) and its Shareholders (the “Renavotio Infratech Shareholders”) to acquire 100% of the equity interests of Renavotio Infratech or 20,000,000 common stock shares of Renavotio Infratech, in exchange for the following consideration: (a) 20,000 of our Series A Preferred Stock issued pro rata to the Renavotio Infratech Shareholders; (b) cancellation of 30,000,000 of our Common Stock Shares owned by Success Holding Group, USA (“Success Holding”), a company controlled by our then controlling shareholders Steve Chen and Brian Kistler; (c) our future issuance to a party designated by our then CEO, Chi Jui Hong, of 6,000,000 our Common Stock Shares, which designee was later authorized by our Board of Directors as Wei-Der Lee; and (d) cancellation of receivables in related party transactions between us and Success Holding.

On June 25, 2020, we filed with the State of Nevada an Amendment to our Articles of Incorporation reflecting our corporate name change to “Renavotio, Inc.” In connection with the name change, on September 25, 2020, the Financial Institute Regulatory Authority (FINRA) approved our name change to Renavotio, Inc., and our OTCQB ticker symbol change to “RIII.”

July 15, 2020 Agreement between Ranavotio Infratech, Inc. and Utility Management Corp

(Acquisition of Utility Management Corp by Our Wholly Owned Subsidiary, Ranavotio Infratech)

On July 15, 2020, our wholly owned subsidiary, Renavotio Infratech. completed a Stock Purchase Agreement with Utility Management Corp. (“Utility Management”), a Delaware corporation, and its stockholders, whereby Utility Management sold to Renavotio Infratech all of Utility Management’s issued and outstanding shares and the limited liability interests of Utility Management’s wholly owned subsidiaries, Cross-Bo Construction, LLC and Utility Management & Construction, LLC, both of which are Oklahoma limited liability company, at which time Utility Management became Renavotio Infratech’s wholly owned subsidiary.

In connection with the Renavotio Infratech’s acquiring Utility Management, we provided the following consideration to Utility Management: (i) we assumed Utility Management’s existing debt; and (ii) we issued such number of shares of our common stock equal to (x) One Million Three Hundred Thousand Dollars ($1,300,000) divided by (y) the greater of (1) $.07 or (2) the average closing price of share of our Common Stock for the ten (10) trading days immediately prior to the Closing Date.

.

August 29, 2020 Agreement with Renavotio, Inc. and Success Holding

On August 29, 2020, the closing date of our acquiring Renavotio Infratech, we entered into an agreement with Success Holding as a follow up to our April 3, 2020 Securities Exchange Agreement, whereby consistent with the closing conditions in the April 3, 2020 Securities Exchange Agreement, we: (a) issued the 6,000,000 million shares to designee, Wei-Der Lee; and (b) transferred all of the ownership and assets and all liabilities of the Success Holding’s subsidiaries to Success Holding.

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Industry Data

According to the 2017 American Infrastructure Report Card, issued by the American Society of Civil Engineers, all categories of American infrastructure require modernization and improvement. According to the report, nationwide infrastructure funding for the ten years to 2025 is projected to reach $2.5 trillion. Nevertheless, the same report concludes that, at this level of funding, the nation will still face an unmet infrastructure investment gap through 2025 of $2.1 trillion. The last major federal government infrastructure improvement effort, the Fixing America’s Surface Transportation (FAST) Act of 2015, provided $305 billion in funding through 2020, for a range of critical infrastructure projects including transportation, water, and power projects. This amount is substantial. But it is also an order of magnitude less than what is required, according to the 2017 American Infrastructure Report Card.

Our Business

We operate the following infrastructure and medical platforms through e-commerce, platform sharing; and database-membership:

•	Utility, Water Plant treatment and distribution management
•	Medical Infrastructure, PPE Production and distribution
•

Underground infrastructure, water, sewer, Fiber optic and 5G installation and pursue acquisition opportunities of Utility management, Internet Service Providers (ISP), and Underground Utility Installation companies

Our operations are conducted through:

•	Renavotio Infratech, Inc. (“RII”), a Delaware Corporation and its subsidiaries:
•

Utility Management Corp (“Utility Management”), a Delaware corporation and its 2 Subsidiaries; Utility Management & Construction, LLC (“Utility Management LLC”) and Cross-Bo Construction, LLC (“Cross-Bo LLC”), both Oklahoma Limited Liability Companies, and we are currently the sole member of Utility Management.

Renavotio Infratech, Inc., “(RII”)

RII’s sells personal protective equipment (medical gloves, face masks, face shields, medical gowns). RII has purchased these products from overseas manufacturers; however, due to price gouging and speculation pertaining to the Pandemic related market, over the next 24 months RII seeks to develop direct factory relationships and agreements with manufacturers in the US to provide fixed price agreements to hospitals, medical distributors, and government agencies, for which there are no assurances that RII will be successful in securing such agreements.

Utility Management Corp , (“RII Subsidiary”)

Utility Management offers thru our Subsidiaries the following:

•	Management and operation of water utility systems
•	Water and waste management technology
•	IoT
•	Underground infrastructure, construction, and installation
•	5G technology solutions

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Utility Management & Construction LLC (Utility Management Subsidiary) (“UMCCO”)

UMCCO, an Oklahoma limited liability company, is an engineering and smart utility management company that provides a one-stop solution for rural communities to reduce the consumption of electricity, natural gas, and water utilities for commercial, industrial, and municipal end users. UMCCO’s unique approach creates immediate bottom line savings for clients, by providing the engineering, planning, permitting, and installation through their second wholly-owned subsidiary, Cross-Bo Construction (“Cross-Bo”), an Oklahoma limited liability company, specializing in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals

UMCCO also provides consulting and operational services to small towns or county CO-OPS that operate their own water and sewer systems to provide long-term savings, utilizing smart-utility monitoring and dedicated engineering and service personnel. These utility related platforms capture utility data from handheld GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. As a community-based management company based in Oklahoma, it specializes in the management and operation of small utility systems (Rural Waters Systems or Public Trusts or Authority), including record keeping, reporting , budgeting, customer correspondence, billing, and engineering. provides water-systems management. Utility Management provides services to over 2500 customers in the Northeast Oklahoma and Southeast Kansas area and intends to expand into other areas of the Midwest.

UMCCO provides geographic information system (“GIS”) solutions, infrastructure management and “smart city” infrastructure technology to construction, environmental consulting, utility, and government clients in the United States. (A “smart city” is an urban area that uses different types of electronic Internet of Things (“IoT”) sensors to collect data and them to manage assets and resources efficiently.)

•	The Utility platforms enables local and distributed teams to do field data collection using mobile devices (iOS and Android) and manage all geospatial data using a web interface; and
•

The Utility Platforms are a collection of components and application program interfaces (APIs) that make it easy to create a full, custom mapping solution very quickly. These components enable extensive and intensive data analysis, routing, and dissemination of geospatial information

UMCCO has licensed products that use of georeferenced imagery and vector datasets to obtain insights about that data. They can be used for field asset management, cadaster mapping, urban planning, the analysis of aerial and satellite imagery and other typical GIS use cases. These solutions are currently used across a variety of sectors, including utilities, intelligence, materials (mining), industrial (transportation), government (local, state, national and international) and others. In addition, UMCCO has been using this software user for more than three years, these solutions to help map and visualize the locations of subsurface as-built conditions. Going forward, Bravo expects to expand its use of these solutions to locate and map underground telecoms infrastructure. We intend to invest in research and development to increase the functionality this technology, including incorporating active IoT sensor monitoring and network-connected sensor products that can help create a comprehensive “smart infrastructure” solution for clients. Over the next 24 months, we intend to pursue commercialization of these solutions through investment in product, sales, and business development, and to integrate these platforms into our Infrastructure Services business, of which there are no assurances.

UMCCO’s solutions leverage cloud technology and a mobile-first approach to data acquisition and geo-analytics. The solutions are a set of cloud-based tools to collect, visualize and analyze geographic information. With the UMCCO solutions, a field crew can collect and update data using iOS and Android smartphones and tablets working online or offline. The web interface enables its users to display, analyze and share data easily. Incorporating these solutions allows organizations to streamline mapping workflows and reduce repetitive mapping workflows. On occasions where the customer has a pre-existing GIS or computer-aided design (CAD) system, APIs and plug-ins enable easy integration with them.

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Cross-Bo Construction, LLC (Utility Management Subsidiary) (“Cross Bo”)

Cross-Bo operates in Oklahoma, Kansas, and Missouri and provides services on infrastructure projects, specializing in Utility System installation and maintenance, which includes providing the hard assets and expertise to install pipelines for water, wastewater, storm water and gas systems up to thirty-six (“36”) inches in diameter. Cross Bo’s Hydrovac excavators, drilling, and heavy excavating equipment enables it to compete in the municipal utility bidding market for installation of water, wastewater, storm water, and gas system construction and installation. Cross-Bo has expertise in the installation of HDPE, PVC, and Ductile Piping Systems.

Additionally, Cross-Bo operates as a subsurface utility engineering (referred to in the industry as “SUE”) location, inspection and maintenance company, and has developed methodologies, combined with the use of its equipment, to generate detailed records of subsurface “as-built conditions”, such as the location of water, electrical, gas, fiber optic and other critical underground utility infrastructure assets. These services enable construction and maintenance activities to be conducted on a given physical site with the precision needed to limit damage to underground utility infrastructure and to avoid utility outages.

Our Future Plans

Over the next 24 months, we will attempt to expand our business and service offerings, as follows:

•	Expand our Infrastructure Services, developing relationships with municipalities, utilities, and construction companies.
•

Through Cross-Bo, should it be successful in is planned rollout of 5G mobile telecommunications services, develop and market those 5G services through an expanded geographic area, initially into Kansas and Missouri.

•	Capitalize on infrastructure and 5G expansion projects in the Midwest; Capitalize on expansion in the Midwest to provide support Infrastructure Services.
•	Acquire private companies in the Infrastructure and Internet Services area.
•	Seek strategic partnerships and/or revenue sharing opportunities in the niche infrastructure technology solutions area, the timing of which and the resulting profitability, there can be no assurances.

With all of our acquisitions, we intend to focus on post-transaction integration and business improvements, including through cross-selling opportunities and the leveraging of operational efficiencies through a central platform of finance, legal and human resources capabilities.

These solutions will provide our Infrastructure Services business with a competitive advantage and will enable us to develop and commercialize new services and products. We intend to continue to invest in the development of additional platform capabilities, including capabilities relating to smart IoT sensors and to help create niche “smart infrastructure” solutions for clients.

There are no assurances that we will be successful in any of the above planned expansion plans.

Technology-Enabled Infrastructure Solutions

We believe that the infrastructure and infrastructure services industries are starting to adopt new technology solutions to deliver cost savings and compliance adherence. As a result, we believe that smart utility products will provide our Infrastructure Services business with a significant competitive advantage. Similarly, we believe that our Infrastructure Services business will provide our Technology Solutions business with insights from a broad range of infrastructure clients, helping to guide the development of our technology products. We believe our technology platform coupled with our infrastructure client relationships and insights will enable us to develop and commercialize new services and products faster than if we were either an infrastructure services-only, or a technology solutions-only, business. We also expect that sustained operational and business development activities across our businesses will accelerate the commercial penetration of our technology solutions into the infrastructure markets we already serve.

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Business Strategies

Our goal is to provide innovative, market-leading solutions for the public and private infrastructure services industry, in particular where new technologies can enhance conventional service and product offerings. We believe that the pursuit of this goal will result in increased revenue generation, heightened synergies and economies of scale and improved operating results, profitability, and cash flows, all of which will contribute to increased long-term stockholder value. We plan to achieve our goal through the implementation of the following specific strategies:

•

Acquire Complementary Companies. We plan to selectively acquire companies that expand our existing operations, can leverage their businesses using our existing platform and are accretive to long-term stockholder value.

•

Increase Revenue from Existing Clients. We intend to expand our relationships with our existing clients and increase their business with us by cross selling our technology solutions and infrastructure services, including in multiple markets in the U.S. and globally.

•

Attract New Clients. We intend to invest in sales and business development efforts, including to expand the geographies in which we sell our infrastructure services and technology solutions. For example, Cross-Bo is licensed in Oklahoma, Kansas, and Missouri, and is currently targeting specific projects relating to the 5G telecommunications rollout – a new opportunity in the Midwest and throughout the United States. Additionally, UMCCO is utilizing multiple infrastructure management software tools for use in its rural utility management program.

•

Continuously Improve Operations. We intend to impose a process of continuous improvement of our operations, including by reducing costs and increasing productivity, initially through the centralization of shared management services in our ESG parent company.

•	Selectively Invest in Technology and New Services and Products. We intend to invest in our technology and infrastructure platforms to serve the evolving needs of our clients.

Competition

There are many competitors in the sales of personal protection equipment and infrastructure services that have greater assets, revenues, operational resources and financial resources then we do.

We believe there is a significant market opportunity to build a leading infrastructure-focused business that facilitates industry consolidation and delivers cost-effective infrastructure services and technology solutions.

•	Large and Growing Client Market
•	Essential Nature of Infrastructure Services

Infrastructure services are often essential expenditures for municipal governments and others. We believe that the essential nature of infrastructure services for many clients and potential clients will result in long-term growth opportunities and also help generate stable revenue streams over the economic cycle.

Highly Fragmented Provider Market

The U.S. has a large number of small and medium-sized companies providing infrastructure services to public and private customers on a local or regional basis. We believe that many of these companies are closely held or family-owned and -run, whose owners may have few exit opportunities. In addition, we believe that many of these companies need and want to align with larger and better capitalized platforms, potentially resulting in opportunities for our focused acquisition strategy.

Increasing Adoption of New Technologies

Many municipalities, utilities and other market participants are in the early stages of adopting new technologies to monitor and support their infrastructure, such as geospatial mapping and remote sensor technology. These new technology solutions have the potential to increase productivity in, and reduce costs associated with, construction, maintenance, and related activities.

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Website

Our website is located at www.renavotio.com.No information from this website is incorporated into in this Prospectus

Research and Development

We did not incur any research or development expenditures over the last two (2) fiscal years or since our inception.

Intellectual Property

We do currently have any patents, trademarks, or other intellectual property.

Revenue

We generate revenue from the following:

•	Sale of medical equipment
•	Infrastructure services

Target Markets

Our target markets include:

•	Hospitals, medical facilities, medical distributors
•	Municipalities and other government bodies
•	Utility companies

Intellectual Property

We have no registered patents, trademarks, or other intellectual property.

Dependence on One or a Few Major Customers

We are not dependent upon any major customers

Employees

We have 3 employees consisting of our Chairman/Chief Executive and Financial Officer, Billy Robinson, and our Chief Operating Officer, Dr. Robert Mackey and our Chief Compliance Officer, Brian Kistler.

Utility Management & Construction LLC has the following employees:

•	President, who is also our Chief Operating Officer
•	General Manager Controller
•	Operations Manager
•	3 Administrative personnel
•	2 Foreman
•	1 Meter Reader
•	8 Technicians

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Cross-Bo Construction LLC has the following employees:

•	President, who is also our Chief Operating Officer
•	General Manager
•	Office Manager
•	Office Assistance
•	2 Foreman
•	3 Operators
•	Dump truck operator
•	5 Laborers
•	Shop Maintenance

Seasonality of Business

Seasonality does not materially affect our business.

Sources and Availability of Products

We purchase, inventory, and deliver medical protection equipment from our leased fulfillment center in Chattanooga Tennessee. We import medical protective equipment from China, Vietnam, Korea, and Malaysia.

We purchase and inventory waterline, sewer line, meters, and fiber optic cable for our water related infrastructure services through various US located sources.

Raw Materials

We do not use raw materials in our business.

Government Regulations

We are subject to government regulation by the Environmental Protection Agency with respect to our infrastructure services. We are subject to regulation of the following agencies with respect to our sales of medical protection equipment.

•	Department of Commerce
•	US Treasury
•	US Customs
•	EFA

Material Agreements

The following material agreements our described in our Corporate History Section at page 7: (a) April 3, 2020 Securities Exchange Agreement with Renavotio Infratech and its Shareholders (Acquisition of Renavotio Infratech); (b) July 15, 2020 Agreement between Ranavotio Infratech, Inc. and Utility Management Corp(Acquisition of Utility Management Corp by Our Wholly Owned Subsidiary, Ranavotio Infratech); and (c) August 29, 2020 Agreement with Renavotio, Inc. and Success Holding.

Entry into Convertible Promissory Note with GHS

On September 18, 2020, we entered into a Convertible Promissory Note with GHS for the principal sum of $112,500 at 10% interest and a Maturity Date of June 16, 2021 at a fixed conversion price of $0.12. In connection with this Convertible Promissory Note, we are required to pay World Equity Group and David Pitt a 7% Broker’s fee. The agreement is subject to events of default and related default conversion prices.

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DESCRIPTION OF PROPERTY

Our executive, administrative and operating offices are located at 601 South Boulder Ave, Suite 600 Tulsa, OK 74119. We pay $300 per month for shared use of the space on a month to month basis. We believe that our facilities are adequate for our needs and that additional suitable space is available on acceptable terms as required.

We also own a four-acre 5,500 square foot office complex and a 4000 square foot warehouse in Ochetata, Oklahoma from which our corporate operations, including Utility Management Corp, Utility Management & Construction, LLC and Cross-Bo Construction, LLC, operate from We purchased the office complex and warehouse, which is subject to an SBA loan of $905,163 and requires a monthly payment of $10,125.

We have PPE fulfillment operation in Chattanooga, Tennessee where we operate in a 230,000 square foot facility. We have a monthly minimum operations cost of $2,150 monthly on a month to month lease basis. All fulfillment operations are on a contract basis and vary month to month.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition, or operating results. .

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock is not traded on any exchange but is currently available for trading in the over-the-counter market and is quoted on the OTCQB operated by OTC Markets Group, Inc. under the symbol “RIII” (formally “SEGN”). Trading in stocks quoted on these markets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects.

The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of our common stock. As a result of these rules, investors may find it difficult to sell their shares

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Set forth below are the range of high and low bid quotations for the periods indicated as reported by the OTC Bulletin Board. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

OTC Markets

Quarter Ended	High		Low
March 31, 2021		$0.0890	$0.0371
December 31, 2020		$.138	.022
June 30, 2020		$.33	.018
March 31, 2020		$1.51	.22
December 31, 2019		$3.01	3.00
September 30, 2019	$	*N/A	*N/A
June 30, 2019		$2.50	1.00
March 30, 2019	$	*N/A	*N/A

* No trades occurred during this period.

Our high and low quotations for June 28, 2021 were $0.810 and $0.0675, respectively.

Penny Stock Considerations

Our Common Stock will be deemed to be “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our Common Stock, which may affect the ability of Selling Stockholder or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock even if our Common Stock becomes publicly traded. In addition, the liquidity for our Common Stock may be decreased, with a corresponding decrease in the price of our Common Stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Form 10-Q, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

The following discussion highlights our results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on our unaudited financial statements contained in our  Form 10-Q ending March 31, 2021, which we have prepared in accordance with United States generally accepted accounting principles. You should read this discussion and analysis together with such financial statements and the related notes thereto.

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Basis of Presentation

The audited financial statements for our fiscal years ended December 31, 2020 and 2019 and the unaudited financial statements for the three months ended March 31, 2020 include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these unaudited financial statements. All such adjustments are of a normal recurring nature.

Going Concern

The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern. During the years ended December 31, 2020 and 2019, we had a net loss of approximately $1,753,000 and $1,450,000, respectively. For the three months ended March 31, 2021, we had a net loss of approximately $316,000. These factors raise substantial doubt about the Company’s ability to continue to operate as a going concern for the next twelve months.

Our ability to continue as a going concern is dependent upon our generating operating cash flow and raising capital sufficient to fund operations. We have discussed our strategy and plans relating to these matters elsewhere in this report although the consolidated financial statements included herein do not include any adjustments that might result from the outcome of these uncertainties. Our business strategy may not be successful in addressing these issues, however, and if we cannot continue as a going concern, our stockholders may lose their entire investment in us.

Liquidity and Capital Resources

As of March 31, 2021, we had current assets of $4,496,774, consisting of cash of $419,405, accounts receivable, net of allowance, of $122,420, inventory of $232,344, prepaid expenses of $3,466,668, $3,300,000 of which represent inventory purchases which have been billed by the vendor but are pending delivery and $166,668 represent prepaid services, and other current assets of $255,937.

As of December 31, 2020, we had current assets of $626,161, consisting of cash of $113,798, accounts receivable, net of allowance, of $130,301, inventory of $232,344, and other current assets of $149,718.

As of March 31, 2021, we had current liabilities of $4,409,572, consisting of accounts payable of $1,388,226, accrued expenses of $74,090, customer deposits for purchases of $1,696,500, convertible notes payable of $427,372, current portion of notes payable, net of discounts, of $548,384, and advances payable of $275,000.

As of December 31, 2020, we had current liabilities of $1,372,380, consisting of accounts payable of $75,586, accrued expenses of $71,695, convertible notes payable, net of discounts, of $500,189, and current portion of notes payable of $724,910.

We have funded our operations to date through the issuance of notes payable and stock.

Our ability to successfully execute our business plan is contingent upon us obtaining additional financing and/or upon realizing revenues sufficient to fund our ongoing expenses. Until we are able to sustain our ongoing operations through sales revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

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December 31, 2020 and December 31, 2019

Going Concern

The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern. As discussed in this report and in the notes to the consolidated financial statements, we have incurred operating losses, and at December 31, 2020, we have a working capital deficiency of approximately $746,000. These factors raise substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our generating operating cash flow and raising capital sufficient to fund operations. We have discussed our strategy and plans relating to these matters elsewhere in this report although the consolidated financial statements included herein do not include any adjustments that might result from the outcome of these uncertainties. Our business strategy may not be successful in addressing these issues, however, and if we cannot continue as a going concern, our stockholders may lose their entire investment in us.

Recently Issued Accounting Pronouncements

Our management has considered all recent accounting pronouncements issued since the last audit of our financial statements. Our management believes that these recent pronouncements will not have a material effect on our financial statements.

Critical Accounting Policies

The SEC has requested that all registrants list their most "critical accounting polices" in the Management Discussion and Analysis. The SEC indicated that a "critical accounting policy" is one which is both important to the portrayal of a company's financial condition and results, and requires management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We do not believe that the following accounting policies currently fit this definition.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company has defined cash and cash equivalents as all cash in banks and highly-liquid investments available for current use with an initial maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2020 or 2019.

The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”). The FDIC provides coverage of up to $250,000 per depositor, per financial institution, for the aggregate total of depositors' interest and non-interest bearing accounts. At December 31, 2020 and 2019, none of the Company's cash balances were in excess of FDIC limits. The Company has not experienced any losses on these accounts and management does not believe that the Company is exposed to any significant risks.

Accounts Receivable

UMCCO’s accounts receivable are the result of contracts which require monthly billings for services, installations and maintenance provided by the Company up to the respective monthly billing date. Cross-Bo’s accounts receivable are the result of construction activity, consisting of utility system installation, provided by the Company up to the respective billing date. Accounts receivable is recorded at the invoiced amount and do not bear interest.

Some billed balances are not paid by customers pursuant to retainage provisions within their respective contracts. The balances billed but not paid by customer pursuant to retainage provisions in these contracts are generally due and paid upon completion of the contracts and acceptance by the customer. Based on contract terms and historical collections, the Company expects the retainage balances to be collected within 12 months of the balance sheet date.

The allowance for doubtful accounts is the Company’s best estimate of the probable amount of credit losses in the Company’s existing accounts receivable. A considerable amount of judgment is required in assessing the realization of receivables. Relevant assessment factors include the creditworthiness of the customer and prior collection history. Balances over 90 days past due are reviewed individually for collectability. Account balances are charged off against the allowance after all reasonable means of collection are exhausted and the potential for recovery is considered remote. The allowance requirements are based on the most current facts available and are re-evaluated and adjusted on a regular basis and as additional information is received. During the year ended December 31, 2020, the Company recorded bad debt expense of 213,179. The $328,118 included in the allowance at December 31, 2020 include billed and earned balances which remain unpaid by customers.

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Inventory

Inventory is composed of finished goods inventory, specifically gowns (personal protective equipment), valued using weighted average cost, and includes acquisition cost, product freight in, and packaging costs. Slow moving and obsolete inventories are written down based on a comparison of on-hand quantities to historical and projected usages. The Company utilizes a third-party service to manage and secure the Company’s inventory.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs are charged to operations as incurred. Depreciation is based on the straight-line method over the estimated useful lives of the related assets. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in operations in the period realized.

Depreciation is computed on the straight-line method with useful lives as follows:

Buildings and improvements	15-39 years
Machinery and equipment	7 years
Vehicles	5 years
Office furniture and equipment	5 years
Software	3 years

Recoverability of Long-Lived Assets

The Company reviews its long-lived assets on a periodic basis, whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when management assesses that it is probably that a liability has been incurred and the amount can be reasonable estimated.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740-10, “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The Company evaluates its tax positions on an annual basis, and as of December 31, 2020, no additional accrual for income taxes is necessary. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest or penalties since its inception. The Company is required to file income tax returns in the U.S. federal tax jurisdiction and in various state tax jurisdictions and the prior three fiscal years remain open for examination by federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax year.

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Revenue Recognition

UMCCO recognizes consulting and operational management service revenues monthly and recognizes maintenance and repair revenues as services are performed.

Cross-Bo and UMCCO recognize construction revenues, which result from utility system installations, monthly as services are performed and materials are used.

Infratech recognizes revenues from the sale of personal protective equipment when performance obligations are satisfied, which occurs when materials are shipped to the customer.

Renavotio recognizes revenues from training seminars upon completion of the training seminar when services have been provided.

The Company’s contracts require monthly billings consisting of services performed and materials used through the billing date. Accordingly, the Company does not incur expenses which are not billed or bill customers for unearned amounts. Performance obligations are satisfied as services are performed and materials used for which control has been transferred to the customer upon installation. At December 31, 2020 and 2019, the Company had no unsatisfied performance obligations. See Note 9 for disaggregated revenues and customer concentrations.

Components of Results of Operations

Revenues

UMCCO recognizes consulting and operational management service revenues monthly and recognizes maintenance and repair revenues as services are performed.

Cross-Bo and UMCCO recognize construction revenues, which result from utility system installations, monthly as services are performed and materials are used.

Infratech recognizes revenues from the sale of personal protective equipment when performance obligations are satisfied, which occurs when materials are shipped to the customer.

Renavotio recognizes revenues from training seminars upon completion of the training seminar when services have been provided.

Cost of Revenues

Our cost of revenues consists primarily of payroll for revenue generating operations, cost of materials, contract labor and rented equipment.

General and Administrative

Our general and administrative expenses consist primarily of payroll for our administrative employees, outside consulting, legal and accounting services, insurance, facilities, and other supporting overhead costs.

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Results of Operations

The results of our consolidated operations are summarized as follows:

	Year Ended December 31,
	2020	2019

Revenues	$4,124,300	$233,249
Cost of revenues	3,468,096	117,486
Gross profit	656,204	115,763
Expenses
General and administrative	2,135,222	1,677,002
Depreciation	80,981	-
Other (income) expense	192,530	-
Provision for income taxes	-	(110,901)
Foreign currency translation adjustment	2,616	(4,075)
	2,411,349	986,426

Comprehensive loss	$(1,755,145)	$(1,446,263)

Revenues

The following table summarizes our historical revenues:

	For the Years Ended December 31,
	2020	2019
Personal Protective Equipment	$3,140,793	$-
Construction	405,515	-
Management	516,275	-
Repair & Maintenance	61,717	-
Training Seminars	-	233,249
	$4,124,300	$233,249

	For the Years Ended December 31,
	2020	2019
Personal Protective Equipment	76.2%	*
Construction	9.8%	*
Management	12.5%	*
Repair & Maintenance	1.5%	*
Training Seminars	*	100%

The shift and increase in revenues were due to the acquisition of Infratech and UMC during 2020.

Cost of Revenues

Cost of revenues increased from 2019 to 2020 due to the acquisition of Infratech and UMC during 2020. Cost of revenues for the years ended December 31, 2020 and 2019 were $3,468,096, and $117,486, respectively. Cost of revenues as a percentage of revenues for the years ended December 31, 2020 and 2019 were 84%, and 50%, respectively.

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General and Administrative

General and administrative expenses increased from 2019 to 2020 due to the acquisition of Infratech and UMC during 2020. General and administrative expenses for the years ended December 31, 2020 and 2019 were $2,135,222, and $1,677,002, respectively. General and administrative expenses as a percentage of revenues for the years ended December 31, 2020 and 2019 were 52%, and 719%, respectively.

Depreciation

During 2020, the Company incurred $80,981 in depreciation expenses on the assets acquired as part of the UMC acquisition.

Other Income

During the year ended December 31, 2020, the Company had other income totaling $159,917 from relief payments made under the CARES Act for principal and interest on SBA notes payable.

Other Expense

During 2020, the Company incurred $195,963 in interest expenses and $156,484 in penalties and fees related to its debt obligations.

Off-Balance Sheet Arrangements

As of December 31, 2020 and 2019, there were no off-balance sheet arrangements (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

March 31, 2021 and March 31, 2020

Results of Operations

The results of our consolidated operations are summarized as follows:

	For the three months ended
	March 31,
	2021	2020
	(Unaudited)	(Unaudited)

Revenues	$370,636	$-
Cost of revenues	224,986	-
Gross profit	145,650	-

Operating expenses
General and administrative	511,012	99,274
Depreciation	159,018	-
Total operating expenses	670,030	99,274

Loss from operations	(524,380)	(99,274)

Other income and (expense)
Interest expense	(95,837)	-
Other income	353,967	-
Other expense	(50,000)	-
Total other income (expense)	208,130	-

Net loss	$(316,250)	$(99,274)

Other comprehensive income (loss)
Foreign currency translation adjustment	-	891

Comprehensive loss	$(316,250)	$(98,383)

Loss per share	$-	$-

Weighted average shares outstanding - basic	125,871,414	75,135,000

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Revenues

The following table summarizes our historical revenues:

	Three Months Ended March 31,
	2021	2020
Personal Protective Equipment	$19,494	$-
Construction	77,350	-
Management	244,002	-
Repair & Maintenance	29,790	-
Training Seminars	-	-
	$370,636	$-

	Three Months Ended March 31,
	2021	2020
Personal Protective Equipment	5.3%	*
Construction	20.9%	*
Management	65.8%	*
Repair & Maintenance	8.0%	*
Training Seminars	*	*

The shift and increase in revenues were due to the acquisition of Infratech and UMC during the second half of 2020.

Cost of Revenues

Cost of revenues increased from 2020 to 2021 due to the acquisition of Infratech and Utility Management Corp. (UMC) during the second half of 2020. Cost of revenues for the three months ended March 31, 2021 and 2020 were $224,986, and $-0-, respectively. Cost of revenues as a percentage of revenues for the three months ended March 31, 2021 and 2020 were 61%, and 0%, respectively.

General and Administrative

General and administrative expenses increased from 2020 to 2021 due to the acquisition of Infratech and UMC during the second half of 2020. General and administrative expenses for the three months ended March 31, 2021 and 2020 were $511,012, and $99,274, respectively. General and administrative expenses as a percentage of revenues for the three months ended March 31, 2021 and 2020 were 138%, and 100%, respectively.

Depreciation

During the three months ended March 31, 2021, the Company incurred $159,018 in depreciation expenses on the assets acquired as part of the UMC acquisition during the second half of 2020.

Other Income

During the three months ended March 31, 2021, the Company had other income totaling $353,967 from relief payments made under the CARES Act for principal and interest on SBA notes payable.

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Other Expense

During the three months ended March 31, 2021, the Company incurred $95,837 in interest expenses and $50,000 in expenses related to its debt obligations.

Off-Balance Sheet Arrangements

As of March 31, 2021 and December 31, 2020, there were no off-balance sheet arrangements (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation, or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation, or removal from office.

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed

William Robinson	Chairman/CEO	65	April 3, 2020
Dr. Robert Mackey	Director/COO	52	August 14, 2020
Steve Chen	Director	52	July 2014
Brian Kistler	Director /CCO	64	July 2014

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Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed:

William Robinson

William Robinson was appointed our Chairman, CEO, President, Secretary/Treasurer on April 3, 2020 and was appointed Chief Financial Officer on December 21, 2020. William Robinson has 34 years of founder/officer/director experience, including: (a) From December 2017 to December 2019, he was the CEO/Founder of Essential Services Group, Inc., an infrastructure company; (b) From January 27, 2020 to present, he has been the CEO/CFO of Han Teng Technologies, Inc. from September 2017 he has been founder Chairman/CFO of R Squared Technologies, Inc. acquired by Han Tang Technologies, Inc. which company is quoted on OTC Markets under the Pink Sheets; (c) form April 2009 to March 2017, he was the CEO/Founder of CAVU Resources, Inc., a diversified holding company, which company is quoted on OTC Markets under the Pink Sheets. William Robinson was previously licensed with FINRA as Series 7, 6, 63, 65 while employed at Prudential Securities, Paine Webber, and Anderson Bryant Securities. William Robinson studied business and finance at the University of Oklahoma and Northeast University 1974 thru 1979.

Dr. Robert Mackey

Dr. Robert Mackey was appointed our Director/Chief Operating Officer on August 14, 2020. Dr. Robert Mackey has the following experience: (a) over 24 years of experience in Industrial and Project Management; , 17 years of experience in cellular and continuous manufacturing as a Maintenance Supervisor, Plant Engineer, Corporate Engineer, Plant Manager, Engineering Director, Vice President and President/CEO; 4 years military experience in Industrial Electricity and Process Automation from entry level Technician to Maintenance Supervisor. Additionally, he has extensive experience with progressive management systems such as Deming, Six Sigma, and Lean Manufacturing, experience in strategic planning, budgeting, and execution of operational and capital plans and budgets in both cellular and continuous manufacturing operations, planning and managing supply chain distribution channels.

From December 2018 to present, Dr. Robert Mackey has been the President/CEO of Utility Management and Construction, LLC and Cross Bo Construction, LLC, which companies are now our subsidiaries From 2014 to 2018, Robert Mackey was Vice President and Director of Engineering at Burford Corporation, a Bakery Equipment Manufacturer in Maysville, Oklahoma. From 2009 to 2017, he was the Engineering Director of The Bama Companies, Inc. located in Tulsa, Oklahoma, and managed the engineering functions for Burford. From 1990 to 1995, Dr. Robert Mackey served in the United States Army as a Maintenance Supervisor and Prime Power Production Technician and was responsible for troubleshooting and problem isolation of 3 phase industrial power equipment. He was decorated 3 times for superior work performance. He received a Bachelor of Science Degree in Mechanical Engineering, Master of Science in Engineering and Technology Management, and a Doctor of Philosophy in Biosystems Engineering from Oklahoma State University.

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Steven Chen

Steven Chen was our Interim Chief Financial Officer from August 10 to August 26, 2020, and our Director since July 2013. From May 2012 to May 2014, he was a director of Success Prime Corporation, a company located in Taiwan. Steven Chen has been a marketing and motivational speaker and an author of self-motivation books and multi-media courses. Steven Chen is current the chairman of Success Holding Group Inc. (Cayman Islands) and the chairman of Success Prime Corp. (Taiwan). Mr. Chen was born in Taiwan and studied at Pepperdine University. He currently resides in both Taiwan and China.

Brian Kistler

Brian Kistler was appointed our Director on July 14, 2014 and is our Chief Compliance Officer. Since January 2020, Brian Kistler has served as a FINRA arbitrator in Indiana. From February 2006, serves in the following capacities as an officer/director: (a) from October 2019 to present as the Chief Compliance Officer/Director of ResGreen Group, Inc., a Nevada company, quoted on the Pink Sheets; (b) from February 3, 2014 to present, he has been a Director of Han Tang Technology, a seminar company; (c) from April 5, 2017 to present, he has been the President/Director of Dong Fang Hui Le, a Florida company quoted on the Pink Sheets; (d) from April 30, 2013 to present, he has been the CEO/Director of World Financial Holdings Group, a Florida company quoted on the Pink Sheets.

Brian Kistler has over twenty-five years in the financial services industry, as follows: (a) from October 1987 to September 1992, as a registered representative with Edward Jones, a registered broker dealer; (b) as a registered representative/manager from September 1992 to November 1994, with Linsco/Private Ledger; (c) from November 1994 to November 1999, as a registered representative/manager with Hilliard Lyons; (d) from November 1999 to May 2006 , as a registered representative/manager with Raymond James & Associates. Brian Kistler served in the United States Marine Corp from 1975 to 1979.

Family Relationships

There are no family relationships between any director or executive officer of our company.

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Significant Employees

We have recently acquired Renavotio Infratech, Inc., our Subsidiaries Utility Management Corp and Utility Management & Construction, LLC and Cross-Bo Construction, LLC and have key personal that have historically run these operations and are significant employees, including our executive officers.

Involvement in Certain Legal Proceedings

None of our directors and executive officers has been involved in any of the following events during the past ten years:

a)

any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
c)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

d)

being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

e)

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

f)

being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

g)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

h)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of the outstanding Shares to file reports of ownership and changes in ownership concerning their Shares with the SEC and to furnish us with copies of all Section 16(a) forms they file. We are required to disclose delinquent filings of reports by such persons.

Based solely on the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors and 10% stockholders were met for up to the filing of this prospectus.

Code of Ethics

We have adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that establishes, among other things, procedures for handling actual or apparent conflicts of interest.

Committees of Board of Directors

Audit

We have an audit committee that provides independent review and oversight of a company’s financial reporting processes, internal controls, and independent auditors. Management is responsible for establishing and maintaining adequate internal control over our financial reporting. Our internal control over financial reporting was not subject to attestation by our independent registered public accounting firm pursuant to rules of the SEC that permit us to provide only management’s report in this annual report.

Governance

We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

Other Board Committees

We have no committees of our board of directors.

Corporate Governance

General

Our board of directors believes that good corporate governance improves corporate performance and benefits all stockholders.

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Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

Other Board Committees

We do not have an audit committee that provides independent review and oversight of a company’s financial reporting processes, internal controls, and independent auditors

We have no committees of our board of directors. We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request to the address appearing on the first page of this annual report.

Director Independence

We are not currently listed on the Nasdaq Stock Market, which requires independent directors. In evaluating the independence of our members and the composition of the committees of our board of directors, we utilize the definition of “independence” as that term is defined by applicable listing standards of the Nasdaq Stock Market and Securities and Exchange Commission rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

According to the Nasdaq definition, we believe that none of our directors are independent.

Our board of directors expects to continue to evaluate its independence standards and whether and to what extent the composition of our board of directors and its committees meets those standards. We ultimately intend to appoint such persons to our board and committees of our board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange. Therefore, we intend that a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated under the Securities Act of 1933, as amended.

Executive Compensation

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;
(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended December 31, 2019 and 2018; and
(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended December 31, 2019 or the fiscal year ended December 31, 2018, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

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SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

William Robinson CEO/CFO	2020	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Brian Kistler CCO	2020	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2019	$24,000	Nil	Nil	Nil	Nil	Nil	Nil	$24,000

Chris Hong CEO	2020	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Frank Tseng CEO	2020	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2019	$142,248	Nil	Nil	Nil	Nil	Nil	Nil	$142,248

Tony Chang CFO	2020	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2019	$104,248	Nil	Nil	Nil	Nil	Nil	Nil	$104,248

Robert Mackey COO	2020	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

During our Fiscal Year 2020, our current management, including our Chief Executive Officer, William Robinson, has not been paid a salary or any other compensation.

Grants of Plan-Based Awards

During the fiscal year ended December 31, 2019 we did not grant any stock options.

Stock Option Plan

Currently, we do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Option Grants

We have not granted any options or stock appreciation rights to our named executive officers or directors since inception. We do not have any stock option plans.

2019 Non-Qualified Stock Incentive Plan

Pursuant to an S-8 Registration Statement we filed on April 25, 2019, we adopted the 2019 Non-Qualified Stock Incentive Plan, which document is incorporated by reference and available via hyperlink in the Exhibit List as Exhibit 99.1. We registered 1,000,000 Shares on the Form S-8.

Management Agreements

We have not entered into any management agreements with any of our executive officers.

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Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

We have determined that none of our directors are independent directors, as that term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934 , as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the board of directors or a committee performing similar functions. The board of directors as a whole participates in the consideration of executive officer and director compensation.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to us by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Advisory Agreements

KBHS, LLC Advisory Board Agreement

We have an August 3, 2020 Advisory Board Agreement with KBHS, LLC (“KBHS”) for a term of 18 months to provide strategic advisory services, which KBHS shall be compensated through: (i) the issuance of 7,142,857 Series C Preferred Shares issued at $0.00001, which are convertible at $0.07; (ii) monthly minimum guaranteed payment of $10,000 for 18 months payable every thirty days beginning on August 3, 2020. The Advisory Board Agreement is subject to an Indemnity Agreement for the benefit of Kevin Harrington, the principal of KBHS.

Advisory Agreement with Joe Abrams

We have a July 31, 2020 Advisory Agreement with Joe Abrams to provide strategic advisory services for our fiscal years 2020 and 2021, which Joe Abrams shall be compensated through the issuance of 4,300,000 Series C Preferred Shares issued at $0.0001, which are convertible at $0.07.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth as of the date of this filing, certain information concerning the beneficial ownership of our capital stock, including our common stock, and Class A Convertible Preferred Stock, Class B Convertible Preferred Stock, and Class C Convertible Preferred Stock, Convertible Promissory Notes, and common stock purchase warrants by:

•	Each stockholder known by us to own beneficially 5% or more of any class of our outstanding stock;
•	Each director;
•	Each named executive officer;
•	All of our executive officers and directors as a group; and
•	Each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our outstanding stock.

We have Preferred A, Preferred B, Preferred C and Preferred D Shares authorized, each of which have specified conversion rights as detailed on page 42. Beneficial ownership is determined in accordance with the rules and regulations of the SEC in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within sixty (60) days through an exercise of stock options or warrants or otherwise Except as otherwise noted, we believe the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within sixty (60) days through an exercise of stock options or warrants or otherwise Except as otherwise noted, we believe the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

As of June 29, 2021 our fully diluted beneficial ownership consists of: (a) 140,470,804 shares of issued and outstanding common stock; (b) 166,097,321 shares of common stock that may be acquired upon the conversion of the Series A Preferred Stock, 7,670,040 shares of common stock that may be acquired upon the conversion of the Series B Preferred Stock, 11,442,857 shares of common stock that may be acquired upon the conversion of Series C Preferred Stock. In total, all Preferred Share Series may be converted into a total of 185,210,218 Common Stock Shares. Excluding Series A, B, C and D Preferred, we have 140,470,804 Common Stock Shares outstanding.

The following table sets forth, as of June 29, 2021, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities and by our current executive officers and directors as a group. The Percentage of Total Ownership reflects the percent ownership on a fully diluted amount after conversion of all Preferred Shares or the fully diluted Common Stock Shares outstanding, which totals 325,681,022 Shares.

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Common Stock Shares

Name of Beneficial Owner (1)	Common	Preferred	Nature of Beneficial Ownership	Percentage of Total Common	Percentage of Total Preferred	Percentage of Total Ownership	Percentage of Total Voting (Common and Preferred)
William Robinson, CEO/Director	-	19,650,000	(2)	0.00	88.11	50.11	50.11
Robert Mackey, COO/Director	18,571,428	-	(3)	13.22	0.00	5.70	5.70
Steve Chen, Director	6,600,000	-	(4)	4.70	0.00	2.03	2.03
Brian Kistler/Mary Kistler (Brian Kistler, Director)	65,200	43,480	(5)	0.05	0.54	0.33	0.33
Tysadco Partners LLC	17,250,000	215,000	(6)	12.28	2.67	6.81	6.81

Notes:

(1)	The address for our Officers and Directors (William Robinson, Robert Mackey, Steve Chen, Brian Kistler) is our corporate address at: 601 South Boulder Ave., Suite 600, Tulsa, OK 74119.

(2)

William Robinson's ownership of 50.11% reflects conversion of 19,650,000 Preferred Shares into Common Shares as reflected in the Preferred A Share Ownership below. William Robinson's Shares are held through partnership interest with his wife through Crescent Saint Holdings, LLC ( Crescent ), of which William Robinson is the Managing Member. William Robinson has sole dispositive power over the Common Shares, if converted. Crescents address is 601 South Border Avenue, Suite 600, Tulsa, Oklahoma 74119.

(3)

Dr. Robert Mackey's share amount of 18,571,428 is indirectly held by Dr. Mackey and he has sole dispositive power over the shares. Dr. Robert Mackey's address is 101 Pelican Point Place, Mannford OK 74044.

(4)

Steven Chen's share amount of 6,600,000 is indirectly held through lst Best International Co., Ltd. ( lst Best ) Steven Chen has sole dispositive power over the shares. 1st Best's address is 5F, No. 171, Sec3, Roosevelt Road, Taipei, Taiwan.

(5)

Brian and Mary Kistler's common share amount of 65,200 is indirectly held in Joint Tennets and Mr. Kistler has sole dispositive power over the shares. Brian and Mary's preferred share amount of 43,480 is indirectly held in New Opportunity Business Solutions, Inc. and Mr. Kistler has sole dispositive power over the shares. Brian and Mary's address is 6461 N 100 East, Ossian, IN 46777.

(6)

Tysadco Partners LLC's common share amount of 17,250,000 and preferred share amount of 215,000 is indirectly held by the members of Tysadco Partners LLC. Tysadco Partners LLC's address is 210 W 77th Street, #7W, New York City, NY 10024.

Preferred Stock Shares

Name of Beneficial Owner	Title of Class	Amount	Nature of Beneficial Ownership	Percentage of Class	Percentage of Total Voting
William Robinson, CEO/Director	Preferred A	19,650,000	(1)	98.25	50.11
Brian Kistler/Mary Kistler (Brian Kistler, Director)	Preferred B	43,480	(2)	13.04	0.31
Tysadco Partners LLC	Preferred B	215,000	(3)	64.47	1.52
Kevin Harrington, Advisory Board	Preferred C	7,142,857	(4)	62.42	0.00
Joe Abrams Advisory Board	Preferred C	4,300,000	(5)	37.58	0.00

Notes:

(1)

William Robinson's Preferred A Share Amount of 19,650,000 at the closing date may be converted into 163,190,618 shares of Common Stock. William Robinson's Shares are held through partnership interest with his wife through Crescent Saint Holdings, LLC, of which William Robinson is the Managing Member. William Robinson has sole dispositive power over the Common Shares, if converted. William Robinson's voting amount of 50.11% reflects the voting rights of the 19,650,000 Preferred Shares. Crescent s address is 601 South Border Avenue, Suite 600, Tulsa, Oklahoma 74119.

(2)

Brian and Mary Kistler's Preferred B Share Amount of 43,480 may be converted into 1,000,040 Common Stock Shares or 0.7% of Common Stock Shares outstanding, or 0.3% of Common Stock Shares if all Preferred Shares were converted into Common Shares. Brian and Mary's preferred shares are held through New Opportunity Business Solutions, Inc. and Mr. Kistler has sole dispositive power over the shares. Brian and Mary s address is 6461 N 100 East, Ossian, IN 46777.

(3)

Tysadco Partners LLC's Preferred B Share Amount of 215,000 may be converted into 4,945,000 Common Stock Shares or 3.5% of Common Stock Shares outstanding, or 1.5% of Common Stock Shares if all Preferred Shares were converted into Common Shares. Tysadco Partners LLC s address is 210 W 77th Street, #7W, New York City, NY 10024.

(4)

Kevin Harrington's Preferred C Share Amount of 7,142,857 may be converted into 7,142,857 Common Stock Shares or 5.1% of Common Stock Shares outstanding, or 2.2% of Common Stock Shares if all Preferred Shares were converted into Common Shares. Kevin Harrington is an Advisory Director. Kevin Harrington holds shares indirectly through DCLH, LLC and is its Managing member. Kevin Harrington address is 343 West Erie, Suite 236, Chicago, IL 60654.

(5)

Joseph Abrams's Preferred C Share Amount of 4,300,000 may be converted into 4,300,000 Common Stock Shares or 3.1% of Common Stock Shares outstanding, or 1.3% of Common Stock Shares if all Preferred Shares were converted into Common Shares. Joseph Abrams is an Advisory Director. Joseph Abrams holds shares indirectly through Joseph W. Abrams and Patricia D. Abrams Trust and is its Trustee. Joseph Abrams address is 1858 Pleasantville Road Ste. 110, Briarcliff Manor, New York 10510.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than as disclosed below, there has been no transaction, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds $5,000, being the lesser of $120,000 or one percent of our total assets and in which any of the following persons had or will have a direct or indirect material interest:

a)	any director or executive officer of our company;
b)	any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities;
c)

any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of our company when it was a shell company; and

d)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

We have or previously had the following related party transactions:

Success Holdings Group Corp. USA, our then parent company, paid certain operating costs on our behalf. The total amount owed as at September 30, 2017 and December 31, 2016 are $127,687 and $118,575, respectively. The loan is unsecured, non-interest bearing and due on demand.

On April 24, 2017, we entered into Promissory Note agreements for the outstanding amount of $10,000 with Hsu Wen Li who is wife of the Chris Hong, our prior Chief Executive Officer and Director. The maturity of the Notes is April 24, 2018 and bear no interest.

On June 7, 2017, we entered into Promissory Note agreements for the outstanding amount of $10,000 with Hsu Wen Li who is the wife of the Chris Hong, our former Chief Executive Officer and Director. The maturity of the Notes is June 7, 2018 and bear no interest.

On July 5, 2017, we entered into Promissory Note agreements for the outstanding amount of $20,000 with Hsu Wen Li who is wife of the Chris Hong, our former Chief Executive Officer and Director. The maturity of the Notes is July 5, 2018 and bear no interest.

On August 11, 2017, we entered into Promissory Note agreements for the outstanding amount of $20,000 with Hsu Wen Li who is wife of the Chris Hong, our former Chief Executive Officer and Director. The maturity of the Notes is August 11, 2018 and bear no interest.

On May 15, 2017, we entered into Promissory Note agreements for the outstanding amount of $24,500 with Steve Andrew Chen who is our former Interim Chief Financial Officer and former Chairman of the Board of Directors and remains our Director. The maturity of the Notes is May 15, 2018 and bear no interest.

On July 4, 2017, we entered into Promissory Note agreements for the outstanding amount of $10,000 with Steve Andrew Chen who is our former Interim Chief Financial Officer and Chairman of the Board of Directors. The maturity of the Notes is July 4, 2018 and bear no interest.

Success Holdings Group Corp. USA, our parent company, paid certain operating costs on our behalf. The total amount owed as at September 30, 2017 and December 31, 2016 are $127,687 and $118,575, respectively. The loan is unsecured, non-interest bearing and due on demand.

We had no related party transactions in 2018 or 2019.

On April 3, 2020, we acquired 100% of Renavotio Infratech, Inc., (“Renavotio”). Since April 3, 2020, we have loaned Renavotio $210,000 for inventory purchases, shipping, legal, accounting, marketing costs of Renavotio, which loan is denoted as a short-term receivable on our balance sheet. Renavotio has directly paid $53,250 of our expenses against the amount advanced.

Renavotio has a revolving short term note with Crescent Saints Holdings, LLC (“Crescent Saints”), a company controlled by our Chief Executive Officer, William Robinson and of which William Robinson is the Managing Member. Crescent Saints advances funds to Renavotio for their operations for seller, administrative, and general expenses. Crescent Saints from time to time holds a prepayment of planned expenses to fund credit card guarantees for rent, storage fees, prepaid inventory and COD shipping of Renavotio, which prepayment amount as of August 30, 2020 is $24,000.

On May 7, 2019, we issued 100,000 S-8 Common Stock Shares to Brian Kistler, our Director, as compensation pursuant to our Non-Qualified Stock Incentive Plan for consulting services rendered to us.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been a limited public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering and assuming all 18,727,407 Shares being registered are purchased by Selling Stockholder GHS we may have outstanding an aggregate of up to 159,198,311 issued and outstanding. Of these shares, the 18,727,407 as being registered herein will be freely tradable without restriction or further registration under the Securities Act if issued to the Selling Stockholder pursuant to the terms and conditions Equity Financing Agreement, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our officers and directors will not be purchasing shares in this offering. The remaining shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 and or Section 4(a)(1). As a result of these provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•	the remainder of the restricted shares will be eligible for sale from time to time pursuant to available exemptions, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Hammer Fiber at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on an OTC market at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules.

These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in, and no disagreements with our accountants on accounting and financial disclosure.

OTHER INFORMATION

None.

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PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

The unaudited financial statements of our company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.

RENAVOTIO, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2021	2020
	(Unaudited)	(Audited)
Assets
Current assets
Cash	$419,405	$113,798
Accounts receivable, net of allowance	122,420	130,301
Inventory	232,344	232,344
Prepaid expenses	3,466,668	-
Other receivables, related party	253,772	147,553
Other current assets	2,165	2,165
Total current assets	4,496,774	626,161

Property and equipment, net of accumulated depreciation	327,078	486,096
Goodwill	3,553,698	3,553,698

Total assets	$8,377,550	$4,665,955

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$1,388,226	$75,586
Accrued expenses	74,090	71,695
Other payables	1,696,500	-
Convertible notes payable, net of discount	427,372	500,189
Notes payable, current portion, net of discount	548,384	724,910
Advances payable	275,000	-
Total current liabilities	4,409,572	1,372,380

Notes payable, net of current portion	3,087,318	2,603,467

Total liabilities	7,496,890	3,975,847

Commitments and contingencies (Note 7)

Stockholders’ equity (deficit)
Preferred stock, Series A, $0.00001 par value, 20,000,000 shares authorized, 20,000,000 issued and outstanding, respectively	200	200
Preferred stock, Series C, $0.00001 par value, 11,442,857 shares authorized, 11,442,857 issued and outstanding, respectively	114	114
Common stock, $0.001 par value, 500,000,000 shares authorized, 130,170,804 and 120,200,005 issued and outstanding, respectively	130,171	120,200
Additional paid-in capital	3,827,052	3,330,221
Accumulated deficit	(3,076,877)	(2,760,627)
Accumulated other comprehensive income (loss)	-	-

Total stockholders’ equity (deficit)	880,660	690,108

Total liabilities and stockholders’ equity (deficit)	$8,377,550	$4,665,955

The accompanying notes are an integral part of these consolidated financial statements.

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RENAVOTIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended
	March 31,
	2021	2020
	(Unaudited)	(Unaudited)

Revenues	$370,636	$-
Cost of revenues	224,986	-
Gross profit	145,650	-

Operating expenses
General and administrative	511,012	99,274
Depreciation	159,018	-
Total operating expenses	670,030	99,274

Loss from operations	(524,380)	(99,274)

Other income and (expense)
Interest expense	(95,837)	-
Other income	353,967	-
Other expense	(50,000)	-
Total other income (expense)	208,130	-

Net loss	$(316,250)	$(99,274)

Other comprehensive income (loss)
Foreign currency translation adjustment	-	891

Comprehensive loss	$(316,250)	$(98,383)

Loss per share	$-	$-

Weighted average shares outstanding - basic	125,871,414	75,135,000

The accompanying notes are an integral part of these consolidated financial statements.

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RENAVOTIO, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

	Preferred Stock		Common Stock		Additional Paid in	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Total

Balances, December 31, 2019 (Audited)	-	$-	75,135,000	$75,135	$223,705	$(1,008,098)	$2,616	$(706,642)

Foreign currency adjustment	-	-	-	-	-	-	891	891

Net loss	-	-	-	-	-	(99,274)	-	(99,274)

Balances, March 31, 2020 (Unaudited)	-	$-	75,135,000	$75,135	$223,705	$(1,107,372)	$3,507	$(805,025)

Balances, December 31, 2020 (Audited)	31,442,857	$314	120,200,005	$120,200	$3,330,221	$(2,760,627)	-	$690,108

Shares issued for prepaid services	-	-	4,000,000	4,000	196,000	-	-	200,000

Shares issued for private placements	-	-	5,470,799	5,471	263,831	-	-	269,302

Shares issued for financing fees	-	-	500,000	500	37,000	-	-	37,500

Net loss	-	-	-	-	-	(316,250)	-	(316,250)

Balances, March 31, 2021 (Unaudited)	31,442,857	$314	130,170,804	$130,171	$3,827,052	$(3,076,877)	$-	$880,660

The accompanying notes are an integral part of these consolidated financial statements.

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RENAVOTIO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended
	March 31,
	2021	2020
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net loss	$(316,250)	$(99,274)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign currency translation adjustment	-	891
Depreciation expense	159,018	-
Amortization of debt discount	26,749	-
Financing fees and penalties	50,000	-
Gain on forgiveness of notes payable	(353,967)	-
Stock based compensation	33,332	-
Changes in operating assets and liabilities:
Accounts receivable	7,881	-
Prepaid expenses	(3,300,000)	1,436
Accounts payable	1,312,640	(521)
Accrued expenses	5,166	58,757
Other payables	-	31
Customer deposits	1,696,500	-
NET CASH USED IN OPERATING ACTIVITIES	(678,931)	(38,680)

INVESTING ACTIVITIES
Advances to related party, net	(106,219)	-
NET CASH PROVIDED BY INVESTING ACTIVITIES	(106,219)	-

FINANCING ACTIVITIES
Loans from related parties	-	26,805
Proceeds from notes payable	713,937	-
Repayments of notes payable	(78,630)	-
Repayment of convertible notes payable	(88,852)	-
Proceeds from advances payable	275,000	-
Proceeds from private placements	269,302	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,090,757	26,805

NET INCREASE (DECREASE) IN CASH	$305,607	$(11,875)
CASH, BEGINNING OF PERIOD	113,798	26,962
CASH, END OF PERIOD	$419,405	$15,087

CASH PAID FOR INCOME TAXES	$-	$-
CASH PAID FOR INTEREST	$46,112

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Original issuance discount on note payable	$37,500	$-
Shares issued for prepaid services	$200,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

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NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Renavotio, Inc. (the “Company”) was incorporated under the laws of State of Nevada on January 30, 2013, as Altimo Group Corp. On August 22, 2014, the Company changed its name to Success Entertainment Group International, Inc. On July 29, 2020, the Company changed its name to Renavotio, Inc.

On April 3, 2020, the Company entered into an acquisition agreement to acquire Renavotio Infratech, Inc. (“Infratech”), a Delaware corporation, pursuant to which a new business plan was adopted consisting of Infratech, an underground infrastructure installation including fiber optic, 5G, and Medical Infrastructure, including Personal protection equipment sales and production. Prior to the acquisition, Infratech had no operations, assets or liabilities.

On April 3, 2020, Steve Chen resigned as the Company’s Chairman, Chris (Chi Jui) Hong resigned as the Company’s Chief Executive Officer/Director, and Brian Kistler resigned as President. Also, on April 3, 2020, William Robinson was appointed as the Company’s Chairman, Chief Executive Officer, and President. Following this appointment, the Company’s Board of Directors consisted of William Robinson, Steve Andrew Chen, and Brian Kistler.

On July 15, 2020, the Company completed the purchase of Utility Management Corp. (“UMC”) and its two wholly owned subsidiaries, Utility Management & Construction, LLC (“UMCCO”) and Cross-Bo Construction, LLC (“Cross-Bo). UMCCO, an Oklahoma Limited Liability Company formed on November 29, 2006, provides consulting, operational management and maintenance services to small towns or county CO-OPS that operate their own water and sewer systems. Cross-Bo, an Oklahoma Limited Liability Company formed on December 22, 2004, provides services on infrastructure projects, specializing in utility system installation. The Company issued 18,571,428 shares of common stock valued at $1,300,000 and assumed the assets and liabilities of UMC, as detailed in Note 10.

On August 29, 2020 the Company sold its 3 overseas non-core operating subsidiaries, Taiwan Limited, Success Events (Hong Kong) Limited and Double Growth, pursuant to an agreement with Success Holding Group Corp. (“SHGR”). SHGR agreed to assume all of the labilities associated with the overseas operations and to complete its original acquisition of RII, the Company agreed to issue to SHGR 6,000,000 common stock restricted shares of the Company’s stock.

On July 29, 2020, the Company filed an application with FINRA for a name change to Renavotio, Inc. (“RI”) and a new trading symbol, RIII, which was approved by FINRA October 11, 2020, to better illustrate its current business operations.

On October 21, 2020 the Company entered an agreement to purchase Tritanium Labs USA, Inc., an Oklahoma company and its subsidiaries, Tritanium Labs, LLC, an Illinois Limited Liability Company, TruCleanz Distribution, Inc., an Oklahoma Corporation, and Pro N95 USA, LLC, a New Jersey Limited Liability Company. The purchase price of $6,000,000 is to be paid as follows: (i) an initial payment of $250,000) and (ii) such number of shares of the Parent’s common stock, par value $.0001per share (“Parent Stock”), as shall be equal to (x)$5,750,000 divided by (y) (1) [$.12] (the “Share Consideration”). 75% of the number of shares constituting the Share Consideration is required to be delivered to the Seller as part of the Closing Consideration and 25% of such shares designated as Holdback Shares will be held back by Buyer to secure Seller’s indemnity obligations and will be released to Seller upon the expiration of 1 year from the Closing Date. The agreement has not closed as of the date these financial statements were issued.

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The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries:

•	Double Grown Investment, Ltd. – From November 19, 2015 until August 29, 2020
•	Success Events (Hong Kong) Limited – From December 14, 2017 until August 29, 2020
•	SEGN Taiwan Limited – From February 27, 2019 until August 29, 2020
•	Renavotio Infratech, Inc. – From April 3, 2020
•	Utility Management Corp. – From July 16, 2020

o	Utility Management and Constriction, LLC – From July 16, 2020
o	Cross-Bo Construction, LLC – From July 16, 2020

NOTE 2 – GOING CONCERN

During the years ended December 31, 2020 and 2019, the Company had a net loss of approximately $1,753,000 and $1,450,000, respectively. For the three months ended March 31, 2021, the Company had a net loss of approximately $279,000. These factors raise substantial doubt about the Company’s ability to continue to operate as a going concern for the next twelve months from the issuance of these financial statements. The Company’s ability to continue in existence is dependent on its ability to develop additional sources of capital, and/or achieve profitable operations and positive cash flows. Management’s plans with respect to operations include raising additional capital through sales of equity or debt securities as may be necessary to pursue its business plans and sustain operations until such time as the Company can achieve profitability. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

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Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company has defined cash and cash equivalents as all cash in banks and highly-liquid investments available for current use with an initial maturity of three months or less to be cash equivalents. The Company had no cash equivalents at March 31, 2021 or December 31, 2020.

The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”). The FDIC provides coverage of up to $250,000 per depositor, per financial institution, for the aggregate total of depositors’ interest and non-interest bearing accounts. At March 31, 2021, approximately $29,000 of the Company’s cash balances were in excess of FDIC limits. The Company has not experienced any losses on these accounts and management does not believe that the Company is exposed to any significant risks.

Accounts Receivable

UMCCO’s accounts receivable are the result of contracts which require monthly billings for services, installations and maintenance provided by the Company up to the respective monthly billing date. Cross-Bo’s accounts receivable are the result of construction activity, consisting of utility system installation, provided by the Company up to the respective billing date. Accounts receivable is recorded at the invoiced amount and do not bear interest.

Some billed balances are not paid by customers pursuant to retainage provisions within their respective contracts. The balances billed but not paid by customer pursuant to retainage provisions in these contracts are generally due and paid upon completion of the contracts and acceptance by the customer. Based on contract terms and historical collections, the Company expects the retainage balances to be collected within 12 months of the balance sheet date.

The allowance for doubtful accounts is the Company’s best estimate of the probable amount of credit losses in the Company’s existing accounts receivable. A considerable amount of judgment is required in assessing the realization of receivables. Relevant assessment factors include the creditworthiness of the customer and prior collection history. Balances over 90 days past due are reviewed individually for collectability. Account balances are charged off against the allowance after all reasonable means of collection are exhausted and the potential for recovery is considered remote. The allowance requirements are based on the most current facts available and are re-evaluated and adjusted on a regular basis and as additional information is received. During the three months ended March 31, 2021 the Company recorded no bad debt expense. The $328,118 included in the allowance at March 31, 2021 include billed and earned balances which remain unpaid by customers.

Inventory

Inventory is composed of finished goods inventory, specifically gowns (personal protective equipment), valued using weighted average cost, and includes acquisition cost, product freight in, and packaging costs. Slow moving and obsolete inventories are written down based on a comparison of on-hand quantities to historical and projected usages. The Company utilizes a third-party service to manage and secure the Company’s inventory.

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Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs are charged to operations as incurred. Depreciation is based on the straight-line method over the estimated useful lives of the related assets. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in operations in the period realized.

Depreciation is computed on the straight-line method with useful lives as follows:

Buildings and improvements	15-39 years
Machinery and equipment	7 years
Vehicles	5 years
Office furniture and equipment	5 years
Software	3 years

Recoverability of Long-Lived Assets

The Company reviews its long-lived assets on a periodic basis, whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when management assesses that it is probably that a liability has been incurred and the amount can be reasonable estimated.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740-10, “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The Company evaluates its tax positions on an annual basis, and as of December 31, 2020, no additional accrual for income taxes is necessary. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest or penalties since its inception. The Company is required to file income tax returns in the U.S. federal tax jurisdiction and in various state tax jurisdictions and the prior three fiscal years remain open for examination by federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax year.

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Revenue Recognition

UMCCO recognizes consulting and operational management service revenues monthly and recognizes maintenance and repair revenues as services are performed.

Cross-Bo and UMCCO recognize construction revenues, which result from utility system installations, monthly as services are performed and materials are used.

Renavotio recognizes revenues from training seminars upon completion of the training seminar when services have been provided.

The Company’s contracts require monthly billings consisting of services performed and materials used through the billing date. Accordingly, the Company does not incur expenses which are not billed or bill customers for unearned amounts. Performance obligations are satisfied as services are performed and materials used for which control has been transferred to the customer upon installation. At March 31, 2021 and December 31, 2020, the Company had no unsatisfied performance obligations. See Note 9 for disaggregated revenues and customer concentrations.

Advertising Costs

The costs of advertising are expensed as incurred. Advertising expenses are included in the Company’s operating expenses. During the three months ended March 31, 2021 and 2020, the Company had no advertising expenses.

Share Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provisions of the FASB ASC No. 718 and No. 505. The Company issues restricted stock to employees for their services. Cost for these transactions are measured at the fair value of the equity instruments issued at the date of grant. These shares are considered fully vested and the fair market value is recognized as expense in the period granted. The Company also issues restricted stock to consultants for various services. Costs for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment only if there is sufficient disincentive to ensure performance or (ii) the date at which the counterparty’s performance is complete. The Company recognizes consulting expenses and a corresponding increase to additional paid-in-capital related to stock issued for services. For agreements requiring future services, the consulting expense is to be recognized ratably over the requisite service period.

Basic and Diluted Loss Per Share

Basic net loss/income per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options, warrants and convertible notes. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented.

Recently Issued Accounting Standards

During the three months ended March 31, 2021, and subsequently, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

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Subsequent Events

The Company has evaluated all transactions through the date the consolidated financial statements were issued for subsequent event disclosure consideration.

NOTE 4 – PROPERTY AND EQUIPMENT

The Company’s property and equipment consisted of the following at the respective balance sheet dates:

	March 31, 2021	December 31, 2020

Land	$25,000	$25,000
Buildings and improvements	86,473	86,473
Machinery and equipment	376,503	376,503
Vehicles	56,835	56,835
Office furniture and equipment	5,512	5,512
Software	16,754	16,754
	567,077	567,077
Less accumulated depreciation	(239,999)	(80,981)
Property and equipment, net	$327,078	$486,096

Depreciation expense was $159,018 and $-0- for the three months ended March 31, 2021 and 2020, respectively.

NOTE 5 – DEBT

Convertible Notes Payable

On October 22, 2019, the Company completed a Securities Purchase Agreement, dated as of September 5, 2019 under which the Company has issued a 5% Convertible Note in the aggregate principal amount of $75,000 for purchase price of $67,500. The Note will mature on September 5, 2020. The Note is convertible into shares of common stock at any time on or after the 180th calendar day after the issue date and the conversion price is equal to the lower of (i) the lowest closing price of the Common Stock during the twenty (20) consecutive day trading period immediately preceding the issuance date, or (ii) 50% multiplied by the lowest traded price of the Common Stock during the twenty (20) consecutive day trading period immediately preceding the date of the conversion. During the year ended December 31, 2020, this note was fully converted into 8,600,000 shares of the Company’s common stock.

On November 15, 2019, the Company completed a Securities Purchase Agreement, under which the Company has issued a 5% Convertible Note in the aggregate principal amount of $75,000 for purchase price of $67,500. The Note will mature on July 31, 2020. The Note is convertible into shares of common stock at any time after the issuance date and the conversion price is equal to the lower of (i) the lowest closing price of the Common Stock during the twenty (20) consecutive day trading period immediately preceding the issuance date or (ii) 50% multiplied by the lowest traded price of the Common Stock during the twenty (20) consecutive day trading period immediately preceding the date of the conversion. During the year ended December 31, 2020, this note was fully converted into 7,750,000 shares of the Company’s common stock.

85

On November 22, 2019, the Company completed a Securities Purchase Agreement, under which the Company has issued a 5% Convertible Note in the aggregate principal amount of $40,500 for purchase price of $36,500. The Note will mature on November 22, 2020. The Note is convertible into shares of common stock at any time after the issuance date and the conversion price is equal to the lower of (i) 50% multiplied by the lowest “Trading Price” (defined below) (representing a discount rate of 50% during the prior date of his Note or (ii) the Variable Conversion Price (defined below) (subject to equitable adjustment as further described herein). The “Variable Conversion Price” meaning, 50% multiplied by the Market Price (as defined herein)(representing a discount rate of 50%). “Market Price” means, for any security as of any date, the lowest traded price on the Over-the-Counter Pink Marketplace, OTCQB, or applicable trading market (the “Principal Market”)as reported by a reliable reporting service (“Reporting Service”) designated by Crown Bridge Partners (i.e. Bloomberg) or, if the Principal Market is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foreign manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such notes. During the year ended December 31, 2020, this note was fully converted into 10,181,813 shares of the Company’s common stock.

On May 4, 2020, the Company completed a Securities Purchase Agreement, under which the Company issued a 12% Convertible Note in the aggregate principal amount of $103,000 maturing on May 4, 2021. The Company entered into a settlement agreement and on November 3, 2020, the $103,000 note, plus $48,971 in penalties, was paid in full.

On June 8, 2020, the Company completed a Securities Purchase Agreement, under which the Company issued a 12% Convertible Note in the aggregate principal amount of $63,000 maturing on June 8, 2021. The Company entered into a settlement agreement and on December 3, 2020, the $63,000 note, plus $29,878 in penalties, was paid in full.

On July 7, 2020, the Company completed a Securities Purchase Agreement, under which the Company issued a 6% Convertible Note in the aggregate principal amount of $112,000 maturing on July 7, 2021. The note has a fixed conversion price of $0.07 per share of common stock. During the quarter ended December 31, 2020, the Company repaid $13,070 of the principal. During the quarter ended March 31, 2021, the Company repaid $39,572 of the principal. At March 31, 2021 and December 31, 2020, the remaining principal balance of the note totaled $59,358 and $98,930, respectively.

On July 20, 2020, the Company completed a Securities Purchase Agreement, under which the Company issued a 6% Convertible Note in the aggregate principal amount of $112,000 maturing on July 20, 2021. The note has a fixed conversion price of $0.07 per share of common stock. During the quarter ended December 31, 2020, the Company repaid $13,440 of the principal. During the quarter ended March 31, 2021, the Company repaid $49,280 of the principal. At March 31, 2021 and December 31, 2020, the remaining principal balance of the note totaled $49,280 and $98,560, respectively.

On September 18, 2020, the Company completed a Securities Purchase Agreement, under which the Company issued a 10% Convertible Note in the aggregate principal amount of $112,500 maturing on June 18, 2021. The note has a fixed conversion price of $0.12 per share of common stock. At March 31, 2021 and December 31, 2020, the remaining principal balance of the note totaled $112,500, respectively. On March 17, 2021, the Company issued 500,000 to the noteholder in exchange for the noteholder agreeing not to convert the Convertible Note prior to May 20, 2021.

On October 28, 2020, the Company completed a Securities Purchase Agreement, under which the Company issued a 10% Convertible Note in the aggregate principal amount of $112,500 maturing on July 28, 2021. The note has a fixed conversion price of $0.12 per share of common stock at maturity. At March 31, 2021 and December 31, 2020, the remaining principal balance of the note totaled $112,500, respectively. The Company plans to repay the note early, preventing conversion.

86

On December 7, 2020, the Company completed a Securities Purchase Agreement, under which the Company issued a 10% Convertible Note in the aggregate principal amount of $112,500 maturing on September 7, 2021. The note has a fixed conversion price of $0.12 per share of common stock. At March 31, 2021 and December 31, 2020, the remaining principal balance of the note totaled $112,500, respectively.

The debt discounts for these convertible notes are amortized over the term of the notes. For the three months ended March 31, 2021, amortization of debt discounts on these convertible notes totaled $16,035. At March 31, 2021 and December 31, 2020, the unamortized discounts on the convertible notes totaled $18,766 and $34,801, respectively.

Notes Payable

On March 27, 2018, UMCCO entered a SBA Note Payable agreement for cash proceeds totaling $1,021,000. The note, which is secured by all UMCCO’s assets, requires monthly principal and interest payments of $10,125 until maturity on March 27, 2031 with interest at prime plus 2.75%. During the year ended December 31, 2020, UMCCO repaid $26,532 of the principal and received principal and interest relief from the SBA under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) totaling $27,457 and $21,979, respectively. At March 31, 2021 and December 31, 2020, the unpaid principal balance of the note totaled $891,062, respectively.

On March 27, 2018, UMCCO entered into a SBA note payable agreement for cash proceeds totaling $50,000 which was funded in August 2019. The note required monthly interest only payments at prime plus 3.25% with unpaid principal due at maturity on March 21, 2020. During the year ended December 31, 2020, UMCCO repaid $477 of the principal. During the three months ended March 31, 2021, UMCCO repaid $12,375 of the principal. At March 31, 2021 and December 31, 2020, the unpaid principal balance of the note totaled $37,148 and $49,523, respectively. Due to the ongoing COVID-19 pandemic, the lender has not held UMCCO in default. On November 12, 2020, the maturity date of the note was extended to May 12, 2021.

On April 14, 2020, pursuant to the Paycheck Protection Program under the CARES Act, UMCCO received a two-year loan for $211,518. Interest is deferred for six months, then is at 1% until maturity in April 2022. At December 31, 2020, the unpaid principal balance of the note totaled $211,518. The loan and related interest of $1,569 were forgiven on January 6, 2021.

On March 1, 2021, pursuant to the Paycheck Protection Program, UMCCO received a five-year loan for $340,412. Interest is deferred until the loan forgiveness amount is determined, then is at 1% until maturity in March 2026. At March 31, 2021, the unpaid principal balance of the note totaled $340,412. UMCCO plans to use the loan proceeds for payroll and expects the loan to be forgiven.

On November 1, 2018, Cross-Bo entered a SBA Note payable agreement for $1,569,800. The note, which is secured by all Cross-Bo’s assets, requires monthly principal and interest payments of $19,049 until maturity on November 1, 2028 with interest at prime plus 2.75%. During the year ended December 31, 2020, Cross-Bo repaid $38,268 of the principal and received principal and interest relief from the SBA under the CARES Act totaling $57,617 and $51,992, respectively. During the three months ended March 31, 2021, Cross-Bo repaid $50,547 of the principal. At March 31, 2021 and December 31, 2020, the unpaid principal balance of the note totaled $1,309,534 and $1,359,961, respectively.

On November 16, 2018, Cross-Bo entered a zero interest $84,200 Note Payable agreement. The note, which is unsecured, requires monthly principal payments of $1,403 beginning on December 15, 2028 until maturity on November 14, 2033. At March 31, 2021 and December 31, 2020, the unpaid principal balance of the note totaled $84,200, respectively.

87

On December 7, 2018, Cross-Bo entered into a SBA note payable agreement for cash proceeds totaling $50,000 which was funded in January 2019. The note requires monthly interest only payments at prime plus 3.25% with unpaid principal due at maturity on December 7, 2028. During the year ended December 31, 2020, Cross-Bo repaid $1,000 of the principal. At March 31, 2021 and December 31, 2020, the unpaid principal balance of the note totaled $49,000, respectively.

On January 16, 2019, Cross-Bo entered into a note payable agreement with a financial institution to purchase equipment totaling $14,988. The note, which is secured by the purchased equipment, requires monthly principal and interest payments of $664 until maturity on January 16, 2021 with interest at 5.99%. During the year ended December 31, 2020, Cross-Bo repaid $7,021 of the principal. At March 31, 2021 and December 31, 2020, the unpaid principal balance of the note totaled $1,322, respectively. The note was repaid during the second quarter of 2021.

On September 26, 2019, Cross-Bo entered into a note payable agreement with a financial institution for cash proceeds totaling $75,000. The note required monthly interest only payments at 8.50% with unpaid principal due at maturity on December 25, 2019. The maturity of the note was subsequently extended to August 19, 2020. During the year ended December 31, 2020, Cross-Bo repaid $7,415 of the principal. At March 31, 2021 and December 31, 2020, the unpaid principal balance of the note totaled $67,585, respectively. Due to the ongoing COVID-19 pandemic, the lender has not held UMCCO in default. On November 12, 2020, the maturity date of the note was extended to May 12, 2021.

On April 14, 2020, pursuant to the Paycheck Protection Program under the CARES Act, Cross-Bo received a two-year loan for $139,677. Interest is deferred for six months, then is at 1% until maturity in April 2022. At December 31, 2020, the unpaid principal balance of the note totaled $139,677. The loan and related interest of $1,203 were forgiven on February 18, 2021.

On May 6, 2020, Cross-Bo entered into a note payable agreement with a former owner for $355,484. The note, which is unsecured, requires monthly principal and interest payments of $6,873 until maturity on May 6, 2025 with interest at 6.00%. During the year ended December 31, 2020, Cross-Bo repaid $30,955 of the principal. During the three months ended March 31, 2021, Cross-Bo repaid $15,828 of the principal. At March 31, 2021 and December 31, 2020, the unpaid principal balance of the note totaled $308,701 and $324,529, respectively.

On March 1, 2021, pursuant to the Paycheck Protection Program, Cross-Bo received a five-year loan for $136,025. Interest is deferred until the loan forgiveness amount is determined, then is at 1% until maturity in March 2026. At March 31, 2021, the unpaid principal balance of the note totaled $136,025. Cross-Bo plans to use the loan proceeds for payroll and expects the loan to be forgiven.

On June 18, 2020, the Company entered into a note payable agreement for $150,000. The note, which is unsecured, requires monthly interest payments at 6.00% until maturity, with the principal due at maturity on June 18, 2050. At December 31, 2020, the unpaid principal balance of the note totaled $150,000.

On January 27, 2021, the Company entered into a note payable agreement for $287,500, including a discount of $37,500 and fees of $12,500. The note, which is unsecured, requires a lump interest payment of $78,343.75 at maturity on August 27, 2021. The principal is to be repaid in four equal monthly installments beginning on May 27, 2021. At March 31, 2021, the unpaid principal balance of the note totaled $287,500.

The debt discounts for these notes are amortized over the term of the notes. For the three months ended March 31, 2021, amortization of debt discounts on these notes totaled $10,714. At March 31, 2021 and December 31, 2020, the unamortized discounts on the notes totaled $26,786 and $-0-, respectively.

During the three months ended March 31, 2021, the Company incurred interest expenses related to debt totaling $95,837.

88

Future Maturities

The Company’s future maturities of convertible notes payable and notes payable are as follows:

Years ending
December 31,	Amount
2021	$1,021.308
2022	358,714
2023	405,802
2024	427,353
2025	409,105
Thereafter	1,486,344
$4,108,626

Advances Payable

On March 23, 2021, the Company received an advance from a third party totaling $275,000. Subsequent to March 31, 2021, the Company and the third party agreed the advance was for the purchase of stock, as further detailed in Note 10.

NOTE 6 – RELATED PARTY TRANSACTIONS

As of March 31, 2021 and December 31, 2020, the Company has $253,772 and $147,553, respectively, of other receivables from companies under the control of William Robinson, the Company’s Chairman and CEO.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may be involved in litigation in the ordinary course of business. The Company is not currently involved in any litigation that we believe could have a material adverse effect on its financial condition or results of operations.

NOTE 8 – COMMON AND PREFERRED STOCK

Common Stock

The Company has 500,000,000 common shares authorized, $0.001 par value. At March 31, 2021 and December 31, 2020, there were 130,170,804 and 120,200,005 common shares issued and outstanding, respectively.

On January 19, 2021, the Company issued 1,470,799 shares of common stock for cash proceeds totaling $49,301.

On February 1, 2021, the Company issued 4,000,000 shares of common stock valued at $200,000 for prepaid consulting. The prepaid expense is being amortized over the twelve months of consulting services to be provided beginning February 2021.

On February 17, 2021, the Company issued 4,000,000 shares of common stock for cash proceeds totaling $220,000.

On March 19, 2021, the Company issued 500,000 shares of common stock to a noteholder as discussed in Note 5.

89

Preferred Stock

The Company has 20,000,000 Series A Preferred shares authorized, $0.0001 par value. At March 31, 2021 and December 31, 2020, there were 20,000,000 Series A Preferred shares issued and outstanding, respectively.

The Company has 1,000,000 Series B Preferred shares authorized, $0.0001 par value. At March 31, 2021 and December 31, 2020, there were no Series B Preferred shares issued and outstanding.

The Company has 11,442,857 Series C Preferred shares authorized, $0.0001 par value. At March 31, 2021 and December 31, 2020, there were 11,442,857 Series C Preferred shares issued and outstanding, respectively.

NOTE 9 – DISAGGREGATED REVENUES

Substantially all of the Company’s 2020 revenues are generated in the state of Oklahoma. The Company has a concentration of customers in the water and utilities industries which expose the Company to a concentration of credit risk within a single industry. The customers in these industries are usually owned by local government authorities, reducing the Company’s credit risk. Revenue by type for the three months ended March 31, 2021 and 2020 were as follows:

	Three Months Ended March 31,
	2021	2020
Personal Protective Equipment	$19,494	$-
Construction	77,350	-
Management	244,002	-
Repair & Maintenance	29,790	-
Training Seminars	-	-
	$370,636	$-

	Three Months Ended March 31,
	2021	2020
Personal Protective Equipment	5.3%	*
Construction	20.9%	*
Management	65.8%	*
Repair & Maintenance	8.0%	*
Training Seminars	*	*

NOTE 10 – SUBSEQUENT EVENTS

During April 2021, the Company received $220,000 from a third party. The third party had previously advanced the Company $275,000, as detailed in Note 5. The Company and the third party agreed that the total amount advanced, $495,000, was to be used to purchase common stock and on May 5, 2021, the Company and the third party entered into a securities purchase agreement whereby the $495,000 was to be used to purchase 9,250,000 common shares to be issued by the Company.

90

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Renavotio, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Renavotio, Inc. and subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Assessment of impairment of goodwill

As discussed in Notes 10 to the consolidated financial statements, goodwill was recognized in business acquisition and it was $3,553,698 as of December 31, 2020. The Company determined the fair value of the goodwill based on the market value of shares issued in business acquisition as well as fair value of assets and liabilities of acquired companies as of acquisition date.

We identified the assessment of impairment of goodwill as a critical audit matter. We evaluated recoverability of goodwill by comparing the forecasted undiscounted cash flows of the acquired companies’ operations to the carrying value of goodwill. A high degree of auditor judgment was required in assessing the sales growth rates used to estimate the forecasted undiscounted cash flows of the acquired companies.

The following are the primary procedures we performed to address this critical audit matter.

•	We compared the sales growth rates of acquired companies to the historical sales growth rates and the Companies’ operation plans.
•	We performed sensitivity analyses over the sales growth rates of acquired companies to assess their impact on the restaurants’ forecasted undiscounted cash flows.

Yichien Yeh, CPA

We have served as the Company’s auditor since 2015.

Oakland Gardens, New York
April 14, 2021

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RENAVOTIO, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019
Assets
Current assets
Cash	$113,798	$26,962
Accounts receivable, net of allowance of $328,118	130,301	-
Inventory	232,344	-
Prepayments	-	1,436
Other receivables, related party	147,553	10,800
Other current assets	2,165	7,060
Total current assets	626,161	46,258

Property and equipment, net of accumulated depreciation of $80,981	486,096	-
Goodwill	3,553,698	-

Total assets	$4,665,955	$46,258

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$75,586	$38,574
Accrued expenses	71,695	271,086
Other payables	-	6,699
Notes payable, related party	-	79,468
Loan payable, related party	-	170,475
Convertible notes payable, net of discount of $34,801	500,189	175,917
Notes payable, current portion	724,910	-
Income tax payable	-	10,681
Total current liabilities	1,372,380	752,900

Notes payable, net of current portion	2,603,467	-

Total liabilities	3,975,847	752,900

Commitments and contingencies (Note 7)

Stockholders’ equity (deficit)
Preferred stock, Series A, $0.00001 par value, 20,000,000 shares authorized, 20,000,000 and -0- issued and outstanding, respectively	200	-
Preferred stock, Series C, $0.00001 par value, 11,442,857 shares authorized, 11,442,857 and -0- issued and outstanding, respectively	114	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 120,200,005 and 75,135,000 issued and outstanding, respectively	120,200	75,135
Additional paid-in capital	3,330,221	223,705
Accumulated deficit	(2,760,627)	(1,008,098)
Accumulated other comprehensive income (loss)	-	2,616

Total stockholders’ equity (deficit)	690,108	(706,642)

Total liabilities and stockholders’ equity (deficit)	$4,665,955	$46,258

The accompanying notes are an integral part of these consolidated financial statements.

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RENAVOTIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the years ended
	December 31,
	2020	2019

Revenues	$4,124,300	$233,249
Cost of revenues	3,468,096	117,486
Gross profit	656,204	115,763

Operating expenses
General and administrative	2,135,222	1,677,002
Depreciation	80,981	-
Total operating expenses	2,216,203	1,677,002

Loss from operations	(1,559,999)	(1,561,239)

Other income and (expense)
Interest expense	(195,963)	-
Other income	159,917	-
Other expense	(156,484)	-
Total other income (expense)	(192,530)	-

Net loss from operations before taxes	(1,752,529)	(1,561,239)

Provision for income taxes	-	(110,901)

Net loss	$(1,752,529)	$(1,450,338)

Other comprehensive income (loss)
Foreign currency translation adjustment	(2,616)	4,075

Comprehensive loss	$(1,755,145)	$(1,446,263)

Loss per share	$(0.02)	$(0.02)

Weighted average shares outstanding - basic	94,092,907	75,070,205

The accompanying notes are an integral part of these consolidated financial statements.

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RENAVOTIO, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Preferred Stock		Common Stock		Additional Paid in	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Total

Balances at December 31, 2018	-	$-	75,000,000	$75,000	$26,340	$442,240	$(1,459)	$542,121

Shares issued for compensation	-	-	135,000	135	197,365	-	-	197,500

Foreign currency adjustment	-	-	-	-	-	-	4,075	4,075

Net income	-	-	-	-	-	(1,450,338)	-	(1,450,338)

Balances at December 31, 2019	-	-	75,135,000	75,135	223,705	(1,008,098)	2,616	(706,642)

Shares issued for services	11,442,857	114	14,390,000	14,390	531,110	-	-	545,614

Shares issued for conversion of debt	-	-	26,531,813	26,532	167,346	-	-	193,878

Shares issued for private placements	-	-	8,325,848	8,326	387,971	-	-	396,297

Shares issued for inventory	-	-	1,245,916	1,246	178,254	-	-	179,500

Shares exchanged in acquisition	20,000,000	200	(24,000,000)	(24,000)	560,406	-	-	536,606

Shares issued for acquisition	-	-	18,571,428	18,571	1,281,429	-	-	1,300,000

Foreign currency adjustment	-	-	-	-	-		(2,616)	(2,616)

Net loss	-	-	-	-	-	(1,752,529)	-	(1,752,529)

Balances at December 31, 2020	31,442,857	$314	120,200,005	$120,200	$3,330,221	$(2,760,627)	$-	$690,108

The accompanying notes are an integral part of these consolidated financial statements.

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RENAVOTIO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended
	December 31
	2020	2019
OPERATING ACTIVITIES
Net loss	$(1,752,529)	$(1,450,338)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign currency translation adjustment	-	4,075
Depreciation expense	80,981	-
Amortization of debt discount	31,678	4,417
Financing fees and penalties	100,099	-
Bad debt expense	213,179	703,491
Gain on forgiveness of note installments	(156,215)	-
Stock based compensation	545,614	197,500
Changes in operating assets and liabilities:
Accounts receivable	(103,516)	1,143,728
Inventory	(82,834)	-
Prepayments	-	(1,436)
Other receivables	-	(132,513)
Advance to director	-	(248,365)
Other current assets	139	(7,060)
Accounts payable	12,709	(938,287)
Accrued expenses	96,967	141,702
Other payables	-	1,554
Income tax payable	-	(110,928)
NET CASH USED IN OPERATING ACTIVITIES	(1,013,728)	(692,460)

INVESTING ACTIVITIES
Advances to related party, net	(147,553)	-
Cash received in acquisition	323,429	-
NET CASH PROVIDED BY INVESTING ACTIVITIES	175,876	-

FINANCING ACTIVITIES
Loans from related parties	-	27,150
Proceeds from notes payable	150,000	-
Repayments of notes payable	-	-
Proceeds from convertible notes payable	649,750	171,500
Repayment of convertible notes payable	(271,359)	-
Proceeds from private placements	396,297	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	924,688	198,650

NET INCREASE (DECREASE) IN CASH	$86,836	$(493,810)
CASH, BEGINNING OF YEAR	26,962	520,772
CASH, END OF YEAR	$113,798	$26,962

CASH PAID FOR INCOME TAXES	$10,681	$-
CASH PAID FOR INTEREST	$125,379

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Private placements paid with inventory	$149,510	$-
Original issuance discount on convertible notes	$56,500	$-

The accompanying notes are an integral part of these consolidated financial statements.

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RENAVOTIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Renavotio, Inc. (the “Company”) was incorporated under the laws of State of Nevada on January 30, 2013, as Altimo Group Corp. On August 22, 2014, the Company changed its name to Success Entertainment Group International, Inc. On July 29, 2020, the Company changed its name to Renavotio, Inc.

On April 3, 2020, the Company entered into an acquisition agreement to acquire Renavotio Infratech, Inc. (“Infratech”), a Delaware corporation, pursuant to which a new business plan was adopted consisting of Infratech, an underground infrastructure installation including fiber optic, 5G, and Medical Infrastructure, including Personal protection equipment sales and production. Prior to the acquisition, Infratech had no operations, assets or liabilities.

On April 3, 2020, Steve Chen resigned as the Company’s Chairman, Chris (Chi Jui) Hong resigned as the Company’s Chief Executive Officer/Director, and Brian Kistler resigned as President. Also, on April 3, 2020, William Robinson was appointed as the Company’s Chairman, Chief Executive Officer, and President. Following this appointment, the Company’s Board of Directors consisted of William Robinson, Steve Andrew Chen, and Brian Kistler.

On July 15, 2020, the Company completed the purchase of Utility Manegement Corp. (“UMC”) and its two wholly owned subsidiaries, Utility Management & Construction, LLC (“UMCCO”) and Cross-Bo Construction, LLC (“Cross-Bo). UMCCO, an Oklahoma Limited Liability Company formed on November 29, 2006, provides consulting, operational management and maintenance services to small towns or county CO-OPS that operate their own water and sewer systems. Cross-Bo, an Oklahoma Limited Liability Company formed on December 22, 2004, provides services on infrastructure projects, specializing in utility system installation. The Company issued 18,571,428 shares of common stock valued at $1,300,000 and assumed the assets and liabilities of UMC, as detailed in Note 10.

On August 29, 2020 the Company sold its 3 overseas non-core operating subsidiaries, Taiwan Limited, Success Events (Hong Kong) Limited and Double Growth, pursuant to an agreement with Success Holding Group Corp. (“SHGR”). SHGR agreed to assume all of the labilities associated with the overseas operations and to complete its original acquisition of RII, the Company agreed to issue to SHGR 6,000,000 common stock restricted shares of the Company’s stock.

On July 29, 2020, the Company filed an application with FINRA for a name change to Renavotio, Inc. (“RI”) and a new trading symbol, RIII, which was approved by FINRA October 11, 2020, to better illustrate its current business operations.

On October 21, 2020 the Company entered an agreement to purchase Tritanium Labs USA, Inc., an Oklahoma company and its subsidiaries, Tritanium Labs, LLC, an Illinois Limited Liability Company, TruCleanz Distribution, Inc., an Oklahoma Corporation, and Pro N95 USA, LLC, a New Jersey Limited Liability Company. The purchase price of $6,000,000 is to be paid as follows: (i) an initial payment of $250,000) and (ii) such number of shares of the Parent’s common stock, par value $.0001per share (“Parent Stock”), as shall be equal to (x)$5,750,000 divided by (y) (1) [$.12] (the “Share Consideration”). 75% of the number of shares constituting the Share Consideration is required to be delivered to the Seller as part of the Closing Consideration and 25% of such shares designated as Holdback Shares will be held back by Buyer to secure Seller’s indemnity obligations and will be released to Seller upon the expiration of 1 year from the Closing Date. The agreement has not closed as of the date these financial statements were issued.

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries:

•	Double Grown Investment, Ltd. – From November 19, 2015 until August 29, 2020
•	Success Events (Hong Kong) Limited – From December 14, 2017 until August 29, 2020
•	SEGN Taiwan Limited – From February 27, 2019 until August 29, 2020
•	Renavotio Infratech, Inc. – From April 3, 2020
•	Utility Management Corp. – From July 16, 2020

o	Utility Management and Constriction, LLC – From July 16, 2020
o	Cross-Bo Construction, LLC – From July 16, 2020

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RENAVOTIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – GOING CONCERN

At December 31, 2020, the Company’s total current liabilities of approximately $1,372,000 exceeded its current assets of approximately $626,000 by approximately $746,000. During the years ended December 31, 2020 and 2019, the Company had a net loss of approximately $1,753,000 and $1,450,000, respectively. These factors raise substantial doubt about the Company’s ability to continue to operate as a going concern for the next twelve months from the issuance of these financial statements. The Company’s ability to continue in existence is dependent on its ability to develop additional sources of capital, and/or achieve profitable operations and positive cash flows. Management’s plans with respect to operations include raising additional capital through sales of equity or debt securities as may be necessary to pursue its business plans and sustain operations until such time as the Company can achieve profitability. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company has defined cash and cash equivalents as all cash in banks and highly-liquid investments available for current use with an initial maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2020 or 2019.

The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”). The FDIC provides coverage of up to $250,000 per depositor, per financial institution, for the aggregate total of depositors’ interest and non-interest bearing accounts. At December 31, 2020 and 2019, none of the Company’s cash balances were in excess of FDIC limits. The Company has not experienced any losses on these accounts and management does not believe that the Company is exposed to any significant risks.

Accounts Receivable

UMCCO’s accounts receivable are the result of contracts which require monthly billings for services, installations and maintenance provided by the Company up to the respective monthly billing date. Cross-Bo’s accounts receivable are the result of construction activity, consisting of utility system installation, provided by the Company up to the respective billing date. Accounts receivable is recorded at the invoiced amount and do not bear interest.

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RENAVOTIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The allowance for doubtful accounts is the Company’s best estimate of the probable amount of credit losses in the Company’s existing accounts receivable. A considerable amount of judgment is required in assessing the realization of receivables. Relevant assessment factors include the creditworthiness of the customer and prior collection history. Balances over 90 days past due are reviewed individually for collectability. Account balances are charged off against the allowance after all reasonable means of collection are exhausted and the potential for recovery is considered remote. The allowance requirements are based on the most current facts available and are re-evaluated and adjusted on a regular basis and as additional information is received. During the year ended December 31, 2020, the Company recorded bad debt expense of 213,179. The $328,118 included in the allowance at December 31, 2020 include billed and earned balances which remain unpaid by customers.

Inventory

Inventory is composed of finished goods inventory, specifically gowns (personal protective equipment), valued using weighted average cost, and includes acquisition cost, product freight in, and packaging costs. Slow moving and obsolete inventories are written down based on a comparison of on-hand quantities to historical and projected usages. The Company utilizes a third-party service to manage and secure the Company’s inventory.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs are charged to operations as incurred. Depreciation is based on the straight-line method over the estimated useful lives of the related assets. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in operations in the period realized.

Depreciation is computed on the straight-line method with useful lives as follows:

Buildings and improvements	15-39 years
Machinery and equipment	7 years
Vehicles	5 years
Office furniture and equipment	5 years
Software	3 years

Recoverability of Long-Lived Assets

The Company reviews its long-lived assets on a periodic basis, whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

98

RENAVOTIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when management assesses that it is probably that a liability has been incurred and the amount can be reasonable estimated.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740-10, “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The Company evaluates its tax positions on an annual basis, and as of December 31, 2020, no additional accrual for income taxes is necessary. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest or penalties since its inception. The Company is required to file income tax returns in the U.S. federal tax jurisdiction and in various state tax jurisdictions and the prior three fiscal years remain open for examination by federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax year.

Revenue Recognition

UMCCO recognizes consulting and operational management service revenues monthly and recognizes maintenance and repair revenues as services are performed.

Cross-Bo and UMCCO recognize construction revenues, which result from utility system installations, monthly as services are performed and materials are used.

Infratech recognizes revenues from the sale of personal protective equipment when performance obligations are satisfied, which occurs when materials are shipped to the customer.

Renavotio recognizes revenues from training seminars upon completion of the training seminar when services have been provided.

The Company’s contracts require monthly billings consisting of services performed and materials used through the billing date. Accordingly, the Company does not incur expenses which are not billed or bill customers for unearned amounts. Performance obligations are satisfied as services are performed and materials used for which control has been transferred to the customer upon installation. At December 31, 2020 and 2019, the Company had no unsatisfied performance obligations. See Note 9 for disaggregated revenues and customer concentrations.

Advertising Costs

The costs of advertising are expensed as incurred. Advertising expenses are included in the Company’s operating expenses. During the years ended December 31, 2020 and 2019, the Company had no advertising expenses.

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RENAVOTIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Share Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provisions of the FASB ASC No. 718 and No. 505. The Company issues restricted stock to employees for their services. Cost for these transactions are measured at the fair value of the equity instruments issued at the date of grant. These shares are considered fully vested and the fair market value is recognized as expense in the period granted. The Company also issues restricted stock to consultants for various services. Costs for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment only if there is sufficient disincentive to ensure performance or (ii) the date at which the counterparty’s performance is complete. The Company recognized consulting expenses and a corresponding increase to additional paid-in-capital related to stock issued for services. For agreements requiring future services, the consulting expense is to be recognized ratably over the requisite service period.

Basic and Diluted Loss Per Share

Basic net loss/income per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options, warrants and convertible notes. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented.

Recently Adopted Accounting Standards

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) The standard requires all leases that have a term of over 12 months to be recognized on the balance sheet with the liability for lease payments and the corresponding right-of-use asset initially measured at the present value of amounts expected to be paid over the term. Recognition of the costs of these leases on the income statement will be dependent upon their classification as either an operating or a financing lease. Costs of an operating lease will continue to be recognized as a single operating expense on a straight-line basis over the lease term. Costs for a financing lease will be disaggregated and recognized as both an operating expense (for the amortization of the right-of-use asset) and interest expense (for interest on the lease liability). The Company adopted ASU 2016-02 as of January 1, 2019. However, the adoption did not have a material impact on the Company’s financial position or results of operations as the Company’s leases were month-to-month.

Recently Issued Accounting Standards

During the year ended December 31, 2020, and subsequently, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

Subsequent Events

The Company has evaluated all transactions through the date the consolidated financial statements were issued for subsequent event disclosure consideration.

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RENAVOTIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – PROPERTY AND EQUIPMENT

The Company’s property and equipment consisted of the following at the respective balance sheet dates:

	December 31, 2020	December 31, 2019

Land	$25,000	$-
Buildings and improvements	86,473	-
Machinery and equipment	376,503	-
Vehicles	56,835	-
Office furniture and equipment	5,512	-
Software	16,754	-
	567,077	-
Less accumulated depreciation	(80,981)	-
Property and equipment, net	$486,096	$-

Depreciation expense was $80,981 and $-0- for the years ended December 31, 2020 and 2019, respectively.

NOTE 5 – DEBT

Convertible Notes Payable

On October 22, 2019, the Company completed a Securities Purchase Agreement, dated as of September 5, 2019 under which the Company has issued a 5% Convertible Note in the aggregate principal amount of $75,000 for purchase price of $67,500. The Note will mature on September 5, 2020. The Note is convertible into shares of common stock at any time on or after the 180th calendar day after the issue date and the conversion price is equal to the lower of (i) the lowest closing price of the Common Stock during the twenty (20) consecutive day trading period immediately preceding the issuance date, or (ii) 50% multiplied by the lowest traded price of the Common Stock during the twenty (20) consecutive day trading period immediately preceding the date of the conversion. During the year ended December 31, 2020, this note was fully converted into 8,600,000 shares of the Company’s common stock.

On November 15, 2019, the Company completed a Securities Purchase Agreement, under which the Company has issued a 5% Convertible Note in the aggregate principal amount of $75,000 for purchase price of $67,500. The Note will mature on July 31, 2020. The Note is convertible into shares of common stock at any time after the issuance date and the conversion price is equal to the lower of (i) the lowest closing price of the Common Stock during the twenty (20) consecutive day trading period immediately preceding the issuance date or (ii) 50% multiplied by the lowest traded price of the Common Stock during the twenty (20) consecutive day trading period immediately preceding the date of the conversion. During the year ended December 31, 2020, this note was fully converted into 10,181,813 shares of the Company’s common stock.

101

RENAVOTIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On November 22, 2019, the Company completed a Securities Purchase Agreement, under which the Company has issued a 5% Convertible Note in the aggregate principal amount of $40,500 for purchase price of $36,500. The Note will mature on November 22, 2020. The Note is convertible into shares of common stock at any time after the issuance date and the conversion price is equal to the lower of (i) 50% multiplied by the lowest “Trading Price” (defined below) (representing a discount rate of 50% during the prior date of his Note or (ii) the Variable Conversion Price (defined below) (subject to equitable adjustment as further described herein). The “Variable Conversion Price” meaning, 50% multiplied by the Market Price (as defined herein)(representing a discount rate of 50%). “Market Price” means, for any security as of any date, the lowest traded price on the Over-the-Counter Pink Marketplace, OTCQB, or applicable trading market (the “Principal Market”)as reported by a reliable reporting service (“Reporting Service”) designated by Crown Bridge Partners (i.e. Bloomberg) or, if the Principal Market is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foreign manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such notes. During the year ended December 31, 2020, this note was fully converted into 7,750,000 shares of the Company’s common stock.

On May 4, 2020, the Company completed a Securities Purchase Agreement, under which the Company issued a 12% Convertible Note in the aggregate principal amount of $103,000 maturing on May 4, 2021. The Company entered into a settlement agreement and on November 3, 2020, the $103,000 note, plus $48,971 in penalties, was paid in full.

On June 8, 2020, the Company completed a Securities Purchase Agreement, under which the Company issued a 12% Convertible Note in the aggregate principal amount of $63,000 maturing on June 8, 2021. The Company entered into a settlement agreement and on December 3, 2020, the $63,000 note, plus $29,878 in penalties, was paid in full.

On July 7, 2020, the Company completed a Securities Purchase Agreement, under which the Company issued a 6% Convertible Note in the aggregate principal amount of $112,000 maturing on July 7, 2021. The note has a fixed conversion price of $0.07 per share of common stock. During the quarter ended December 31, 2020, the Company repaid $13,070 of the principal. At December 31, the remaining principal balance of the note totaled $98,930.

On July 20, 2020, the Company completed a Securities Purchase Agreement, under which the Company issued a 6% Convertible Note in the aggregate principal amount of $112,000 maturing on July 20, 2021. The note has a fixed conversion price of $0.07 per share of common stock. During the quarter ended December 31, 2020, the Company repaid $13,440 of the principal. At December 31, the remaining principal balance of the note totaled $98,560.

On September 16, 2020, the Company completed a Securities Purchase Agreement, under which the Company issued a 10% Convertible Note in the aggregate principal amount of $112,500 maturing on June 16, 2021. The note has a fixed conversion price of $0.12 per share of common stock. At December 31, the remaining principal balance of the note totaled $112,500.

On October 28, 2020, the Company completed a Securities Purchase Agreement, under which the Company issued a 10% Convertible Note in the aggregate principal amount of $112,500 maturing on July 28, 2021. The note has a fixed conversion price of $0.12 per share of common stock. At December 31, the remaining principal balance of the note totaled $112,500.

On December 7, 2020, the Company completed a Securities Purchase Agreement, under which the Company issued a 10% Convertible Note in the aggregate principal amount of $112,500 maturing on September 7, 2021. The note has a fixed conversion price of $0.12 per share of common stock. At December 31, the remaining principal balance of the note totaled $112,500.

The debt discounts for these convertible notes are amortized over the term of the notes. For the years ended December 31, 2020 and 2019, amortization of debt discounts on these convertible notes totaled $31,678 and $4,417, respectively.

102

RENAVOTIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Notes Payable

On March 27, 2018, UMCCO entered a SBA Note Payable agreement for cash proceeds totaling $1,021,000. The note, which is secured by all UMCCO’s assets, requires monthly principal and interest payments of $10,125 until maturity on March 27, 2031 with interest at prime plus 2.75%. During the year ended December 31, 2020, UMCCO repaid $26,532 of the principal and received principal and interest relief from the SBA under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) totaling $27,457 and $21,979, respectively. At December 31, 2020, the unpaid principal balance of the note totaled $891,062.

On March 27, 2018, UMCCO entered into a SBA note payable agreement for cash proceeds totaling $50,000 which was funded in August 2019. The note required monthly interest only payments at prime plus 3.25% with unpaid principal due at maturity on March 21, 2020. During the year ended December 31, 2020, UMCCO repaid $477 of the principal. At December 31, 2020, the unpaid principal balance of the note totaled $49,523. Due to the ongoing COVID-19 pandemic, the lender has not held UMCCO in default. On November 12, 2020, the maturity date of the note was extended to May 12, 2021.

On April 14, 2020, pursuant to the Paycheck Protection Program under the CARES Act, UMCCO received a two-year loan for $211,518. Interest is deferred for six months, then is at 1% until maturity in April 2022. At December 31, 2020, the unpaid principal balance of the note totaled $211,518. The loan and related interest were forgiven on January 6, 2021.

On November 1, 2018, Cross-Bo entered a SBA Note payable agreement for $1,569,800. The note, which is secured by all Cross-Bo’s assets, requires monthly principal and interest payments of $19,049 until maturity on November 1, 2028 with interest at prime plus 2.75%. During the year ended December 31, 2020, Cross-Bo repaid $38,268 of the principal and received principal and interest relief from the SBA under the CARES Act totaling $57,617 and $51,992, respectively. At December 31, 2020, the unpaid principal balance of the note totaled $1,359,961.

On November 16, 2018, Cross-Bo entered a zero interest $84,200 Note Payable agreement. The note, which is unsecured, requires monthly principal payments of $1,403 beginning on December 15, 2028 until maturity on November 14, 2033. At December 31, 2020, the unpaid principal balance of the note totaled $84,200.

On December 7, 2018, Cross-Bo entered into a SBA note payable agreement for cash proceeds totaling $50,000 which was funded in January 2019. The note requires monthly interest only payments at prime plus 3.25% with unpaid principal due at maturity on December 7, 2028. During the year ended December 31, 2020, Cross-Bo repaid $1,000 of the principal. At December 31, 2020, the unpaid principal balance of the note totaled $49,000.

On January 16, 2019, Cross-Bo entered into a note payable agreement with a financial institution to purchase equipment totaling $14,988. The note, which is secured by the purchased equipment, requires monthly principal and interest payments of $664 until maturity on January 16, 2021 with interest at 5.99%. During the year ended December 31, 2020, Cross-Bo repaid $7,021 of the principal. At December 31, 2020, the unpaid principal balance of the note totaled $1,322. The note was repaid during the first quarter of 2021.

On September 26, 2019, Cross-Bo entered into a note payable agreement with a financial institution for cash proceeds totaling $75,000. The note required monthly interest only payments at 8.50% with unpaid principal due at maturity on December 25, 2019. The maturity of the note was subsequently extended to August 19, 2020. During the year ended December 31, 2020, Cross-Bo repaid $7,415 of the principal. At December 31, 2020, the unpaid principal balance of the note totaled $67,585. Due to the ongoing COVID-19 pandemic, the lender has not held UMCCO in default. On November 12, 2020, the maturity date of the note was extended to May 12, 2021.

On April 14, 2020, pursuant to the Paycheck Protection Program under the CARES Act, Cross-Bo received a two-year loan for $139,677. Interest is deferred for six months, then is at 1% until maturity in April 2022. At December 31, 2020, the unpaid principal balance of the note totaled $139,677. The loan and related interest were forgiven on February 18, 2021.

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RENAVOTIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On May 6, 2020, Cross-Bo entered into a note payable agreement with a former owner for $355,484. The note, which is unsecured, requires monthly principal and interest payments of $6,873 until maturity on May 6, 2025 with interest at 6.00%. During the year ended December 31, 2020, Cross-Bo repaid $30,955 of the principal. At December 31, 2020, the unpaid principal balance of the note totaled $324,529.

On June 18 2020, the Company entered into a note payable agreement for $150,000. The note, which is unsecured, requires monthly interest payments at 6.00% until maturity, with the principal due at maturity on June 18, 2050. At December 31, 2020, the unpaid principal balance of the note totaled $150,000.

During the year ended December 31, 2020, the Company incurred interest expenses related to debt totaling $195,963.

Future Maturities

The Company’s future maturities of convertible notes payable and notes payable are as follows:

For the year ended
December 31,	Amount
2021	$1,259,900
2022	266,589
2023	286,742
2024	308,293
2025	290,033
Thereafter	1,451,810
$2,863,367

NOTE 6 – RELATED PARTY TRANSACTIONS

As of December 31, 2020, the Company has $147,553 of other receivables from companies under the control of William Robinson, the Company’s Chairman and CEO.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may be involved in litigation in the ordinary course of business. The Company is not currently involved in any litigation that we believe could have a material adverse effect on its financial condition or results of operations.

NOTE 8 – COMMON AND PREFERRED STOCK

Common Stock

The Company has 500,000,000 common shares authorized, $0.001 par value. At December 31, 2020 and 2019, there were 120,200,005 and 75,135,000 common shares issued and outstanding, respectively.

Preferred Stock

The Company has 20,000,000 Series A Preferred shares authorized, $0.0001 par value. At December 31, 2020 and 2019, there were 20,000,000 and -0- Series A Preferred shares issued and outstanding, respectively.

The Company has 1,000,000 Series B Preferred shares authorized, $0.0001 par value. At December 31, 2020 and 2019, there were no Series B Preferred shares issued and outstanding.

The Company has 11,442,857 Series C Preferred shares authorized, $0.0001 par value. At December 31, 2020 and 2019, there were 11,442,857 and -0- Series C Preferred shares issued and outstanding, respectively.

104

RENAVOTIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – DISAGGREGATED REVENUES

Substantially all of the Company’s 2020 revenues were generated in the state of Oklahoma. The Company has a concentration of customers in the water and utilities industries which expose the Company to a concentration of credit risk within a single industry. The customers in these industries are usually owned by local government authorities, reducing the Company’s credit risk.

Revenue by type for the years ended December 31, 2020 and 2019 were as follows:

	2020	2019
Personal Protective Equipment	76.2%	*
Construction	9.8%	*
Management	12.5%	*
Repair & Maintenance	1.5%	*
Training Seminars	*	100%

Revenue concentrations by customer for the year ended December 31, 2020 was as follows:

	Personal Protective Equipment	Construction	Management	Repair & Maintenance	Total
Customer A	44.4%	*	*	*	33.8%
Customer B	39.7%	*	*	*	30.2%
Customer C	*	*	52.9%	*	*
Customer D	*	*	14.3%	35.2%	*
Customer E	*	31.1%	*	*	*
Customer F	*	28.4%	*	*	*
Customer G	*	18.5%	*	*	*
Customer H	*	*	*	24.9%	*
Customer I	*	*	*	13.7%	*
Customer J	*	*	*	12.3%	*

Accounts receivable concentrations by customer as of December 31, 2020 and 2019 were as follows:

	2020	2019
Customer E	38.9%	*
Customer K	18.2%	*
Customer C	13.0%	*

* = Less than 10%

NOTE 10 – UMC ACQUISITION

On July 15, 2020 (the “Closing Date”), Utility Management Corp.’s securities were acquired by Renavotio, Inc., through its wholly owned subsidiary, Renavotio Infratech, Inc., under the terms of a Securities Purchase Agreement (“SPA”) by and between Company and the shareholder of UMC. Pursuant to the SPA, Infratech acquired 100% of the ownership of UMC from the shareholder of UMC for newly issued shares of the Company’s common stock.

In connection with Infratech’s acquiring UMC, consummated on July 15, 2020 the Company issued common shares of the Company preliminarily valued at $1,300,000 to the shareholder of UMC.

Based on the terms of the purchase, the Company has concluded the transaction represents a business combination pursuant to FASB ASC Topic 805, “Business Combinations.”

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RENAVOTIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The allocation of the purchase price to the tangible assets and liabilities acquired is based on the values of the assets and liabilities of UMC as of the Closing Date and are as follows:

Cash	317,136
Accounts receivable, net of allowances	239,964
Other current assets	2,165
Property and equipment	567,216
Goodwill	3,553,698
Accounts payable	(62,877)
Accrued expenses	(57,553)
Notes payable	(3,259,749)
Total	1,300,000

The total purchase price is allocated to the acquired tangible and intangible assets and liabilities of UMC based on their fair values as of July 15, 2020. The excess of the purchase price over the fair value of assets and liabilities acquired, totaling $3,553,698, was allocated to goodwill.

The following table summarizes the unaudited pro forma combined statement of operations for the year ended December 31, 2019 and assumes the common shares issued in the acquisition were issued on January 1, 2019.

			Pro Forma	Pro Forma
	Renavotio	UMC	Adjustment	Combined
Revenues	$233,249	$3,690,530	$-	$3,923,779
Cost of revenues	117,486	2,408,090	-	2,515,576
Gross profit	115,763	1,282,440	-	1,398,203

Operating expenses
General and administrative	1,677,002	1,151,330	-	2,828,332
Depreciation	-	194,068	-	194,068
Gain on disposition of assets	-	(49,436)	-	(49,436)
Total operating expenses	1,677,002	1,295,962	-	2,972,964

Loss from operations	(1,561,239)	(13,522)	-	(1,574,761)

Other income and (expense)
Interest expense	-	(202,362)	-	(202,362)
Total other expense	-	(202,362)	-	(202,362)

Income tax benefit	(110,901)	-	-	(110,901)

Net loss	$(1,450,338)	$(215,884)	$-	$(1,666,222)

Other comprehensive income
Foreign currency translation adjustment	4,075	-	-	4,075

Comprehensive loss	$(1,446,263)	$(215,884)	$-	$(1,662,147)

Loss per common share – basic and diluted	$(0.02)	$-	$-	$(0.02)

Weighted average shares outstanding
basic and diluted	75,070,205	-	18,571,428	93,641,633

106

RENAVOTIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – INCOME TAXES

The components of income tax expense for the years ended December 31, 2020 and 2019 consist of the following:

	2020	2019
Federal tax statutory rate	21%	21%
Effect of Hong Kong statutory rate	0%	7%
Effect of PRC statutory rate	0%	0%
Valuation allowance	-21%	-21%
Effective rate	0%	7%

Significant components of the Company’s deferred tax assets as of December 31, 2020 and 2019 are summarized below.

	2020	2019
Deferred tax asset
Net operating loss carryforwards	$632,000	$264,000
Valuation allowance	(632,000)	(264,000)

As of December 31, 2020 and 2019, the Company had approximately $3,077,000 and $1,324,000, respectively, of federal net operating loss carry forwards. Future utilization of the net operating loss carry forwards is subject to certain limitations under Section 382 of the Internal Revenue Code. The Company believes that there has not been any transaction to warrant any limitation of any previous operating losses.

To the extent that the tax deduction is included in a net operating loss carry forward and is in excess of amounts recognized for book purposes, no benefit will be recognized until the loss carry forward is recognized. Upon utilization and realization of the carry forward, the corresponding change in the deferred asset and valuation allowance will be recorded as additional paid-in capital.

The Company provides for a valuation allowance when it is more likely than not that it will not realize a portion of the deferred tax assets. The Company has established a valuation allowance against the net deferred tax asset due to the uncertainty that enough taxable income will be generated in those taxing jurisdictions to utilize the assets. Therefore, we have not reflected any benefit of such deferred tax assets in the accompanying financial statements. Our net deferred tax asset and valuation allowance increased by $368,000 and $125,000 during the years ended December 31, 2020 and 2019, respectively.

The Company reviewed all income tax positions taken or that we expect to be taken for all open years and determined that our income tax positions are appropriately stated and supported for all open years. The Company is subject to U.S. federal income tax examinations by tax authorities for years after 2013 due to unexpired net operating loss carryforwards originating in and subsequent to that year. The Company may be subject to income tax examinations for the various taxing authorities which vary by jurisdiction. The Company has filed its tax returns through 2019. The Company estimates that the amount of penalties, if any, will not have a material effect on the results of operations, cash flows or financial position. No provisions have been made in the financial statements for such penalties, if any.

18,727,407 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this Offering may be required to deliver a Prospectus. This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters.

The Date of This Prospectus is ___, 2021

107

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$163.45
Accounting fees and expenses	$2,500
Legal Fees	$20,000
Total	$22,663.45

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the Offering listed above. No portion of these expenses will be borne by the Selling Stockholder. The Selling Stockholder, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Section 145 of the Nevada General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Articles of Incorporation contain a provision that no director or officer will be personally liable to us or our stockholders for damages regarding breaches of fiduciary duty. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Recent Sales of Unregistered Securities

None

108

Exhibits and Financial Statement Schedules

Exhibit No.	Description

3.1	Articles of Incorporation (Previously filed as Exhibit 3.1 on Form S-1 filed on 5/3/13 and incorporated herein by reference)
3.1(i)	6/25/20 Amendment to Articles of Incorporation (Name Change) (Previously filed as Exhibit 3.1 on Form 8-K on September 25, 2020 and incorporated herein by reference).
3.2	Bylaws of the Company (Previously filed as Exhibit 3.2 on Form S-1 filed on 5/3/13 and incorporated herein by reference)
4.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (Previously filed on Form 8-K on 4/17/20 and incorporated herein by reference)
4.2	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock*
4.3	Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock (Previously filed on Form 8-K on August 6, 2020 and incorporated herein by reference)
4.4	Certificate of Designation of Preferences, Rights and Limitations of Series D Preferred Stock (Previously filed on Form 8-K on June 21, 2021 and incorporated herein by reference)
5.1	6/30/21 Opinion of Frederick M. Lehrer, Esquire of Frederick M. Lehrer, P. A.*
10.1	Equity Financing Agreement dated 6/18/21 with GHS Investments (Previously filed as Exhibit 10.1 on Form 8-K dated June 21, 2021 and incorporated herein by reference)
10.2	Registration Rights Agreement dated 6/18/21 with GHS Investments (Previously filed as Exhibit 10.2 on Form 8-K dated June 21, 2021 and incorporated herein by reference)
10.3

Securities Purchase Agreement dated June 11, 2021 GHS (GHS’s purchase of 75,000 Preferred B Shares) (Previously filed as Exhibit 10.2 on Form 8-K dated June 14, 2021 and incorporated herein by reference)

10.4

Securities Exchange Agreement dated April 3, 2020 by and among Renavotio Infratech, Inc and its Shareholders and Success Entertainment Group International (Previously filed on Form 8-K on 4/10/20 and incorporated herein by reference)

10.5

7/15/20 Share Purchase Agreement between Renavotio, Inc. and Renavotio Infratech, Utility Management Corp and Utility Management’s Shareholders (Previously filed on Form 8-K dated 7/17/20 and incorporated herein by reference)

10.6	8/29/20 Agreement with Success Holdings Group Corp USA (Previously filed on Form 8-K dated September 2, 2020 and incorporated herein by reference).
10.7	6/28/21 Securities Purchase Agreement with Tysando Partners, LLD (Series B Preferred) (previously filed on Form 8-K dated 6/29/21 as Exhibit 10.1 and incorporated herein by reference).
21	List of Subsidiaries*
23.1	Consent of Frederick M. Lehrer, P. A. (included in Exhibit 5.1)*
23.2	Consent of Yichien Yeh, CPA dated June 29, 2021*
99.1	2019 Non-Qualified Stock Incentive Plan (Previously filed on Form S-8 on April 25, 2020 as Exhibit 99.1 and incorporated herein by reference)

_________

*Filed herein

109

Undertakings

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

i. To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

110

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

C. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

ii. Any free writing Prospectus relating to the offering prepared or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

111

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa, Oklahoma on June 29, 2021.

By:	/s/ William Robinson
William Robinson Chief Executive Officer Chief Financial Officer
(Principal Executive Officer) (Principal Financial Officer)

 POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints William Robinson his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

By:	/s/ William Robinson
William Robinson Chief Executive Officer/Chief Financial Officer/Director
(Principal Executive Officer) (Principal Financial Officer)

Date:	June 29, 2021

By:	/s/ William Robinson
William Robinson Director

Date:	June 29, 2021

By:	/s/ Robert Mackey
Dr. Robert Mackey, Chief Operating Officer/Director

Date:	June 29, 2021

By:	/s/ Brian Kistler
Brian Kistler, Director

Date:	June 29, 2021

By:	/s/ Steve Andrew Chen
Steve Andrew Chen, Director,

Date:	June 29, 2021

112